Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217223

PROSPECTUS June 17, 2019
GRIFFIN CAPITAL ESSENTIAL ASSET REIT
Maximum Offering of $2,200,000,000 in Shares of Common Stock
Griffin Capital Essential Asset REIT, Inc., formerly known as Griffin Capital Essential Asset REIT II, Inc., is a fully integrated and self-managed real estate investment trust, or REIT, that invests primarily in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. As of April 30, 2019, we owned 124 buildings located on 101 properties in 25 states, encompassing approximately 27.2 million rentable square feet, with a weighted average remaining lease term of 7.48 years. Our properties currently generate approximately $280.5 million in annual net rental revenues, on a cash basis.
We are offering on a continuous basis up to $2.2 billion of shares of our common stock, consisting of up to $2.0 billion of shares in our primary offering and up to $0.2 billion of shares pursuant to our distribution reinvestment plan ("DRP"). As of April 30, 2019, we had sold approximately $10.0 million in this offering. We expect to use a substantial amount of the net investment proceeds from this offering to continue to invest in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. We are offering to the public four classes of shares of our common stock in our primary offering: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. As of April 30, 2019, we had approximately 228,101 Class T shares, 281 Class S shares, 19,376 Class D shares, 819,384 Class I shares, 25,844,449 Class A shares, 49,990,961 Class AA shares, 979,322 Class AAA shares, and 174,981,547 Class E shares of common stock outstanding, including common stock issued pursuant to our DRP, stock distributions and shares issued as merger consideration. We refer to all Class A shares, Class AA shares and Class AAA shares herein collectively as our IPO shares. Through April 30, 2019, we have received aggregate gross offering proceeds of approximately $800.9 million in our initial public offering, our follow-on offering and our DRP offering. We are offering Class A, Class AA, Class AAA, Class E, Class T, Class S, Class D and Class I shares pursuant to our DRP.
We are offering to sell any combination of Class T, Class S, Class D and Class I shares with a dollar value up to the maximum offering amount. The purchase price per share for each class of common stock varies from day to day and equals, for each class of common stock, our estimated net asset value ("NAV") for such class, divided by the number of shares of that class outstanding as of the end of business each day, plus applicable selling commissions and dealer manager fees. We intend to offer shares on a continuous basis for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval.
Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share redemption program whereby, subject to certain limitations, stockholders who have held their shares for at least a year may request on a quarterly basis that we redeem all or any portion of their shares. We may choose to redeem all, some or none of the shares that have been requested to be redeemed at the end of any particular quarter, in our discretion, subject to any limitations in the share redemption program. The redemption price per share for each class of common stock will be equal to our NAV per share for such class generally on the 13th of the month immediately prior to the end of the applicable quarter. The share redemption program was previously suspended as of January 19, 2019, due to our then-pending Mergers with a predecessor REIT and operating partnership. On June 12, 2019, our board of directors reinstated the share redemption program, effective as of July 13, 2019. At this time, all classes of shares of our common stock are eligible for the share redemption program.
We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Restrictions on Ownership and Transfer" beginning on page 164 to read about limitations on transferability. See "Risk Factors" beginning on page 25 for a discussion of certain factors that should be carefully considered by prospective investors before making an investment in the shares offered hereby. These risks include but are not limited to the following:

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There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

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The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

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Our share redemption program generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time.

•	A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders which will reduce the net proceeds available to acquire additional properties.

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We may pay distributions from sources other than our cash flows from operations, including from the net proceeds from our public offerings, and as a result, we would have less cash available for investments and your overall return may be reduced. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, including, but not limited to, offering proceeds.

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We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment, and our board of directors may authorize us to exceed our charter limit on leverage of 300% of net assets.

•	If we fail to maintain our status as a REIT, it could adversely affect our operations and our ability to make distributions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to the Public(1)	Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Primary Offering(4)
Class T Shares, per Share	$10.01	$0.30	$0.05	$9.66
Class S Shares, per Share	$10.00	$0.35	$—	$9.65
Class D Shares, per Share	$9.64	$—	$—	$9.64
Class I Shares, per Share	$9.64	$—	$—	$9.64
Total Maximum	$2,000,000,000	$32,500,000	$2,500,000	$1,965,000,000

Distribution Reinvestment Plan
Class A Shares, Class AA Shares, Class AAA Shares, Class T Shares, Class S Shares, Class D Shares, Class I Shares, and Class E Shares, per Share (5)	$9.56	$—	$—	$9.56

(1)
The price per share presented is based on the NAV of the Company's shares as of April 30, 2019. The actual per share offering price for each class will equal the daily NAV per share for such class, plus applicable selling commissions and dealer manager fees. On each business day, our NAV per share for each class is (1) posted on our website, www.gcear.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688 and (3) will be available on www.nasdaq.com.

(2)
The table assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay selling commissions of up to 3.0% of the purchase price and dealer manager fees of up to 0.5% of the purchase price. For Class S shares sold in the primary offering, investors will pay selling commissions of up to 3.5% of the purchase price. We will also pay the following distribution fees calculated based on the average daily NAV for the applicable month (the "Average NAV") to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. ("FINRA") limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the Average NAV for the Class T shares for each day, (b) for Class S shares only, a distribution fee equal to 1/365th of 1.0% of the Average NAV for the Class S shares for each day and (c) for Class D shares only, a distribution fee equal to 1/365th of 0.25% of the Average NAV for the Class D shares for each day, in each case, payable monthly. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See "Plan of Distribution," "Estimated Use of Proceeds" and "Compensation to Others."

(3)	Proceeds are calculated before deducting distribution fees or organization and offering expenses payable by us, which are paid over time.

(4)	We reserve the right to reallocate shares of common stock among share classes and between our primary offering and our DRP.

(5)
For purposes of this table, we have provided the weighted average NAV for all share classes as of April 30, 2019. The actual price per share for our DRP will be the NAV of the applicable share class on the date of purchase.

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The dealer manager of this offering, Griffin Capital Securities, LLC, a member firm of FINRA, will offer the shares on a best efforts basis. The minimum permitted purchase is generally $2,500.
June 17, 2019

SUITABILITY STANDARDS
An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. We do not expect to have a public market for our shares, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program. This investment is not suitable for persons who seek immediate liquidity or guaranteed income, or who seek a short-term investment.
In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. For purposes of these suitability standards, "net worth" shall exclude the value of a purchaser's home, furnishings and automobiles and "liquid net worth" shall be defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

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For Alabama Residents - In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and its affiliates.

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For Idaho Residents - Investors who reside in the State of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

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For Iowa Residents - Iowa investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non-exchange traded direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to the 10% investment limitation.

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For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor's liquid net worth in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.

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For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs.

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•	For Missouri Residents - Missouri investors must limit their investment in our securities to 10% of their liquid net worth.

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For Nebraska Residents - Nebraska investors must limit their investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitation.

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For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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For New Mexico Residents - In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor, more than 10% of that investor's liquid net worth in shares of us, our affiliates (excluding affiliated interval funds and affiliated non-direct participation programs), and in other non-traded real estate investment trusts.

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For North Dakota Residents - North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

•	For Ohio Residents - Ohio investors shall not invest more than 10% of their liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts.

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For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania investor’s investment in us may not exceed more than 10% of the investor's net worth.

•	For Tennessee Residents - A Tennessee investor’s maximum investment in our common shares cannot exceed 10% of the Tennessee investor’s net worth.

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For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

The minimum initial investment is at least $2,500 in shares, except for purchases by our existing stockholders, including purchases made pursuant to the DRP, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. The minimum initial investment for Class I shares is generally $1,000,000. In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for IRAs and tax-qualified retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by federal or state law, a husband and wife may invest funds from their separate IRAs or tax-qualified retirement plans, provided that each such investment is at least $100. You should note that an investment in shares of our common stock will not, in itself, create an IRA or a tax-qualified retirement plan and that in order to create an IRA or a tax-qualified retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).
After you have purchased the minimum investment, any additional purchases must be at least $100, except for purchases of shares pursuant to our DRP, which may be in a lesser amount.
Each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor's financial situation and investment objectives. The participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.
The participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of us and our affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the "Risk Factors" section of this prospectus.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus and incorporated herein by reference. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of us and our affiliates, property brochures and articles and publications concerning real estate.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under "Where You Can Find More Information." In this prospectus, we use the term "day" to refer to a calendar day, and we use the term "business day" to refer to each day that the New York Stock Exchange is open for trading.
On each business day, our NAV per share for each class of common stock is (1) posted on our website, www.gcear.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688 and (3) will be available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:	What is Griffin Capital Essential Asset REIT, Inc.?

A:
Griffin Capital Essential Asset REIT, Inc. is a fully integrated and self-managed Maryland corporation that has elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2015.

Q:	What properties do you currently own and who are your current tenants?

A:
As of April 30, 2019, we owned 124 buildings located on 101 properties in 25 states, encompassing approximately 27.2 million rentable square feet, with a weighted average remaining lease term of 7.48 years. Our properties currently generate approximately $280.5 million in annual net rental revenues, on a cash basis.

Many of our tenants or their parent companies are companies well-known throughout the United States, and a large portion of our properties are occupied by some of the most prestigious and established investment grade global corporations which were or currently are components of the Dow Jones Industrial Average and S&P 100. As of April 30, 2019, approximately 65.2% of our gross revenue is generated from leases with tenants and/or guarantors who have, or whose non-guarantor parent companies have, investment grade ratings or what management believes are generally equivalent ratings.
Please see "Real Estate Investments - Portfolio Summary" and " - Revenue Concentration" for more detailed information about the properties in our portfolio and our current tenants.

Q:	What are your investment and portfolio management objectives?

A:	Our primary investment and portfolio management objectives are to:

•	invest in income-producing real property in a manner that allows us to continue to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive portfolio and asset management; and

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provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than publicly listed real estate companies.

See "Investment Objectives and Related Policies."

Q:	What is your primary investment strategy?

A:
We will seek to continue to acquire single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. We intend to acquire assets consistent with our acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high probability renewal and potential for increasing rent.
See "Investment Objectives and Related Policies." We cannot assure you that we will achieve our investment objectives. Please see the "Risk Factors" section of this prospectus.

Q:	What is "Business Essential"?

A:
We primarily acquire assets essential to the business operations of each tenant. Real estate assets, including key distribution and/or manufacturing facilities or key office properties, are deemed "business essential" if the occupancy of those assets by the corporate tenant is important to its ongoing business operations such that its failure to continue to occupy the property would cause the corporate tenant substantial operational disruption. However, there is no guarantee that any particular property will remain a "business essential" asset due to changing circumstances or general economic conditions.

Q:	Why are you using the single tenant business essential investment strategy?

A:	In our experience, the single tenant business essential investment strategy provides the following benefits:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant's business provides greater default protection relative to the tenant's balance sheet debt; and

•	long-term leases provide a consistent and predictable income stream across market cycles and shorter-term leases offer potential income appreciation upon renewal and reset.
See "Investment Objectives and Related Policies."

Q:	What are the terms of your leases?

A:
We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases are generally economically "triple-net" leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of our leases, we may be responsible for replacement of specific structural components of a property such as the roof and structure of the building, major systems in the building, or the parking lot. Our leases generally have terms of five to 15 years, many of which will have tenant renewal options, most of which are for additional five-year terms.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

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avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In order to qualify as a REIT, an otherwise taxable domestic corporation must:

•	be managed by an independent board of directors or trustees;

•	be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

•	have 95% of its income derived from dividends, interest and property income;

•	invest at least 75% of its assets in real estate; and

•	derive at least 75% of its gross income from rents or mortgage interest.
There are three basic types of REITs, which are as follows:

•	equity REITs that invest in or own real estate and earn income through collecting rent;

•	mortgage REITs that lend money to owners and developers or invest in financial instruments; and

•	hybrid REITs that are a combination of equity and mortgage REITs.
We intend to operate primarily as an equity REIT, although our charter does not prohibit us from investing in mortgages as well.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:
A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term "perpetual-life REIT" to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s NAV per share. In our perpetual-life structure, the investor may request that we redeem their shares on a quarterly basis, but we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See "Description of Shares - Share Redemption Program." While we may consider a liquidity event at any time in the future (such as a merger, listing, or sale of assets), we have no current intention to do so and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

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Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities is used to determine our NAV.

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An investment in our shares has limited liquidity and our share redemption program may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

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Unlike the offering of a listed REIT, this offering must be registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our current charter limits the fees we may pay to our affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and limits our ability to indemnify our directors and our affiliates. We may amend and restate our charter in the future to remove these limitations. See "Potential Springing Charter." A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we do so.

Q:	How is an investment in shares of your common stock different from traditional non-listed REITs?

A:	As compared to the majority of non-listed REITs available to the public in the market today, an investment in shares of our stock generally differs from such REITs in the following ways:

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traditional non-listed REITs are generally externally managed by affiliated third-parties. Such a structure typically includes significant fees including, but not limited to, asset management or advisory fees, performance fees, acquisition fees and disposition fees. In contrast, we are internally managed and therefore are not subject to such fees, other than earn-out compensation, as further discussed below;

•
shares of traditional non-listed REITs are typically not valued until two years and 150 days after breaking escrow on their offering and annually thereafter, whereas our shares are valued on a daily basis. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized/realized gains (losses) on assets and accruals for fees, thereby enabling investors to invest in our shares at a price that reflects current real estate market conditions and asset values. See "Net Asset Value Calculation and Valuation Procedures;"

•
traditional non-listed REITs are generally illiquid, often for periods of eight years or more, with only very limited liquidity provided through share redemption programs that have significant restrictions on the number of shares that can be redeemed each year and the sources of funding available for these redemptions. In contrast, after a one-year holding period, our stockholders may request, on a quarterly basis, that we redeem all or any portion of their shares, subject to limitations that are much less restrictive than the redemption programs of traditional non-listed REITs. See "Description of Shares - Share Redemption Program;" and

•
new traditional non-listed REITs begin with no owned or specified properties, whereas we have already had an initial public offering and are an established company. We have an existing portfolio of assets which affords investors an opportunity to assess the nature and quality of our current assets before investing. See "Real Estate Investments."

Q:	What is an UPREIT?

A:
UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the operating partnership in exchange for limited partnership units in the operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:
A taxable REIT subsidiary is a fully taxable corporation and may be limited in its ability to deduct interest payments made to us. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities unrelated to our leasing of space to tenants, such as third-party management, development and other independent business activities. We will be subject to a 100% penalty tax on certain amounts if (i) the economic arrangements among our tenants, our taxable REIT subsidiary and us or (ii) payment terms for services provided by our taxable REIT subsidiary for us are not comparable to similar arrangements among unrelated parties. We, along with Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Essential Asset TRS II, Inc., wholly-owned subsidiaries of our operating partnership, have made elections to treat Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Essential Asset TRS II, Inc. as taxable REIT subsidiaries. Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Essential Asset TRS II, Inc. conduct certain activities that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We expect to continue to pay distributions on a monthly basis to our stockholders. See "Description of Shares - Distribution Policy."

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our DRP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits, as calculated for tax purposes. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds, which would be considered return of capital and not subject to the ordinary tax rate. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or, in the unlikely event we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.
You also should review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:	May I reinvest my distributions?

A:
Yes. Under our DRP, you may reinvest the distributions you receive. Distributions on shares will be reinvested into additional shares of the same class. The purchase price per share under our DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class. Please see "Description of Shares - Distribution Reinvestment Plan" for more information regarding our DRP.

Q:	If I buy shares in this offering, how may I later sell them?

A:
At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. Subject to applicable law, however, you may sell your shares to any buyer that meets the applicable suitability standards and is willing to make representations similar to the ones contained in our subscription agreement, unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See "Suitability Standards" and "Description of Shares - Restrictions on Ownership and Transfer." We are offering a share redemption program, as discussed under "Description of Shares - Share Redemption Program," which may provide limited liquidity. The share redemption program was suspended as of January 19, 2019 due to the then-pending Mergers. On June 12, 2019, our board of directors reinstated the share redemption program, effective as of July 13, 2019. At this time, all classes of shares of our common stock are eligible for the share redemption program. There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program. In addition, our share redemption program generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter. Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days' notice at any time.

Q:	How is your NAV per share calculated?

A:
Our NAV is calculated daily based on the estimated fair value of our assets less the estimated fair value of our liabilities. Altus Group U.S., Inc., a valuation firm, was approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation management firm (the "Independent Valuation Management Firm") to prepare quarterly limited third-party appraisals for approximately three-quarters of the portfolio and review annual third-party appraisals, by another third-party appraisal firm, of our properties. When identified, individual appraisals will be updated for events that materially impact our gross asset value; however, there will be a lag between the event(s) and the reporting of the value impact. We will update the valuations of our properties on each business day, based on the most recent annual third-party appraisals and current market data and other relevant information, with review and confirmation for reasonableness by our Independent Valuation Management Firm. However, we are ultimately responsible for the day-to-day operations of the process approved by our board of directors applicable to the determination of our NAV.
Our NAV is calculated for each of our share classes by our NAV accountant, ALPS Fund Services, Inc. (the "NAV Accountant") after the end of each business day that the New York Stock Exchange is open for unrestricted trading. At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio and our management company, any applicable organization and offering costs and any expense reimbursements, real estate-related assets and liabilities, daily accruals for income and expenses, amortization of transaction costs, and distributions to investors.
Following the calculation and allocation of changes in the aggregate company NAV as described above, the NAV for each class is adjusted for accrued distributions and the distribution fee, to determine the current day’s NAV. The purchase price of Class T and Class S shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee. Selling commissions and dealer manager fees have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our NAV per share calculations and how our properties will be valued.
NAV is not a measure used under generally accepted accounting principles in the U.S. ("GAAP") and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Q:	How do you communicate the daily NAV per share?

A:
As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.gcear.com, (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, 1-888-926-2688, and (iii) communicate our NAV to NASDAQ so that it is available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV.

Q:	What is the purchase price per share?

A:
The per share purchase price for shares of our common stock will be the NAV per share for the applicable class, plus applicable selling commissions and dealer manager fees. Each class of shares may have a different NAV per share because ongoing fees and expenses allocable to each share class differ with respect to each class.

Q:	How long will this offering last?

A:
We have registered $2.0 billion in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $0.2 billion in shares to be sold pursuant to our DRP. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by registering additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective.
We reserve the right to reallocate the shares offered between our primary offering and our DRP, and to allocate shares among classes of common stock. This offering is perpetual, but we also reserve the right to terminate this offering at any time.

Q:	What will you do with the money raised in this offering?

A:
We will use the net offering proceeds from your investment to primarily invest in single tenant business essential properties in accordance with our investment strategy and policies. The proceeds we receive in this offering will increase the diversification of our portfolio. In addition, we may also use proceeds to re-lease and reposition our properties. We will also incur acquisition expenses in connection with our acquisition of real estate investments. We may also use net offering proceeds to pay down debt and other obligations, redeem our shares and make distributions if our cash flows from operations are insufficient and for any other corporate purpose we deem appropriate. See "Estimated Use of Proceeds" for a detailed discussion on the use of proceeds in connection with this offering.

Q:	How does a "best efforts" offering work?

A:
When shares are offered on a "best efforts" basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How do you own your properties?

A:
Griffin Capital Essential Asset Operating Partnership, L.P., our operating partnership, owns, directly or indirectly through one or more special purpose entities, all of the properties we acquire. We are the sole general partner of our operating partnership, and therefore, we control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What are some of the more significant risks involved in an investment in your shares?

A:
An investment in our shares is subject to significant risks. You should carefully consider the information set forth under "Risk Factors" beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•	There is currently no public trading market for shares of our common stock and there may never be one. Therefore, it will be difficult for you to sell your shares.

•
The purchase and redemption price for shares of our common stock is based on the NAV of each class of common stock and is not based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

•
Our share redemption program generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time.

•	A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders, which will reduce the net proceeds available to acquire additional properties.

•
We have paid, and may continue to pay distributions from sources other than cash flow from operations, including out of net proceeds from this offering; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.

•
This is a "best efforts" offering. If we are unable to raise substantial funds, we will be limited in the number and type of additional investments we may make, and the value of your investment will be based on the performance of the specific properties we own and acquire.

•
Because our dealer manager is a related party to our Executive Chairman, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.

•	You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

•
Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

•
As of April 30, 2019, our five largest tenants based upon estimated annual net rental income were General Electric Company, located in Georgia, Ohio and Texas (approximately 3.9%), Wood Group, located in Texas (approximately 3.4%), Southern Company Services, located in Alabama (approximately 3.1%), American Express Travel Related Services Co., Inc., located in Arizona (approximately 3.0%), and LPL Holdings, Inc., located in South Carolina (approximately 2.9%); therefore we currently rely on these five tenants for a meaningful amount of revenue and adverse effects to their business could affect our performance.

•
Our newly-issued Series A Preferred Shares (as defined herein) issued in connection with the Mergers rank senior to our common stock and therefore, any cash we have to pay distributions will be used to pay distributions to the holders of Series A Preferred Shares first, which could have a negative impact on our ability to pay distributions to our common stockholders.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	Adverse economic conditions may negatively affect our property values, returns and profitability.

•
If we breach covenants under our credit agreement, we could be held in default under such agreement, which could accelerate our repayment date and materially adversely affect the value of our stockholders’ investment in us.

•	Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you at our current level.

•	Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you at our current level.

•	Failure to maintain our status as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•
There are special considerations that apply to employee benefit plans, IRAs, tax-qualified retirement plans, or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.

Q:	What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered?

A:
We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing distribution fees. No selling commissions or dealer manager fees are paid with respect to Class D shares, and no selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares. See "Description of Shares" and "Plan of Distribution" for a discussion of the differences between our Class T, Class S, Class D and Class I shares.

The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Selling Commissions as a % of Purchase Price	Maximum Dealer Manager Fees as a % of Purchase Price
Class T shares	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None
The following table shows the annualized distribution fees we will pay the dealer manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our Average NAV for such class. The distribution fees will accrue daily and be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	1.0	%(1)
Class S shares	1.0%
Class D shares	0.25%
Class I shares	None
(1) Consists of an advisor distribution fee of 0.75% per annum and a dealer distribution fee of 0.25% per annum.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager, in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV for such share. Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. The distribution fee will reduce distributions with respect to Class T, Class S, and Class D shares, including shares issued under our DRP with respect to such share classes.
Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as our employees and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1,000,000, except for purchases that fall under category 4 listed above. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	For whom is an investment in your shares recommended?

A:
An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a direct, long-term investment in a portfolio of real estate assets, (3) seek to receive current income through distribution payments, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. An investment in our shares may not be appropriate for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

Q:	Who can buy shares?

A:
Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. You should carefully read the more detailed description under "Suitability Standards" immediately following the cover page of this prospectus.

Q:	May I make an investment through my employee benefit plan, IRA, tax-qualified retirement plan, or other tax-favored benefit account?

A:
Yes. You may make an investment through your employee benefit plan, IRA, tax-qualified retirement plan, or other tax-favored benefit account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your plan or account, (2) whether the investment satisfies the fiduciary requirements associated with your plan or account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your plan or account, (4) whether there is sufficient liquidity for such investment under your plan or account, (5) the need to value the assets of your plan or account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. The minimum initial investment for Class I shares is generally $1,000,000. You should carefully read the more detailed description of the minimum investment requirements appearing under "Suitability Standards" immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:
If you meet the suitability standards and share class-specific requirements described herein and choose to purchase shares in this offering, you must complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What is the impact of being an "emerging growth company"?
A:         We do not believe that being an "emerging growth company," as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an "emerging growth company," we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.
Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We may retain our status as an emerging growth company for a maximum of five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of approximately $1.07 billion or more, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will be provided with periodic updates on the performance of your investment with us, including:

•	an investor update letter, distributed quarterly;

•	a quarterly account statement from the transfer agent;

•	an annual report; and

•	an annual IRS Form 1099.
We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the Securities and Exchange Commission or annual report, or posting on our website at www.gcear.com. This, and other information can also be found on our website or on the SEC's website, www.sec.gov. Information on our NAV per share and the performance of each share class may also be found on our website. However, the contents on our website and on the SEC's website are not incorporated by reference in or otherwise a part of this prospectus.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
Griffin Capital Securities, LLC
18191 Von Karman Avenue
Suite 300
Irvine, CA 92612
Telephone: (949) 270-9300
Email: chuang@griffincapital.com
Attention: Charles Huang

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Questions and Answers About this Offering" and "Risk Factors" sections and the financial statements (including the financial statements incorporated by reference in this prospectus), before making a decision to invest in our shares.
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Essential Asset REIT, Inc., formerly known as Griffin Capital Essential Asset REIT II, Inc., is a Maryland corporation incorporated in 2013 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2015. We recently became self-managed. We expect to use a substantial amount of the net investment proceeds from this offering primarily to acquire single tenant business essential properties. As of April 30, 2019, we owned 124 buildings located on 101 properties in 25 states.
We are offering on a continuous basis up to $2.2 billion of shares of our common stock, consisting of up to $2.0 billion of shares in our primary offering and up to $0.2 billion of shares pursuant to our DRP. We are offering to the public four classes of shares of our common stock in our primary offering: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees and eligibility requirements. We are also offering Class A, Class AA, Class AAA, Class E, Class T, Class S, Class D and Class I shares pursuant to our DRP.
On December 14, 2018, we, Griffin Capital Essential Asset Operating Partnership II, L.P. (the "GCEAR II Operating Partnership"), our wholly owned subsidiary Globe Merger Sub, LLC ("Merger Sub"), the entity formerly known as Griffin Capital Essential Asset REIT, Inc. ("EA-1"), and Griffin Capital Essential Asset Operating Partnership, L.P. (the "EA-1 Operating Partnership") entered into an Agreement and Plan of Merger (the "Merger Agreement"). On April 30, 2019, pursuant to the Merger Agreement, (i) EA-1 merged with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “Company Merger”) and (ii) the GCEAR II Operating Partnership merged with and into the EA-1 Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the EA-1 Operating Partnership (and now known as our "Current Operating Partnership") surviving the Partnership Merger. In addition, on April 30, 2019, following the Partnership Merger, Merger Sub merged into us. In connection with the Company Merger, we filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) Articles Supplementary to our First Articles of Amendment and Restatement (i) designating 240,000,000 authorized but unissued shares of Class E common stock and (ii) designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock,” respectively. Following such filings, our common stock was reclassified as follows: 40,000,000 shares of Class A common stock, 75,000,000 shares of Class AA common stock, 5,000,000 shares of Class AAA common stock, 110,000,000 shares of Class T common stock, 110,000,000 shares of Class S common stock, 110,000,000 shares of Class D common stock, 110,000,000 shares of Class I common stock and 240,000,000 shares of Class E common stock. Further, the special limited partnership interest in the EA-1 Operating Partnership was automatically redeemed, canceled and retired. On April 30, 2019, each issued and outstanding share of EA-1’s common stock (or fraction thereof), $0.001 par value per share (the “EA-1 Common Stock”), was converted into 1.04807 shares of our newly created Class E common stock, $0.001 par value per share, and each issued and outstanding share of EA-1’s Series A cumulative perpetual convertible preferred stock was converted into one share of our newly created Series A cumulative perpetual convertible preferred stock (the "Series A Preferred Shares"). Also on April 30, 2019, each EA-1 Operating Partnership unit outstanding converted into 1.04807 Class E units in our Current Operating Partnership and each unit outstanding in the GCEAR II Operating Partnership converted into one unit of like class in our Current Operating Partnership (the "OP Units"). On April 30, 2019, we issued approximately 174,981,547 Class E shares and 5,000,000 shares of Series A Preferred Shares. Immediately following the consummation of the Mergers, we had 252,863,421 shares of common stock outstanding, 5,000,000 shares of Series A Preferred Shares outstanding and 284,533,435 OP Units outstanding.

After the Mergers, we have a total market capitalization of approximately $4.7 billion, and own 101 properties in 25 states, consisting of approximately 27.2 million square feet. As a result of the Mergers, we became self-managed and now have 38 employees.
On May 6, 2019, we commenced a self-tender offer (the “Company Offer”) for up to $100,000,000 in shares of the Company’s Class A, Class AA, Class AAA, Class T, Class D, Class S, Class I and Class E shares, collectively, par value $0.001 per share, for cash at a purchase price equal to $9.56 per Class A, Class AA or Class AAA share, $9.66 per Class T share, $9.64 per Class D share, $9.65 per Class S share, $9.64 per Class I share, and $9.56 per Class E share (each singularly and collectively referred to as the “Purchase Price”). The Company Offer expired on Monday, June 10, 2019. At the conclusion of the Company Offer, we accepted for purchase 1,046,024 Class A shares, 2,060,669 Class AA shares, 23,879 Class AAA shares, and 7,217,570 Class E shares, properly tendered and not properly withdrawn prior to the expiration of the Company Offer, at a purchase price equal to $9.56 per Class A, Class AA, Class AAA share and Class E share, for an aggregate purchase price of $98,928,235.49, excluding fees and expenses related to the Company Offer. No Class T shares, Class D shares, Class S shares, or Class I shares were tendered for purchase. The 1,046,024 Class A shares, 2,060,669 Class AA shares, 23,879 Class AAA shares, and 7,217,570 Class E shares represent 36.7%, 76.2%, 100.0%, and 28.2%, respectively, of all shares tendered for such share classes, and approximately 4.1% of our issued and outstanding shares of common stock.
As of April 30, 2019, we had received gross offering proceeds of approximately $800.9 million from the sale of 80,737,190 shares in our initial public offering, our follow-on offering and our DRP. In addition, we issued 174,981,547 Class E shares in connection with the Mergers.
Our office is located at 1520 E. Grand Avenue, El Segundo, California 90245. Our telephone number is (310) 469-6100 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.gcear.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Dealer Manager
Griffin Capital Securities, LLC, a Delaware limited liability company and an affiliate of our former sponsor, Griffin Capital Company, LLC ("GCC"), serves as our dealer manager. Griffin Capital Securities, LLC was formed in 2015 through a series of transactions in connection with our former sponsor's corporate reorganization. Griffin Capital Securities, LLC's predecessor, Griffin Capital Securities, Inc., became approved as a member of FINRA in 1995. See the "Management - Our Dealer Manager" and "Conflicts of Interest - Affiliated Dealer Manager" sections of this prospectus.
Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have seven directors - Kevin A. Shields, our Executive Chairman, Michael J. Escalante, our Chief Executive Officer and President, and five independent directors, Kathleen S. Briscoe, Gregory M. Cazel, Ranjit M. Kripalani, J. Grayson Sanders and Samuel Tang. Our charter, which requires that a majority of our directors be independent, provides that our independent directors must approve certain matters set forth in our charter. See the "Management" and "Conflicts of Interest - Certain Conflict Resolution Procedures" sections of this prospectus. Our directors are elected annually by our stockholders.
Management of Our Properties
Griffin Capital Essential Asset Property Management II, LLC and Griffin Capital Essential Asset Property Management, LLC, formed in 2013 and 2008, respectively, are our wholly-owned property managers and manage and lease our properties, directly or indirectly through third parties. Griffin Capital Property Management, LLC, one of our subsidiaries, is the sole member of our property managers. Our property managers were organized to manage the properties that we acquire. See "Management Compensation."
As of April 30, 2019, our property manager and its affiliates had 62 properties under management, with approximately 14.8 million rentable square feet located in 25 states. The property management function is frequently subcontracted out to third party providers. As of April 30, 2019, our property manager and its affiliates had contracts with approximately 16 third party providers. Our property manager and its affiliates provide oversight for the 39 properties that are tenant-managed.

Our Structure
Below is a chart showing our ownership structure as of May 31, 2019.

*Other limited partnership interests owned by GCC affiliates (1%) and unaffiliated third parties (2%)

The address of all of these entities is 1520 E. Grand Avenue, El Segundo, California 90245, except for Griffin Capital Securities, LLC, which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612.

Griffin Capital Real Estate Company, LLC and its subsidiaries were formerly owned by Griffin Capital, LLC ("GC LLC"). In connection with the Mergers, they are now owned by our operating partnership. Also in connection with the Mergers, we retained the right to use the name "Griffin Capital."

Compensation to Others
Other parties will receive compensation and reimbursements for services relating to this offering and administrative services related to our Company. The most significant items of compensation are summarized in the table below. The selling commissions and dealer manager fees vary for each share class and for different categories of purchasers, as described in the "Plan of Distribution" section of this prospectus. The table below assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The table below also assumes that the shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and no reallocation of shares between our primary offering and our DRP.
The purchase price of Class T and Class S shares is equal to the NAV per share plus the applicable selling commission and/or dealer manager fee, and such selling commissions and dealer manager fees therefore have no effect on our NAV. The distribution fees listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Offering Stage
Selling Commissions (Dealer Manager)	The dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price of each Class T share sold in the primary offering. The dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.	$32,500,000
Dealer Manager Fees (Dealer Manager)	The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.	$2,500,000
Additional Underwriting Compensation (Dealer Manager)
We may reimburse our dealer manager for certain underwriting fees and expenses described in "Plan of Distribution - Underwriting Compensation," to the extent such expenses are not paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. In no event will underwriting compensation (including the Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.
		Actual amounts are dependent upon the expenses incurred and the amount of the dealer manager fees and distribution fees received and, therefore, cannot be determined at the present time.
Operational Stage
Distribution Fees (Dealer Manager)
Subject to FINRA limitations on underwriting compensation, we will pay the dealer manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The fee accrues daily and is paid monthly in arrears and is calculated based on the average daily NAV for the applicable month (the "Average NAV").  The distribution fees for the different share classes are as follows: (i) with respect to our outstanding Class T shares, equal to 1/365th of 1.0% of the Average NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the Average NAV of the Class T shares for each day; (ii) with respect to our outstanding Class S shares, equal to 1/365th of 1.0% of the Average NAV of our outstanding Class S shares for each day; and (iii) with respect to our outstanding Class D shares, equal to 1/365th of 0.25% of the Average NAV of our outstanding Class D shares for each day.

We will not pay a distribution fee with respect to our outstanding Class I shares.

The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. The dealer manager will waive the distribution fees for any purchases by our affiliates.
		$10,900,000 per annum until cap reached
Incremental Capital Compensation (GCC)	We will pay GCC a quarterly amount based on a percentage of the amounts that would have been received by our former external advisor as advisory fees and performance distributions.	Not determinable at this time, provided, however, such amount will not exceed $49,750,750

Administrative Services Compensation (GCC)
In connection with the provision of office space and administrative functions including IT, HR, marketing, customer service and event-planning pursuant to an administrative services agreement, we will pay GCC a monthly amount based on the actual costs anticipated to be incurred by GCC for the provision of such office space and services until the Company elects to provide such space and/or services for itself or through another provider, which amount shall initially be $187,167 per month, based on an approved budget. Such costs will be reconciled quarterly and a full review of the costs shall be performed at least annually. In addition, we will directly pay or reimburse GCC for the actual cost of any reasonable third-party expenses incurred in connection with the provision of such services.
		Not determinable at this time.
Please see the "Compensation to Others" section for a detailed explanation of these fees and various limitations related to these fees. Please see the “Management - Management Compensation” section for a discussion of the compensation paid to members of our management, including our executive officers and directors.

Risk Factors
An investment in our shares is subject to significant risks, including risks related to this offering, risks related to our corporate structure, risks related to investments in single tenant real estate, general risks related to investments in real estate, risks associated with debt financing, federal income tax risks, and ERISA risks.  You should carefully consider the information set forth in "Risk Factors" beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares.
Our REIT Status
As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year subsequent to the year in which we initially qualified to be taxed as a REIT, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Estimated Use of Proceeds
We will primarily use the proceeds of this offering to invest in real estate investments in accordance with our investment strategy and policies. In addition, we may also use proceeds to re-lease and reposition our properties. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; (3) to pay any incremental capital compensation due to GCC; and (4) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to third parties including our dealer manager or any other corporate purposes we deem appropriate). See the "Estimated Use of Proceeds" section of this prospectus.
Net Asset Value Calculation and Valuation Procedures
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our NAV will be calculated daily based on the estimated fair value of our assets less the estimated fair value of our liabilities. One fundamental element of the valuation process, the valuation of our real property portfolio, is managed by our Independent Valuation Management Firm, Altus Group U.S., Inc., which was approved by our board of directors, including a majority of our independent directors.
The real property portfolio valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Management Firm quarterly with periodic updates for events that have a material impact on our gross asset value. The Independent Valuation Management Firm provides an "Accrual Schedule" that includes the estimated fair value of each property as of the start of the quarter and the prospective fair value of each property as of the end of the quarter. The Accrual Schedule presents the value of each property on a daily basis based on the difference between the fair values as of the start of the quarter and prospective fair values as of the end of the quarter on a straight-line basis. The daily accrual amounts may exclude anticipated capital expenditures, which will be accrued as the capital is incurred. The foundation for this valuation is periodic third-party appraisals, as discussed further below. However, the Independent Valuation Management Firm will re-appraise a property, as necessary, based on known events that have a material impact on the most recent fair value (adjustments for non-material events may also be made). For example, an unexpected renewal or termination of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the fair value of a property to change materially. The Accrual Schedule is updated with any change in fair value due to an event during the quarter. Furthermore, the fair value of our properties is determined on an unencumbered basis. The effect of property level debt on our NAV is discussed further below.
At least once annually, our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Management Firm provides our board of directors with periodic valuation reports. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Management Firm.
While the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national exchange. We may suspend this offering and the share redemption program if our board of directors determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation procedures.
NAV and NAV Per Share Calculation
We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. Our NAV is calculated for each of these classes and our Class A shares, Class AA shares, Class AAA shares and Class E shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading, by our NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by our board of directors, including a majority of our independent directors, after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party if it is deemed appropriate to do so.
At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV plus issuances of shares that were effective the previous trading day. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the fair value of our real property portfolio and our management company, any applicable organization and offering costs and any expense reimbursements, real estate-related assets and liabilities, daily accruals for income and expenses, amortization of transaction costs, and distributions to investors. Changes in our aggregate company NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions. On an ongoing basis, we will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals when such financial information is available.
Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.
We will include the fair value of our liabilities as part of our NAV calculation. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Liabilities will be valued using widely accepted methodologies specific to each type of liability. Our mortgage debt and related derivatives, if any, will typically be valued at fair value in accordance with GAAP.
Following the calculation and allocation of changes in the aggregate company NAV as described above, the NAV for each class is adjusted for accrued distributions and the accrued distribution fee, to determine the current day’s NAV. The purchase price of Class T and Class S shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee. Selling commissions and dealer manager fees have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.
Under GAAP, we will accrue the full cost of the distribution fee as an offering cost for Class T, Class S, and Class D shares up to the 9.0% limit at the time such shares are sold. For purposes of NAV, we will recognize the distribution fee as a reduction of NAV on a daily basis as such fee is accrued. We intend to reduce the net amount of distributions paid to stockholders by the portion of the distribution fee accrued for such class of shares, so that the result is that although the obligation to pay future distribution fees is accrued on a daily basis and included in the NAV calculation, it is not expected to impact the NAV of the shares because of the adjustment to distributions.
See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our NAV per share calculations.
Primary Investment and Portfolio Management Objectives
Our primary investment and portfolio management objectives are to:

•	invest in income-producing real property in a manner that allows us to continue to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive portfolio and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

See the "Investment Objectives and Related Policies" section of this prospectus for a more complete description of our investment policies and restrictions.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.
There is no limitation on the amount we can borrow for the purchase of any property. We anticipate that we will utilize approximately 50% leverage in connection with our acquisition strategy. However, our current charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless otherwise approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. We may amend and restate our charter in the future to remove these limitations. See "Potential Springing Charter."
Distribution Policy
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which is derived from net income as calculated in accordance with GAAP, adjusted for differences between GAAP and the Code). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares.
We intend to continue to accrue distributions daily and make distributions on a monthly basis. We commenced paying distributions on October 1, 2014, to investors of record on September 23, 2014. We reserve the right to adjust the periods during which distributions accrue and are paid. We may fund some of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. To the extent that we pay distributions using offering proceeds, such distributions will be considered a return of capital and will reduce the tax basis of your investment. From inception through March 31, 2019, we funded 96% of our cash distributions from cash flow provided by operating activities and 4% from offering proceeds. Through March 31, 2019, we funded 53% of our total distributions using offering proceeds, which include DRP and 47% using cash flows from operations. See the "Description of Shares - Distribution Policy" section of this prospectus for a more complete description of our stockholder distribution policy.
Distribution Reinvestment Plan
Under our DRP, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on shares will be reinvested into additional shares of the same class. The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Participation in our DRP is limited to investors who have purchased stock in this offering or our initial public offering or are holders of Class E shares. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class. If you participate in the DRP, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate our DRP at our discretion at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to our prospectus or Post-Effective Amendment filed with the SEC. See the "Description of Shares - Distribution Reinvestment Plan" section below.
Share Redemption Program
While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share redemption program, whereby on a quarterly basis, stockholders may request that we redeem all or any portion of their shares of common stock.
There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we will waive the one-year holding period in the event of the death or disability of a stockholder. Shares issued pursuant to our DRP are not subject to the one-year holding period. In addition, our share redemption program generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter.
Under our share redemption program, we will redeem shares as of the last business day of each quarter. The redemption price will be equal to our NAV per share for the applicable class generally on the 13th of the month prior to quarter end. Redemption requests exceeding the quarterly cap will be filled on a pro rata basis. The share redemption program was previously suspended as of January 19, 2019 due to our then-pending Mergers with EA-1 and the EA-1 Operating Partnership. On June 12, 2019, our board of directors reinstated the share redemption program, effective as of July 13, 2019. At this time, all classes of shares of our common stock are eligible for the share redemption program.
Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. See “Description of Shares - Share Redemption Program” below.
ERISA Considerations
The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes some of the effects the purchase of shares may have on employee benefit plans, IRAs, tax-qualified retirement plans or other tax-favored benefit accounts subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain employee benefit plans and tax-favored retirement plans. Any trustee or individual considering purchasing shares for an employee benefit plan, an IRA, a tax-qualified retirement plan, or another tax-favored account should read the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus very carefully.
Description of Shares
Uncertificated Shares
Our board of directors has authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.
Stockholder Voting Rights
We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.
Restrictions on Share Ownership
Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the "Suitability Standards" section immediately following the cover page of this prospectus.

RISK FACTORS
An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.
Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT, Inc.
There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.
There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days' notice. We describe these restrictions in more detail under the "Description of Shares - Share Redemption Program" section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.
You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the share redemption program, you may not be able to recover the amount of your investment in our shares.
Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days' notice. Generally, our share redemption program imposes a quarterly cap on aggregate redemptions of our shares equal to a value (based on the applicable redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous calendar quarter. The share redemption program was previously suspended as of January 19, 2019 due to our then-pending Mergers with EA-1 and the EA-1 Operating Partnership. On June 12, 2019, our board of directors reinstated the share redemption program, effective as of July 13, 2019. At this time, all classes of shares of our common stock are eligible for the share redemption program.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered as having only limited liquidity and at times may be illiquid. See "Description of Shares - Share Redemption Program" for more information.

A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders, which will reduce the net proceeds available to acquire additional properties.

We currently expect to use a portion of the proceeds from this offering to redeem shares under our share redemption program. We may also use a portion of the proceeds from this offering for other potential liquidity measures. If the demand for redemptions and/or repurchases is significant, such portion of the offering proceeds may be substantial. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.
Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your subscription agreement.
The purchase price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See "Net Asset Value Calculation and Valuation Procedures." Each accepted subscription agreement will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the subscription agreement is received in good order, plus any applicable selling commissions and dealer manager fees. For example, if a subscription agreement is received in good order on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the subscription agreement will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus any applicable selling commissions and dealer manager fees. If a subscription agreement is received in good order on a business day, but after the close of business on that day, the subscription agreement will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus any applicable selling commissions and dealer manager fees. See "Plan of Distribution - Subscription Procedures." In addition, there may be a delay between your purchase decision and the execution date caused by time necessary for you and your participating broker-dealer to put a subscription agreement in "good order," which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, you will not know the purchase price at the time you submit your subscription agreement. The purchase price per share at which your subscription agreement is executed could be higher than the NAV per share on the date you submitted your subscription agreement.
Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.
The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Management Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also may be made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. Our NAV does not reflect fees that may become payable after the date of determination of the NAV, which fees may not ultimately be paid in certain circumstances, including if we are liquidated or if there is a listing of our common stock. Our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results differ from what we originally budgeted.
We anticipate daily updates based on property and real estate market events that are material to our NAV. Notification of property and real estate market events may lag the actual event and events may be missed, unknown or difficult to value. The valuations will reflect information provided to the appraisers subject to a reasonable time to analyze the event and document the new market value.  Annual third-party appraisals of our properties using an Appraisal Report format will be conducted on a rolling basis, such that properties will be appraised at different times but each property will be appraised at least once per calendar year. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results may differ from what we originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Management Firm and other parties involved in valuing our assets and liabilities.
Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of us, such as whether the Independent Valuation Management Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Management Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Management Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

No rule or regulation requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.
There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Our board of directors may change this or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which you may sell shares to us under our share redemption program. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation methodologies, assumptions and procedures.
Our valuation procedures may not satisfy valuation rules under ERISA or the Code that may apply to employee benefit plans, IRAs, tax-qualified retirement plans, or other tax-favored benefit accounts.
We have paid, and may continue to pay distributions from sources other than cash flow from operations, including out of net proceeds from this offering and borrowings; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.
In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions. Through March 31, 2019, we funded 4% of our cash distributions using offering proceeds and 96% of our cash distributions using cash flows from operations. Through March 31, 2019, we funded 53% of our total distributions using offering proceeds, which include DRP and 47% using cash flows from operations. If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties and investing in the existing portfolio, which may reduce our stockholders' overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder's basis in our stock may be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize a capital gain. See the "Description of Shares - Distribution Policy" section of this prospectus.
We may be unable to maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see "Description of Shares - Distribution Policy."
This is a "best efforts" offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will be based on the performance of the specific properties we own and acquire.
This offering is being made on a "best efforts" basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise a substantial amount of funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net investment proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.
Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.
Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions such as listing our shares on a national securities exchange, dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. For any transaction requiring stockholder approval, holders of all classes of our common stock have equal voting rights and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions at our current level and the value of your investment.
We could suffer from delays in locating suitable investments. Delays we encounter in the selection, acquisition and development of income-producing properties likely would adversely affect our ability to make distributions at our current level and the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. See "Description of Shares - Distribution Policy" for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take up to one year or more to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.
If we lose or are unable to obtain key personnel, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions at our current level and the value of your investment.
Our success depends to a significant degree upon the contributions of our executive officers and other key personnel, including Kevin A. Shields, Michael J. Escalante, Javier F. Bitar, Howard S. Hirsch, Louis K. Sohn and Scott Tausk, each of whom would be difficult to replace. We do not have an employment agreement with Mr.

Shields. While we have employment agreements with Messrs. Escalante, Bitar, Hirsch, Sohn and Tausk; we cannot guarantee that all, or any particular one, will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.
We have incurred net losses in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

For the quarter ended March 31, 2019, we had a net loss of approximately $1.6 million. We incurred net loss attributable to common stockholders of $3.3 million and net income attributable to common stockholders of approximately $11.1 million for the fiscal years ended December 31, 2018 and 2017, respectively. Our accumulated deficit was approximately $17.6 million, $16.0 million and $12.7 million as of March 31, 2019, December 31, 2018 and 2017, respectively. We may incur net losses in the future, and may continue to have an accumulated deficit.
We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We may retain our status as an "emerging growth company" for a maximum of five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of approximately $1.07 billion or more, (2) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor's attestation report on management's assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.
Additionally, the JOBS Act provides that an "emerging growth company" may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Increases in interest rates may adversely affect the demand for our shares.
One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in higher leverage or a less diversified portfolio of real estate.
Because our dealer manager is a related party to our Executive Chairman, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.
Our dealer manager, Griffin Capital Securities, LLC, is a related party to our Executive Chairman, and will not make an independent review of us or the offering. Kevin A. Shields, our Executive Chairman, is also the Chief Executive Officer of and controls GCC, which is the sole member of GC LLC, which is the sole member of our dealer manager. See "Management - Dealer Manager" for more information on our dealer manager. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, financial loss, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology increases, so will the risks posed to our information systems, both internal and those we outsource. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.
We disclose funds from operations ("FFO") and adjusted funds from operations ("AFFO"), each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, FFO and AFFO are not equivalent to our net income or loss or cash flow from operations as determined under GAAP, and stockholders may consider GAAP measures to be more relevant to our operating performance.
We use and we disclose to investors, FFO, and AFFO, which are non-GAAP financial measures. FFO and AFFO are not equivalent to our net income or loss or cash flow from operations as determined in accordance with GAAP, and investors may consider GAAP measures to be more relevant in evaluating our operating performance and ability to pay distributions. FFO and AFFO and GAAP net income differ because FFO and AFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. AFFO further adjusts for revenues in excess of cash received, amortization of in-place lease valuation, acquisition-related costs, unrealized gains or losses on derivative instruments, gain or loss from extinguishment of debt and performance participation allocation not paid in cash.
Because of these differences, FFO and AFFO may not be accurate indicators of our operating performance. In addition, FFO and AFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and AFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and AFFO. Also, because not all companies calculate FFO and AFFO the same way, comparisons with other companies may not be meaningful.
Our future results will suffer if we do not effectively manage our expanded operations that occurred as a result of the Mergers.
Following the Mergers, we expect to continue to expand our operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. Our future success will depend, in part, upon our ability to manage our expanded operations, which may pose substantial challenges for us to integrate new operations into our existing business in an efficient and timely manner, and upon our ability to successfully monitor our operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that our efforts to manage our expanded operations or pursue new acquisition opportunities will be successful, or that we will realize our expected operating efficiencies, cost savings, revenue enhancements, or other benefits.
We are newly self-managed.
As a result of the Mergers, we are a newly self-managed REIT. We no longer bear the costs of the various fees and expense reimbursements previously paid to the former external advisors of EA-1 and us and their affiliates; however, our expenses include the compensation and benefits of our officers, employees and consultants, as well as overhead previously paid by the former external advisors of EA-1 and us and their affiliates. Our employees provide services historically provided by the external advisors and their affiliates. We are subject to potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances, and we bear the cost of the establishment and maintenance of any employee compensation plans. In addition, we have not previously operated as a self-managed REIT and may encounter unforeseen costs, expenses, and difficulties associated with providing these services on a self-advised basis. If we incur unexpected expenses as a result of our self-management, our results of operations could be lower than they otherwise would have been.
Because of the Mergers, we assumed certain potential liabilities relating to EA-1.
Because of the Mergers, we have assumed certain potential liabilities relating to EA-1. These liabilities could have a material adverse effect on our business to the extent we have not identified such liabilities or have underestimated the amount of such liabilities.
We may need to incur additional indebtedness in the future.
In connection with executing our business strategies, we expect to evaluate the possibility of acquiring additional properties making strategic investments, and retenanting/repositioning properties and we may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for us, including: (i) hindering our ability to adjust to changing market, industry or economic conditions; (ii) limiting our ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses; (iii) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses; (iv) making us more vulnerable to economic or industry downturns, including interest rate increases; and (v) placing us at a competitive disadvantage compared to less leveraged competitors.
If and when we have a potential liquidity event in the future (such as a merger, listing or sale of assets) (a "Strategic Transaction"), the market value ascribed to the shares of our common stock upon the Strategic Transaction may be significantly lower than our NAV per share.
Our NAV per share does not necessarily reflect the market value of our common stock in a Strategic Transaction. In the event that we complete a Strategic Transaction, such as a listing of our shares on a national securities exchange, a merger in which our stockholders receive securities that are listed on a national securities exchange, or a sale of us for cash, the market value of our shares upon consummation of such Strategic Transaction may be significantly lower than the current NAV per share of our common stock and our NAV per share that may be reflected on the account statements of our stockholders. For example, if our shares are listed on a national securities exchange at some point, the trading price of the shares may be significantly lower than our current NAV per share of $9.56 (as of April 30, 2019). There can be no assurance, however, that any such Strategic Transaction will occur.
The value of our common stock may decline because of the Mergers.
The value of our common stock may decline as a result of the Mergers if we do not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by our management or if the effect of the Mergers on our financial results is not consistent with the expectations of our management. Current stockholders may not wish to continue to invest in us as a result of the Mergers or for other reasons and may wish to submit some or all of their shares of our common stock for redemption. In addition, EA-1 stockholders now own approximately 69% of the outstanding shares of our common stock, on a pro forma basis, following the Mergers. They may determine not to continue to hold their shares of our common stock and submit their shares for redemption following the Mergers, which may result in additional pressure on the value of our common stock.
Our newly-issued Series A Preferred Shares issued in connection with the Mergers will rank senior to our common stock and therefore, any cash we have to pay distributions will be used to pay distributions to the holders of Series A Preferred Shares first, which could have a negative impact on our ability to pay distributions to our common stockholders.
Our Series A Preferred Shares issued in connection with the Mergers will rank senior to all common stock, and therefore, the rights of holders of Series A Preferred Shares to distributions will be senior to distributions to our common stockholders. Furthermore, distributions on the Series A Preferred Shares are cumulative and are declared and payable quarterly. We are obligated to pay the holders of the Series A Preferred Shares their current distributions and any accumulated and unpaid distributions prior to any distributions being paid to our common stockholders and, therefore, any cash available for distribution is used first to pay distributions to the holders of the Series A Preferred Shares. The Series A Preferred Shares also have a liquidation preference in the event of our involuntary liquidation, dissolution or winding up of our affairs (a “liquidation”) which could negatively affect any payments to the common stockholders in the event of a liquidation. In addition, our right to redeem the Series A Preferred Shares could have a negative effect on our ability to operate profitably and our ability to pay distributions to our common stockholders.
Risks Related to Conflicts of Interest
Our dealer manager will face competing demands relating to its time, which may cause our operating results to suffer.
Our dealer manager serves as dealer manager for Phillips Edison Grocery Center REIT III, Inc. ("PECO III") and the master placement agent or dealer manager for various private offerings, and is the exclusive wholesale marketing agent for Griffin Institutional Access Real Estate Fund ("GIA Real Estate Fund") and Griffin Institutional Access Credit Fund ("GIA Credit Fund"), both 1940 Act interval funds sponsored by GCC, and may potentially enter into dealer manager agreements to serve as dealer manager for other issuers affiliated with our former sponsor. As a result, our dealer manager will have contractual duties to these issuers, which contractual duties may conflict with the duties owed to us. The duties owed to these issuers could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and these issuers. If our dealer manager is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of our dealer manager's personnel may cause us to be unable to successfully implement our investment objectives, or generate cash needed to make distributions to stockholders at our current level, and to maintain or increase the value of our assets.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.
Nelson Mullins Riley & Scarborough LLP ("Nelson Mullins") acts as legal counsel to us and also represents some of our affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.
The chairman of our board of directors is a controlling person of an entity that has received limited partnership interests in our operating partnership, and therefore may face conflicts with regard to his fiduciary duties to us and that entity related to that entity making investments in or redeeming our common stock or the limited partnership interests.
The chairman of our board of directors is a controlling person of an entity that has received limited partnership interests in our operating partnership which may be exchanged for our common stock in the future. The chairman of our board of directors may also make decisions on behalf of that entity related to investments in and redemptions of our common stock, which may result in that entity making an investment in or disposition of our common stock which may be to the detriment of our stockholders.
In addition, our ability to redeem shares pursuant to our share redemption program is subject to certain limitations, including a limitation on the number of shares we may redeem during each quarter.  If that entity should elect to redeem shares in a given quarter, or if any single stockholder who owns a significant number of shares of our common stock elects to redeem shares in a given quarter, the limitations on redemption contained in our share redemption program may be met or exceeded.
Risks Related to Our Corporate Structure
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.
In order for us to continue to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the "Description of Shares - Restrictions on Ownership and Transfer" section of this prospectus.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 1,000,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors has and could authorize the issuance of additional preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the "Description of Shares - Preferred Stock" section of this prospectus.
We are not afforded the protection of Maryland law relating to business combinations.
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See "Description of Shares - Business Combinations."
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940 (the "1940 Act"). If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business unless and until we register under the 1940 Act.
We do not intend to register as an investment company under the 1940 Act. As of April 30, 2019, we owned 124 buildings located on 101 properties, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate.
To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.
You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the "Description of Shares - Meetings and Special Voting Requirements" section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.
Our board of directors determines our major policies, including our policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law (the "MGCL") and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•
any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.
All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.
Our rights and the rights of our stockholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter requires us to indemnify our directors and officers to the maximum extent permitted under Maryland law. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. The former directors and officers of EA-1 also have indemnification agreements that we assumed in the Mergers for claims relating to such person's status as a former director or officer of EA-1. Further, our charter permits us, with the approval of our board of directors, to provide such indemnification and advancement of expenses to any of our employees or agents. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents in some cases which would decrease the cash otherwise available for distribution to you. See the "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" section of this prospectus.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties. If you do not agree with a decision of our board to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you at our current level.

Your interest in us will be diluted as we issue additional shares.
Our current stockholders and new investors purchasing shares of common stock in the offering do not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 1,000,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our DRP, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of restricted common stock or stock options to our officers or independent directors, or (5) issue shares of our common stock in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.
Payment of fees and expenses to third parties will reduce cash available for investment and distribution.
Certain third parties will perform services for us in connection with the offer and sale of our shares and the management of our properties. They will be paid fees and expense reimbursements for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the "Compensation to Others" section of this prospectus.
We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.
The gross proceeds of this offering will be used primarily to purchase real estate investments and to pay various fees and expenses. In addition, to continue to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.
Risks Related to Investments in Single Tenant Real Estate
Many of our properties depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.
Most of our properties are occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties is materially dependent on the financial stability of such tenants. The nation as a whole and our local economies are currently experiencing economic uncertainty affecting companies of all sizes and industries. A tenant at one or more of our properties may be negatively affected by the current economic climate. Lease payment defaults by tenants, including those caused by the current economic climate, could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions at our current level.
As of April 30, 2019, our five largest tenants represented approximately 16.3% of net rental income; therefore, we currently rely on these five tenants for a meaningful amount of revenue and adverse effects to their business could negatively affect our performance.
As of April 30, 2019, our five largest tenants, based on net rental income, were General Electric Company, located in Georgia, Ohio and Texas (approximately 3.9%), Wood Group, located in Texas (approximately 3.4%), Southern Company Services, located in Alabama (approximately 3.1%), American Express Travel Related Services Co., Inc., located in Arizona (approximately 3.0%) and LPL Holdings, Inc., located in South Carolina (approximately 2.9%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency, or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant's rental payments which may have a substantial adverse effect on our financial performance.
A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio. As of April 30, 2019, approximately 14.2%, 8.7%, 7.9%, and 7.6% of our net rents for the 12-month period subsequent to April 30, 2019 was concentrated in the Capital Goods, Insurance, Health Care Equipment & Services and Consumer Services industries, respectively. Additionally, as of April 30, 2019, approximately 11.5%, 10.6%, 10.5%, and 8.6% of our net rents for the 12-month period subsequent to April 30, 2019 was concentrated in the states of California, Ohio, Texas, Arizona, and Illinois, respectively.

A significant portion of our leases are due to expire around the same period of time, which may (i) cause a loss in the value of our stockholders’ investment until the affected properties are re-leased, (ii) increase our exposure to downturns in the real estate market during the time that we are trying to re-lease such space and (iii) increase our capital expenditure requirements during the releasing period.
The tenant lease expirations by year based on net rents for the 12-month period subsequent to April 30, 2019 are as follows (dollars in thousands):

Year of Lease Expiration (1)	Net Rent (unaudited)		Number of Lessees	Approx. Square Feet	Percentage of Net Rent
2019	$1,594		3	1,541,200	5.7%
2020	13,297		9	1,023,200	3.8
2021	20,383	(2)	10	2,006,700	7.4
2022	12,478		6	999,500	3.7
2023	15,852	(2)	7	1,223,800	4.5
2024	43,452		16	3,861,200	14.2
>2025	173,396		60	15,076,900	55.4
VACANT	—		—	1,474,100	5.3
Total	$280,452		111	27,206,600	100.0%

(1)	Expirations that occur on the last day of the month are shown as expiring in the subsequent month.

(2)
Included in the net rent amount is approximately 52,900 square feet related to a lease expiring in 2021 with the remaining square footage expiring in 2023. We included the lessee in the number of lessees in 2021.

We may experience similar concentrations of lease expiration dates in the future. As the expiration date of a lease for a single-tenant building approaches, the value of the property generally declines because of the risk that the building may not be re-leased upon expiration of the existing lease or may not be re-leased on terms as favorable as those of the current leases. Therefore, if we were to list or liquidate our portfolio prior to the favorable re-leasing of the space, our stockholders may suffer a loss on their investment. Our stockholders may also suffer a loss (and a reduction in distributions) after the expiration of the lease terms if we are not able to re-lease such space on favorable terms. These expiring leases, therefore, increase our risk to real estate downturns during and approaching these periods of concentrated lease expirations. In addition, we may have to spend significant capital in order to ready the space for new tenants. To meet our need for cash at this time, we may have to increase borrowings or reduce our distributions, or both.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

If a sale-leaseback transaction is recharacterized in a tenant's bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.
Net leases may not result in fair market lease rates over time.
A large portion of our rental income is derived from net leases. Net leases are typically (1) longer lease terms; and (2) fixed rental rate increases during the primary term of the lease, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.
Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.
We focus our investments on commercial and industrial properties, a number of which may include manufacturing facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including, and without limitation:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs;

•	increases in interest rates and tight money supply; and

•	loss of entitlements.
These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.
We may obtain only limited warranties when we purchase a property.
The seller of a property will often sell such property in its "as is" condition on a "where is" basis and "with all faults," without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, most sellers of large commercial properties are special purpose entities without significant assets other than the property itself. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you at our current level.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you at our current level.
In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.
We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.
We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Any mortgage debt that we place on our properties may also impose prepayment penalties upon the sale of the mortgaged property. If a lender invokes these penalties upon the sale of a property or prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially.
Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.
Adverse economic conditions may negatively affect our property values, returns and profitability.
The following market and economic challenges may adversely affect our property values or operating results:

•	poor economic times may result in a tenant's failure to meet its obligations under a lease or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases;

•	increase in the cost of supplies and labor that impact operating expenses; and

•
increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution, or, to the extent we are able to pass such increased insurance premiums on to our tenants, may increase tenant defaults.

We are susceptible to the effects of macroeconomic factors that can result in unemployment, shrinking demand for products, large-scale business failures, and tight credit markets. Our property values and operations could be negatively affected by such adverse economic conditions.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

We are subject to risks from natural disasters such as earthquakes and severe weather conditions.
Our properties are located in areas that may be subject to natural disasters, such as earthquakes, and severe weather conditions. Natural disasters and severe weather conditions may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have a geographic concentration of exposures, a single catastrophe (such as an earthquake, especially in California, Oregon or Washington) affecting a region may have a significant negative effect on our financial condition and results of operations. As a result, our operating and financial results may vary significantly from one period to the next, and our financial results may be adversely affected by our exposure to losses arising from natural disasters or severe weather conditions.
Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Investments in unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders' ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder's performance may also be affected or delayed by conditions beyond the builder's control.
Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take up to one year or more to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.
All real property we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants' operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.
We cannot assure you that the independent third-party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.
Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.
We will be subject to risks associated with the co-owners in our co-ownership arrangements that otherwise may not be present in other real estate investments.
We may enter into joint ventures or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with co-owners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

•
the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

•
the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•
the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the co-ownership arrangement; or

•
the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.
In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.
We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.
Risks Associated with Debt Financing
If we breach covenants under our current credit agreement with KeyBank and other syndication partners, we could be held in default under such agreement, which could accelerate our repayment date and materially adversely affect the value of our stockholders' investment in us.
We entered into a Second Amended and Restated Credit Agreement with KeyBank and other syndication partners under which we through our Operating Partnership, as the Borrower, were provided with a revolving credit facility in an initial commitment amount of up to $750 million and three term loans as follows: a five-year term loan in the initial commitment amount of $200 million, a five-year term loan in the initial commitment amount of $400 million and a seven-year term loan in the initial commitment amount of $150 million. Such commitments may be increased under certain circumstances up to a maximum total commitment of $2.0 billion.
In addition to customary representations, warranties, covenants, and indemnities, the Second Amended and Restated Credit Agreement contains a number of financial covenants and requires us and the Borrower to comply with the following at all times, which will be tested on a quarterly basis: (i) a maximum consolidated leverage ratio of 60%, or, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition; (ii) a minimum consolidated tangible net worth of 75% of our consolidated tangible net worth at closing of the revolving credit facility, or approximately $2.0 billion, plus 75% of net future equity issuances (including units of Operating Partnership interests in the Borrower), minus 75% of the amount of any payments used to redeem our stock or the Borrower's stock or our Operating Partnership units, minus any amounts paid for the redemption or retirement of or any accrued return on the preferred equity issued under the preferred equity investment by SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13 (H); (iii) a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00; (iv) a minimum unsecured interest coverage ratio of not less than 2.00:1.00; (v) a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt; (vi) a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of our total asset value (as defined); (vii) aggregate maximum unhedged variable rate debt of not greater than 30% of our total asset value; and (viii) a maximum payout ratio (as defined) of not greater than 95%.
If we were to default under the Second Amended and Restated Credit Agreement, the lenders could accelerate the date for our repayment of the loans, and could sue to enforce the terms of the loans.
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
Although, technically, our board may approve unlimited levels of debt, our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, which would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
We have incurred, and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks.
We have placed, and intend to continue to place, permanent financing on our properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in our public offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.
We have incurred, and intend to continue to incur, indebtedness secured by our properties, which may result in foreclosure.
Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance at cost effective rates. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.
If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt, which could reduce the amount of distributions we pay to you and decrease the value of your investment.
We may have a significant amount of acquisition indebtedness secured by first priority mortgages on our properties. In addition, a majority of our properties contain, and any future acquisitions we make will likely contain, mortgage financing. If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt. In any such event, we could lose some or all of our investment in these properties, which would reduce the amount of distributions we pay to you and decrease the value of your investment.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you at our current level.
When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you at our current level.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you at our current level.
We expect that we will incur indebtedness in the future. Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you at our current level. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you at our current level.
Approximately 10 years ago, domestic and international financial markets experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions at our current level.

Federal Income Tax Risks
Failure to continue to qualify as a REIT would adversely affect our operations and our ability to make distributions at our current level as we will incur additional tax liabilities.
Nelson Mullins, our tax counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT." However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’ legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’ opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of such termination. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. If this occurs, we may be required to borrow funds or liquidate some investments in order to pay the applicable tax. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. See "Federal Income Tax Considerations - Failure to Qualify as a REIT" for more information on the consequences of failing to qualify as a REIT.
To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including our follow-on offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, generally determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income, and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on the acquisition, maintenance or development of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including our follow-on offering), or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. We may be required to make distributions to stockholders at times it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution, and we may be forced to liquidate assets on terms and at times unfavorable to us. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital.

Foreign purchasers of our common stock may be subject to Foreign Investment in Real Property Tax Act ("FIRPTA") tax upon the sale of their shares.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is "domestically controlled." A REIT is "domestically controlled" if less than 50% of the REIT's stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT's existence.
We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless the non-U.S. stockholder is a qualified foreign pension fund (or an entity wholly owned by a qualified foreign pension fund) or our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.
We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service ("IRS") were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our operating partnership and jeopardizing our ability to maintain REIT status.
You may have tax liability on distributions if you elect to reinvest in our common stock.
If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to stockholders.
Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a "prohibited transaction" will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to stockholders.

We may be required to pay some taxes due to actions of our taxable REIT subsidiaries which would reduce our cash available for distribution to stockholders.
Any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We have elected to treat Griffin Capital Essential Asset TRS II, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT's customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to stockholders.
Distributions to tax-exempt investors may be classified as unrelated business taxable income.
Neither ordinary or capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (UBTI) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:
•part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;
•part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and
•part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code may be treated as UBTI.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Legislative or regulatory action could adversely affect investors.
Individuals with incomes below certain thresholds are subject to federal income taxation on qualified dividends at a maximum rate of 15%. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, subject to a 20% deduction for REIT dividends available under the 2017 Tax Act. You are urged to consult with your own tax advisors with respect to the impact of recent legislation on their investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.
To the extent our distributions represent a return of capital for tax purposes, a stockholder could recognize an increased capital gain upon a subsequent sale of the stockholder's common stock.
Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock, but instead will constitute a return of capital and will reduce such adjusted basis. (Such distributions to Non-U.S. Stockholders may be subject to withholding, which may be refundable.) If distributions exceed such adjusted basis, then such adjusted basis will be reduced to zero and the excess will be capital gain to the stockholder. If distributions result in a reduction of a stockholder’s adjusted basis in his or her common stock, then subsequent sales of such stockholder’s common stock potentially will result in recognition of an increased capital gain.
Because of the complexity of the tax aspects of our follow-on offering and because those tax aspects are not the same for all investors, you should consult your independent tax advisors with reference to your tax situation before investing in our shares.
ERISA Risks
Persons investing the assets of employee benefit plans, IRAs, tax-qualified retirement plans, and other tax-favored benefit accounts should consider ERISA and related risks of investing in our shares.
If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other tax-qualified retirement plan, the assets of an IRA, or the assets of another employee benefit plan or tax-favored benefit account in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or account, including any investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or account;

•	your investment will not produce UBTI for the plan or account; and

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements.
For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by the aforementioned plans and accounts, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus.
There are special considerations that apply to employee benefit plans, IRAs, tax-qualified retirement plans, or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.
ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, 401(k), Keogh or other tax-qualified retirement plans, employee benefit plans, IRAs or other tax-favored benefit accounts, and (2) any person who is a "party-in-interest" or "disqualified person" with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of our or their affiliates is or might become a "party-in-interest" or "disqualified person" with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of the investing plan, in which event investment made by and certain other transactions entered into by such entity would be subject to the prohibited transaction rules. We intend to take such steps as may be necessary to qualify us for one or more of the exemptions available, and thereby prevent our assets as being treated as assets of any investing plan.
For further discussion of issues and risks associated with an investment in our shares by the aforementioned plans and accounts, see "Investment by Tax-Exempt Entities and ERISA Considerations."
ESTIMATED USE OF PROCEEDS
We are offering up to $2.0 billion in shares of our common stock in our primary offering in any combination of Class T, Class S, Class D and Class I shares, and up to $0.2 billion in shares of our common stock in our DRP, in any combination of Class T, Class S, Class D, Class I, Class A, Class AA, Class AAA and Class E shares. The following tables present information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the midpoint primary offering amount of $1.0 billion and no shares under our DRP and (2) the maximum primary offering amount of $2.0 billion and no shares under our DRP. The tables assume that 1/4 of primary offering gross proceeds come from sales of Class T shares, 1/4 of primary offering gross proceeds come from sales of Class S shares, 1/4 of primary offering gross proceeds come from sales of Class D shares and 1/4 of primary offering gross proceeds come from sales of Class I shares. Because the aggregate amount of selling commissions and dealer manager fees paid from offering proceeds are the same for Class T shares and Class S shares, and for Class D shares and Class I shares, we have grouped these share classes together and presented the information in two separate tables.  Because no sales commissions or dealer manager fees are paid on shares sold in the DRP, it is not necessary to make any assumptions regarding the number of shares of any class sold in the DRP. We may reallocate the shares of our common stock we are offering between the primary offering and our DRP.
The actual amount of selling commissions and the dealer manager fees will vary from the estimated amounts shown because the specific amounts of shares of each class that we will sell is uncertain and selling commissions may be reduced or eliminated in connection with certain categories of sales of Class T and Class S shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class T or Class S per share purchase price, but will not affect the net proceeds available to us. Because amounts in the tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We will primarily use the proceeds of this offering to invest in real estate investments in accordance with our investment strategy and policies. In addition, we may also use proceeds to re-lease and reposition our properties. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; (3) to pay any incremental capital compensation due to GCC; and (4) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to third parties including our dealer manager or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. The figures presented below are estimates derived as of the recommencement of this offering following the Mergers, assume that no funds were raised in the offering prior to the Mergers and are not updated throughout the offering. Prior to the Mergers, we had received aggregate gross offering proceeds of $10.2 million in this offering, from which we paid organization and offering expenses of $1.5 million, which are not included in the table below as such expenses will no longer be paid to an affiliated advisor following the Mergers. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth below because many offering costs are fixed and do not depend on the amount of capital raised in the offering.
The following table presents information regarding the use of proceeds raised in this offering for Class T shares and Class S shares.

	Midpoint Offering ($1.0 billion in Shares)(1)		Maximum Offering ($2.0 billion in Shares)(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fees(2)	17,500,000	3.50%	35,000,000	3.50%
Organizational and Offering Expenses	3,750,000	0.75%	7,500,000	0.75%
Net Offering Proceeds(3)	$478,750,000	95.75%	$957,500,000	95.75%
The following table presents information regarding the use of proceeds raised in this offering for Class D shares and Class I shares.

	Midpoint Offering ($1.0 billion in Shares)(1)		Maximum Offering ($2.0 billion in Shares)(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fees(2)	–	–%	–	–%
Organizational and Offering Expenses	3,750,000	0.75%	7,500,000	0.75%
Net Offering Proceeds(3)	$496,250,000	99.25%	$992,500,000	99.25%
____________________________

(1)
We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
The tables assume that 1/4 of primary offering gross proceeds come from sales of Class T shares, 1/4 of primary offering gross proceeds come from sales of Class S shares, 1/4 of primary offering gross proceeds come from sales of Class D shares and 1/4 of primary offering gross proceeds come from sales of Class I shares. Because no selling commissions or dealer manager fees are paid on shares sold in the DRP, it is not necessary to make any assumptions regarding the number of Class T, Class S, Class D and Class I shares sold in the DRP. The actual selling commissions and dealer manager fees that will be paid on Class T shares or Class S shares (selling commissions only) may be higher or lower due to rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission and dealer manager fee to the NAV per share; the actual selling commission and dealer manager fee per share that we pay will be the total per share purchase price less the NAV per share. For Class T shares, the amount shown in the table above includes selling commissions of 3.0% of the purchase price and dealer manager fees of 0.5% of the purchase price. For Class S shares, the amount shown in the table above includes selling commissions of 3.5% of the purchase price. Amounts presented in the tables are less than 3.5% of gross proceeds because selling commissions and dealer manager fees are calculated as 3.5% of the purchase price (which excludes selling commissions and dealer manager fees), which means that selling commissions expressed as a percentage of the total investment (including selling commissions and dealer manager fees) are less than 3.5%. The tables exclude the distribution fee, which will be paid over time and will not be paid from offering proceeds. Subject to FINRA limitations on underwriting compensation, we pay our dealer manager: (a) for Class T shares only, a dealer distribution fee of 1/365th of 0.25%, of the Average NAV for the Class T shares for each day, (b) for Class S shares only, a distribution fee equal to 1/365th of 1.0% of the Average NAV for the Class S shares for each day and (c) for Class D shares only, a distribution fee equal to 1/365th of 0.25% of the Average NAV for the Class D shares for each day, in each case, payable monthly. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from offering proceeds. See "Plan of Distribution - Underwriting Compensation."

(3)
Generally, the net offering proceeds from this offering will be used to invest in real estate in accordance with our investment strategy and policies. In addition, we may also use proceeds to re-lease and reposition our properties. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; (3) to pay any incremental capital compensation due to GCC; and (4) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to third parties or any other corporate purposes we deem appropriate). We may also pay customary third-party acquisition expenses including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. The purchase price of Class T and Class S shares is equal to the NAV per share plus the applicable selling commissions and dealer manager fees, and such selling commissions and dealer manager fees therefore have no effect on our NAV. For more information, see the sections of this prospectus captioned "Risk Factors - Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT, Inc." and "Description of Shares - Distribution Policy." If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.
SELECTED FINANCIAL DATA
The following selected financial and operating information should be read in conjunction with our prospectus and the Management's Discussion and Analysis of Financial Condition and Results of Operations and financial statements and related notes thereto included in our (a) Annual Report on Form 10-K for the year ended December 31, 2018 and (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are incorporated by reference into the prospectus (in thousands, except per share amounts):

	Three Months Ended March 31,		Year Ended December 31,(1)				For the Period from February 11, 2014 (Date of Initial Capitalization) through December 31,
	2019	2018	2018	2017	2016	2015	2014
Operating Data
Total revenue	$26,400	$26,789	$106,394	$107,381	$62,812	$25,149	$—
Income before other income and (expenses)	$4,270	$5,020	$16,876	$26,107	$4,264	$(11,653)	$(439)
Net (loss) income	$(1,647)	$804	$(3,287)	$11,119	$(6,107)	$(16,504)	$(495)
Net (loss) income attributable to common stockholders	$(1,640)	$803	$(3,281)	$11,116	$(6,104)	$(17,247)	$(437)
Net (loss) income attributable to common stockholders per share, basic and diluted (2)	$(0.02)	$0.01	$(0.04)	$0.15	$(0.12)	$(1.19)	$(0.86)
Distributions declared per common share	$0.14	$0.14	$0.55	$0.55	$0.55	$0.55	$0.26
Balance Sheet Data
Total assets	$1,124,998	$1,170,833	$1,137,335	$1,179,948	$1,184,475	$536,720	$10,588
Total liabilities	$576,023	$582,995	$583,470	$584,999	$613,090	$307,213	$1,057
Redeemable common stock	$37,274	$33,542	$37,357	$32,405	$16,930	$4,566	$51
Total stockholders’ equity	$506,669	$553,045	$515,326	$562,468	$554,371	$224,844	$9,341
Total equity	$511,701	$554,296	$516,508	$562,544	$554,455	$224,941	$9,480
Other Data
Net cash (used in) provided by operating activities	$(702)	$8,513	$40,955	$39,712	$16,444	$(2,935)	$54
Net cash (used in) investing activities	$(123)	$(182)	$(2,305)	$(87,207)	$(533,806)	$(486,148)	$(2,000)
Net cash (used in) provided by financing activities	$(75)	$(13,119)	$(43,173)	$29,984	$563,313	$500,522	$7,917

(1)	Amounts presented in this table are historical data of the Company and do not include EA-1 data or reflect the consummation of the Mergers.

(2)
Amounts were retroactively adjusted to reflect stock dividends. (See Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to our December 31, 2018 consolidated financial statements, incorporated by reference in this prospectus.)

MARKET DATA
Market and industry data and forecasts used in this prospectus, including demographic information contained in property descriptions, have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

REAL ESTATE INVESTMENTS
Portfolio Map

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Revenue Concentration
The percentage of net rents for the 12-month period subsequent to April 30, 2019, by tenant, based on the respective in-place leases, is as follows (dollars in thousands):

Tenant	Net Rent (unaudited)	Percentage of Net Rent
General Electric Company	$10,990	3.9%
Wood Group	9,456	3.4
Southern Company Services, Inc.	8,578	3.1
American Express Travel Related Services Company, Inc.	8,440	3.0
LPL Holdings, Inc.	8,048	2.9
State Farm Mutual Automobile Insurance Company	7,044	2.5
Digital Globe, Inc.	6,968	2.5
Restoration Hardware, Inc.	6,878	2.5
Wyndham Hotels & Resorts	6,857	2.4
Amazon.com.dedc, LLC	5,781	2.1
All Others (1)	201,412	71.7
Total	$280,452	100.0%
(1) All others account for 2% or less of total annualized net rent on an individual basis.

The percentage of net rents for the 12-month period subsequent to April 30, 2019, by state, based on the respective in-place leases, is as follows (dollars in thousands):

State	Net Rent (unaudited)	Number of Properties	Percentage of Net Rent
California	$32,240	8	11.5%
Ohio	29,638	12	10.6
Texas	29,535	11	10.5
Arizona	24,126	7	8.6
Illinois	23,393	9	8.3
Georgia	20,834	5	7.4
Colorado	17,189	6	6.1
New Jersey	16,046	5	5.7
South Carolina	11,183	3	4.0
North Carolina	11,092	5	4.0
All Others (1)	65,176	30	23.3
Total	$280,452	101	100.0%

(1)	All others account for approximately 4.0% or less of total annualized net rent on an individual basis.

The percentage of et rents for the 12-month period subsequent to April 30, 2019, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry (1)	Net Rent (unaudited)	Number of Lessees	Percentage of Net Rent
Capital Goods	$39,747	17	14.2%
Insurance	24,409	11	8.7
Health Care Equipment & Services	22,066	9	7.9
Consumer Services	21,442	7	7.6
Diversified Financials	20,482	5	7.3
Telecommunication Services	20,056	6	7.2
Retailing	19,083	5	6.8
Technology, Hardware & Equipment	18,134	7	6.5
Energy	16,097	5	5.7
Consumer Durables & Apparel	14,866	6	5.3
Utilities	13,536	3	4.8
All Others (2)	50,534	30	18.0
Total	$280,452	111	100.0%
(1) Industry classification based on the Global Industry Classification Standards.
(2) All others account for approximately 4.5% or less of total annualized net rent on an individual basis.

The tenant lease expirations by year based on annualized net rent for the 12-month period subsequent to April 30, 2019 are as follows (dollars in thousands):

Year of Lease Expiration (1)	Net Rent (unaudited)		Number of Lessees	Approx. Square Feet	Percentage of Net Rent
2019	$1,594		3	1,541,200	5.7%
2020	13,297		9	1,023,200	3.8
2021	20,383	(2)	10	2,006,700	7.4
2022	12,478		6	999,500	3.7
2023	15,852	(2)	7	1,223,800	4.5
2024	43,452		16	3,861,200	14.2
>2025	173,396		60	15,076,900	55.4
VACANT	—		—	1,474,100	5.3
Total	$280,452		111	27,206,600	100.0%

(1)	Expirations that occur on the last day of the month are shown as expiring in the subsequent month.

(2)
Included in the net rent amount is approximately 52,900 square feet related to a lease expiring in 2021 with the remaining square footage expiring in 2023. We included the lessee in the number of lessees in 2021.

Portfolio Summary
As of April 30, 2019, we owned 124 buildings located on 101 properties in 25 states, encompassing approximately 27.2 million rentable square feet, with a weighted average remaining lease term of 7.48 years, as shown in the table below:

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Year of Lease Expiration
1	Owens Corning Concord, NC	Owens Corning Sales, LLC	Capital Goods	Industrial	1998	$5,500	61,200	2025
2	Westgate II Houston, TX	Wood Group	Energy	Office	2014	57,000	186,300	2024
3	Administrative Office of Pennsylvania Courts Mechanicsburg, PA	Administrative Office of Pennsylvania Courts	Consumer Services	Office	1988/2010	10,115	56,600	2024
4	American Express (2)(3) Phoenix, AZ	American Express Travel Related Services Company, Inc.	Diversified Financials	Office	1989/2001	91,500	513,400	2023
5	MGM Corporate Center(2)(3) Las Vegas, NV	MGM Resorts International	Consumer Services	Office	1997/1988/1989	30,300	168,200	2024
6	American Showa Columbus, OH	American Showa, Inc.	Automobiles and Components	Industrial	2014	17,200	304,600	2025
7	Huntington Ingalls(2)(3) Hampton, VA	Huntington Ingalls Incorporated	Capital Goods	Industrial	2000	34,300	515,500	2028
8	Wyndham Parsippany, NJ	Wyndham Worldwide Operations	Consumer Services	Office	2013	81,400	203,500	2029
9	Exel Groveport, OH	Exel, Inc.	Transportation	Industrial	2015	15,946	312,000	2022
10	Morpho Detection Andover, MA	Morpho Detection LLC	Capital Goods	Office	1984/2012/2013	11,500	64,200	2027
11	FedEx Freight West Jefferson, OH	FedEx Freight, Inc.	Transportation	Industrial	2009	28,000	160,400	2024
12	Aetna Tucson, AZ	Aetna Life Insurance Company	Insurance	Office	2001	21,700	100,300	2025
13	Bank of America I Simi Valley, CA	Bank of America, N.A.	Banks	Office	1990/2000	28,400	206,900	2021
14	Bank of America II Simi Valley, CA	Bank of America, N.A.	Banks	Office	1982/2003	28,600	273,200	2021
15	Atlas Copco Auburn Hills, MI	Atlas Copco Assembly Systems LLC	Capital Goods	Office	2014	17,750	120,000	2025
16	Toshiba TEC Durham, NC	Toshiba TEC Corporation	Technology Hardware and Equipment	Office	1999	35,801	200,800	2028
17	NETGEAR San Jose, CA	NETGEAR, Inc.	Technology Hardware and Equipment	Office	1984/2008/2015	44,000	142,700	2025
18	Nike(6) Hillsboro, OR	Nike, Inc.	Consumer Durables and Apparel	Office	1997-2001	45,500	266,800	2021
19	Zebra Technologies Lincolnshire, IL	Zebra Technologies Corporation	Technology Hardware and Equipment	Office	1991/2015	60,150	283,300	2026
20	WABCO North Charleston, SC	WABCO Air Compressors Holdings Inc.	Capital Goods	Industrial	2016	13,835	145,200	2023

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Year of Lease Expiration
21	IGT Las Vegas, NV	IGT	Consumer Services	Office	2008/2016	66,500	222,300	2031
22	3M DeKalb, IL	3M Company	Capital Goods	Industrial	2016	69,356	978,100	2026
23	Amazon Pataskala, OH	Amazon.com.dedc LLC	Retailing	Industrial	2016	88,896	856,300	2031
24	Zoetis Parsippany, NJ	Zoetis Services LLC	Pharmaceuticals, Biotechnology & Life Sciences	Office	1984/2016	44,000	125,700	2029
25	Southern Company(2)(3) Birmingham, AL	Southern Company Services, Inc.	Utilities	Office	1988/2016-2018	131,590	669,400	2044
26	Allstate Lone Tree, CO	Allstate Insurance Company	Insurance	Office	2000	14,750	70,300	2026
27	MISO Carmel, IN	Midcontinent Independent System Operator, Inc.	Utilities	Office	2008/2016	28,600	133,400	2028
28	Renfro Clinton, SC	Renfro Corp	Consumer Durables & Apparel	Industrial	1986	21,700	566,500	2021
29	Plainfield Plainfield, IL	Chicago Bridge & Iron Company (Delaware)	Capital Goods	Office	1958-1991	32,660	176,000	2022
30	Emporia Partners Emporia, KS	Hopkins Enterprises, Inc.	Automobiles & Components	Industrial	1954/2000	8,360	320,800	2021
31	AT&T(2)(4) Redmond, WA	AT&T Services, Inc.	Telecommunication Services	Office	1995	40,000	155,800	2027
32	Westinghouse Cranberry Township, PA	Westinghouse Electric Company, LLC	Utilities	Office	2010	36,200	118,000	2031
33	TransDigm Whippany, NJ	Whippany Actuation Systems, LLC	Technology, Hardware & Equipment	Industrial	1986	13,000	114,300	2028
34	Atrium II Greenwood Village, CO	Travelers Indemnity	Insurance	Office	1982/2005	16,100	131,000	2019
35	Zeller Plastik Libertyville, IL	Zeller Plastik USA, Inc.	Materials	Industrial	1992/2003	15,600	193,700	2023
36	Northrop Grumman Beavercreek (Dayton), OH	Northrop Grumman Systems Corp.	Capital Goods	Office	2012	17,000	99,200	2024
37	Health Net Rancho Cordova, CA	Centene Corporation	Insurance	Office	2012	22,650	145,900	2022
38	Comcast Greenwood Village, CO	Comcast Cable Holdings, LLC	Media	Office	1980	27,000	157,300	2021
39	Rivertech Corp Center Renton, WA	Greensource Brand Apparel, Inc	Consumer Durables & Apparel	Office	1990	12,000	71,100	2030
40	Schlumberger Houston, TX	Schlumberger Technology Corporation	Energy	Office	1999	48,750	149,700	2024
41	UTC Charlotte, NC	United Technologies Corporation ("UTC")	Capital Goods	Office	1999	39,188	198,900	2025
42	Avnet Chandler, AZ	Avnet, Inc.	Technology, Hardware & Equipment	Industrial	2008	32,462	231,400	2028
43	Cigna(2)(3) Phoenix, AZ	Connecticut General Life Insurance Company	Insurance	Office	2001	54,500	232,600	2023

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Year of Lease Expiration
44	Nokia Arlington Heights, IL	Nokia Solutions & Networks	Technology, Hardware & Equipment	Office	1989	29,540	214,200	2025
45	Verizon Warren, NJ	VACANT	—	Office	1997	40,000	210,500	—
46	Fox Head Irvine, CA	Fox Head, Inc.	Consumer Durables & Apparel	Office	2012	27,250	81,600	2028
47	2500 Windy Ridge Atlanta, GA	Floor and Décor Outlets of America, Inc.	Retailing	Office	1985	56,700	322,600	2031
48	Atlanta Wildwood(2)(3) Atlanta, GA	Hyundai Capital America	Capital Goods	Office	1995	28,000	250,000	2025
49	General Electric Atlanta, GA	General Electric Company	Capital Goods	Office	1998	61,000	265,100	2025
50	Community Insurance Mason, OH	Community Insurance Company	Health Care Equipment & Services	Office	2003	23,500	223,500	2026
51	Anthem Mason, OH	Dohmen Life Science Services, LLC	Health Care Equipment & Services	Office	1997	9,500	78,200	2025
52	JPMorgan Chase Westerville, OH	JPMorgan Chase	Banks	Office	1972	44,500	388,700	2025
53	Sterling Commerce Center(2)(6) Dublin, OH	IBM	Software & Services	Office	1990	37,300	322,700	2020
54	Aetna Arlington, TX	Aetna Life Insurance Company	Insurance	Office	1998	16,000	139,400	2020
55	CHRISTUS Health Irving, TX	CHRISTUS Health	Health Care Equipment & Services	Office	1998	46,350	253,300	2024
56	Roush Industries Allen Park, MI	Roush Industries	Capital Goods	Office	2000	12,250	169,200	2028
57	Parkland Center Milwaukee, WI	Fidelity Information Services LLC	Software & Services	Office	1990	26,000	222,700	2027
58	1200 Morris Wayne, PA	Green Apple Management Co, LLC	Consumer Services	Office	1985	21,500	114,100	2028
59	Northpointe Corporate Center I Lynwood, WA	Comcast Corporation	Media	Office	2007	19,825	87,400	2027
60	Northpointe Corporate Center II Lynwood, WA	Intermec Technologies Corporation	Software & Services	Office	2007	7,175	70,400	2025
61	United HealthCare St. Louis, MO	United HealthCare Services	Health Care Equipment & Services	Office	1998	28,000	188,500	2028
62	Farmers Kansas City, KS	Farmers Insurance Exchange	Insurance	Office	2007	19,100	102,000	2024
63	Caterpillar Joliet, IL	Caterpillar, Inc.	Capital Goods	Industrial	1953	57,000	1,380,100	2019
64	Digital Globe Westminster, CO	Digital Globe, Inc.	Capital Goods	Office	2002	92,000	430,000	2030
65	Waste Management Phoenix, AZ	Waste Management of AZ	Commercial & Professional Services	Office	2008	22,825	131,800	2024
66	BT Infonet El Segundo, CA	Infonet Services Corporation	Telecommunication Services	Office	1999	52,669	157,000	2021

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Year of Lease Expiration
67	Wyndham Worldwide Parsippany, NJ	Wyndham Worldwide	Consumer Services	Office	2009	96,600	249,400	2029
68	ACE Hardware Corporation HQ Oak Brook, IL	Ace Hardware Corporate HQ	Retailing	Office	1974/1993-1995/2012	37,000	206,000	2024
69	Equifax St. Louis, MO	TALX Corporation	Commercial & Professional Services	Office	1999	14,200	94,000	2024
70	American Express Phoenix, AZ	American Express Travel Related Services Co	Diversified Financials	Office	1985	51,000	337,400	2020
71	Circle Star(2)(3) San Carlos, CA	Rovi Corporation/TiVo	Software & Services	Office	1999	90,100	207,900	2026
72	Vanguard(2)(3) Charlotte, NC	The Vanguard Group, Inc.	Diversified Financials	Office	1996/1998	33,200	224,600	2025
73	Parallon Largo (Tampa Bay), FL	Parallon Business Performance Group	Health Care Equipment & Services	Office	2013	17,235	83,200	2025
74	TW Telecom Lone Tree, CO	Level 3 Communications	Telecommunication Services	Office	1999	43,000	166,700	2024
75	Equifax II Earth City, MO	TALX Corporation	Commercial & Professional Services	Office	1997/2013	13,917	99,300	2024
76	Mason I Mason, OH	Community Insurance Company	Health Care Equipment & Services	Office	1996	22,500	213,000	2026
77	Wells Fargo Charlotte, NC	Wells Fargo Bank, N.A.	Banks	Office	1984/2014	41,487	155,600	2025
78	GE Aviation(2)(3) West Chester, OH	General Electric Company	Capital Goods	Office	2010	66,000	409,800	2025
79	Westgate III Houston, TX	Wood Group	Energy	Office	2014	77,000	225,500	2027
80	2275 Cabot Drive Lisle, IL	VACANT	—	Office	1996	19,500	94,400	—
81	Franklin Center Columbia, MD	Leidos Holdings, Inc.	Software & Services	Office	2008	58,130	200,600	2026
82	7601 Technology Way Denver, CO	Jackson National Life Insurance Company	Insurance	Office	1997	35,000	191,400	2027
83	4650 Lakehurst Court Dublin, OH	Qwest Communications Company, LLC	Telecommunication Services	Office	1996	27,600	164,600	2022
84	Miramar Miramar, FL	Humana Medical Plan, Inc.	Insurance	Office	2001	24,600	96,400	2023
85	Royal Ridge V Irving, TX	NEC Corporation of America	Technology, Hardware & Equipment	Office	2005	23,500	119,600	2026
86	Duke Bridges(2)(3) Frisco, TX	T-Mobile West Corporation	Telecommunication Services	Office	2006	59,250	284,200	2027
87	Houston Westway II Houston, TX	McDermott, Inc.	Energy	Office	2009	82,500	242,400	2020
88	Houston Westway One Houston, TX	VACANT	—	Office	2007	37,700	144,000	—
89	Atlanta Perimeter (2)(3) Atlanta, GA	State Farm Mutual Automobile Insurance Company	Insurance	Office	1985/1971	101,670	584,800	2024

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Year of Lease Expiration
90	South Lake at Dulles Herndon, VA	VACANT	—	Office	2008	87,300	268,200	—
91	Four Parkway Deerfield, IL	CF Industries Holdings, Inc.	Materials	Office	1999	42,900	175,300	2027
92	Restoration Hardware Patterson, CA	Restoration Hardware, Inc.	Retailing	Industrial	2015	99,850	1,501,400	2030
93	Highway 94 Jefferson City, MO	ABB Inc.	Capital Goods	Industrial	1972/1973/1978	31,940	660,000	2024
94	Heritage III Fort Worth, TX	DynCorp International, LLC	Software & Services	Office	2006	16,650	119,000	2029
95	Heritage IV Fort Worth, TX	VACANT	—	Office	2008	29,000	164,300	—
96	Samsonite Jacksonville, FL	Samsonite, LLC	Consumer Durables & Apparel	Industrial	2008	48,000	817,700	2024
97	HealthSpring(2)(3) Nashville, TN	HealthSpring, Inc.	Health Care Equipment & Services	Office	2011/2012	41,300	170,500	2022
98	LPL(2)(3) Fort Mill, SC	LPL Holdings, Inc.	Diversified Financials	Office	2016	130,000	451,600	2036
99	Quaker Lakeland, FL	Quaker Sales & Distribution, Inc.	Food, Beverage & Tobacco	Industrial	2018	59,600	605,400	2028
100	McKesson(2)(3) Scottsdale, AZ	McKesson Corporation	Health Care Equipment & Services	Office	2017	67,000	271,100	2028
101	Shaw Savannah, GA	Shaw Industries, Inc.	Consumer Durables & Apparel	Industrial	2018	56,526	1,001,500	2033
						$4,120,098	27,206,600

(1)	Based on Global Industry Classification Standard (GICS).

(2)	Multi-building property acquisitions are considered one property for portfolio purposes.

(3)	The property consists of two buildings.

(4)	The property consists of three buildings.

(5)	The Bank of America I and Bank of America II properties were purchased together for the combined purchase price of $57.0 million. Amounts shown reflect the combined going-in capitalization rate.

(6)	The property consists of four buildings.

Debt Summary
Second Amended and Restated Credit Agreement
On April 30, 2019, we, through our Current Operating Partnership (the “KeyBank Borrower”), entered into that certain second amended and restated credit agreement (the "Second Amended and Restated Credit Agreement") related to a revolving credit facility and three term loans described below (the "Term Loans" and collectively with the revolving credit facility, the "KeyBank Loans") with a syndicate of lenders, under which KeyBank National Association ("KeyBank") serves as administrative agent, and various notes related thereto. In addition, we entered into a guaranty agreement.
Pursuant to the Second Amended and Restated Credit Agreement, we were provided with a revolving credit facility (the "Revolving Credit Facility") in an initial commitment amount of $750 million (the "Revolving Commitment"), an existing five-year term loan (the "2023 Term Loan") in an initial commitment amount of $200 million (the "2023 Term Commitment"), a new five-year term loan (the "2024 Term Loan") in an initial commitment amount of $400 million (the "2024 Term Commitment"), and a new seven-year term loan (the "2026 Term Loan") in an initial commitment amount of $150 million (the "2026 Term Commitment"), which commitments may be increased under certain circumstances up to a maximum total commitment of $2.0 billion. Any increase in the total commitment will be allocated to the Revolving Credit Facility and/or the Term Loans in such amounts as the KeyBank Borrower and KeyBank may determine. The KeyBank Loans are evidenced by promissory notes that are substantially similar related to each lender and the amount committed by such lender. Increases in the commitment amount must be made in amounts of not less than $25 million, and increases of $25 million in increments in excess thereof, provided that such increases do not exceed the maximum total commitment amount of $2.0 billion. The KeyBank Borrower may also reduce the amount of the Revolving Commitment in increments of $50 million, provided that at no time will the Revolving Credit Facility be less than $150 million, and such a reduction will preclude the KeyBank Borrower's ability to later increase the commitment amount. The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty.
The Revolving Credit Facility also provides for same day swingline advances to be provided by KeyBank, Bank of America, N.A., and Wells Fargo Bank, N.A., on a pro rata basis, up to $125 million in the aggregate. Such swingline advances will reduce dollar for dollar the availability under the Revolving Credit Facility, and must be repaid within 10 business days.
The Revolving Credit Facility has an initial term of approximately three years, maturing on June 28, 2022. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the KeyBank Borrower pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed, subject to the terms of the Second Amended and Restated Credit Agreement.
The 2023 Term Loan has an initial term of approximately five years, maturing on June 28, 2023. Payments under the 2023 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2023 Term Loan may not be repaid and reborrowed.
The 2024 Term Loan has an initial term of five years, maturing on April 30, 2024. Payments under the 2024 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2024 Term Loan may not be repaid and reborrowed.
The 2026 Term Loan has an initial term of seven years, maturing on April 30, 2026. Payments under the 2026 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2026 Term Loan may not be repaid and reborrowed.
The KeyBank Loans have an interest rate calculated based on London Interbank Offered Rate ("LIBOR") plus the applicable LIBOR margin, as provided in the Second Amended and Restated Credit Agreement, or the

Base Rate plus the applicable base rate margin, as provided in the agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the KeyBank Borrower, us, and our subsidiaries, as disclosed in the periodic compliance certificate provided to the Administrative Agent each quarter. If the KeyBank Borrower obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services, Moody's Investors Service, Inc., or Fitch, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating.
The Second Amended and Restated Credit Agreement relating to the Revolving Credit Facility provides that the Borrower must maintain a pool of unencumbered real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the Second Amended and Restated Credit Agreement. The agreement sets forth certain covenants relating to the Pool Properties, including, without limitation, the following:

•	there must be no less than 15 Pool Properties at any time;

•	no greater than 15% of the aggregate pool value may be contributed by a single Pool Property or tenant;

•	no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;

•	no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development or assets under renovation;

•	the minimum aggregate leasing percentage of all Pool Properties must be no less than 90%; and

•	other limitations as determined by KeyBank upon further due diligence of the Pool Properties.
Borrowing availability under the Second Amended and Restated Credit Agreement is limited to the lesser of (i) an unsecured leverage ratio of no greater than 60%, or (ii) an unsecured interest coverage ratio of no less than 2.00:1.00.
In connection with the KeyBank Loans, the KeyBank Borrower paid closing costs, including arrangement fees, commitment fees and legal fees, of approximately $5.7 million. The KeyBank Borrower will pay KeyBank an administrative agent fee of $25,000 per year. In addition, an unused fee will be payable quarterly which is calculated based on the amount of the unused revolving loan commitments and is equal to 15 basis points if 50% or more of the loan commitments are used or 20 basis points if less than 50% of the loan commitments are used. At the time that the applicable LIBOR margin and base rate margin are determined in accordance with the Borrower's investment grade rating as provided above, the KeyBank Borrower will pay a quarterly facility fee at a rate that is dependent on such rating and is based upon the total commitments.
In the event that any of the 2023 Term Commitment is not advanced on April 30, 2019 (including the amount of any 2023 Term Loans previously advanced under the existing credit agreement), such unadvanced amount will incur an unused fee equal to 0.25% annually multiplied by the average daily amount of the unadvanced portion of the 2023 Term Commitment. Such unused fee will be payable quarterly in arrears and will start accruing on April 30, 2019 and will stop accruing on the first to occur of (a) the date the 2023 Term Commitments are fully advanced, or (b) 90 days after April 30, 2019.

Guarantors of the KeyBank Loans include us, each special purpose entity that owns a Pool Property, and each of our other subsidiaries which owns a direct or indirect equity interest in a special purpose entity that owns a Pool Property.
In addition to customary representations, warranties, covenants, and indemnities, the KeyBank Loans require us to comply with the following at all times, which will be tested on a quarterly basis:

•	a maximum consolidated leverage ratio of 60%, or, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition;

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a minimum consolidated tangible net worth of 75% of our consolidated tangible net worth at closing of the Revolving Credit Facility, of approximately $2.0 billion, plus 75% of net future equity issuances (including units of operating partnership interests in the KeyBank Borrower), minus 75% of the amount of any payments used to redeem our stock or the KeyBank Borrower's stock or our operating partnership units, minus any amounts paid for the redemption or retirement of or any accrued return on the preferred equity issued under the preferred equity investment by SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13 (H);

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upon consummation, if ever, of an initial public offering, a minimum consolidated tangible net worth of 75% of our consolidated tangible net worth plus 75 % of net future equity issuances (including units of operating partnership interests in the KeyBank Borrower) should we publicly list on the NYSE;

•	a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00;

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a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt;

•	a minimum unsecured interest coverage ratio of 2.00:1.00;

•	a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of our total asset value;

•	aggregate maximum unhedged variable rate debt of not greater than 30% of our total asset value; and

•	a maximum payout ratio of not greater than 95% commencing for the quarter ended September 30, 2019.
Furthermore, the activities of the KeyBank Borrower, us, and our subsidiaries must be focused principally on the acquisition, operation, and maintenance of income producing office and industrial real estate properties. The Second Amended and Restated Credit Agreement contains certain restrictions with respect to the investment activities of the Borrower, including, without limitation, the following: (i) unimproved land may not exceed 5% of total asset value; (ii) developments that are pre-leased assets under development may not exceed 20% of total asset value; (iii) investments in unconsolidated affiliates may not exceed 10% of total asset value; (iv) investments in mortgage notes receivable may not exceed 15% of total asset value; and (v) leased assets under renovation may not exceed 10% of total asset value. These investment limitations cannot exceed 25% in the aggregate, based on total asset value, as defined in the Second Amended and Restated Credit Agreement.
As of March 31, 2019, we had drawn approximately $0.1 million pursuant to the Revolving Credit Facility and had $123.0 million outstanding under the 2023 Term Loan.
AIG Loan
On October 22, 2015, six special purpose entities that own the properties noted below and are wholly-owned by our operating partnership, each entered into a Promissory Note, Guaranty Agreement, Cash Collateral Agreement, Vacancy Risk Agreement, and various other documents (collectively, the "Loan Documents") with The Variable Annuity Life Insurance Company ("VALIC"), American General Life Insurance Company ("AGL"), and the United States Life Insurance Company in the City of New York ("USL") (collectively, the "Lenders"), pursuant to which the Lenders provided such special purpose entities with a loan in the aggregate amount of approximately $127.0 million (the "AIG Loan").
We utilized approximately $125.5 million of the funds provided by the AIG Loan to pay down a portion of our Revolving Credit Facility, as six of our properties previously serving as security for the Revolving Credit Facility now serve as security for the AIG Loan. The AIG Loan is secured by cross-collateralized and cross-

defaulted first lien deeds of trust and second lien deeds of trust on the following properties: the AOPC property; the American Express Center property; the American Showa property; the MGM property; the Owens Corning property; and the Westgate II property (collectively, the "Secured Properties"). The documents related to the promissory notes are substantially similar with respect to the Lenders and each property. In addition, the documents related to the first lien deeds of trust on the Secured Properties are substantially similar with respect to each property and the documents related to the second lien deeds of trust on the Secured Properties are also substantially similar with respect to each property.
We paid loan origination and brokerage fees, as well as certain other closing costs, including legal fees, of approximately $1.0 million in connection with the AIG Loan.
The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan became eligible for prepayment but only if such prepayment is made in full, subject to 30 days' prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.
The Loan Documents related to the AIG Loan contain a number of customary representations, warranties, covenants, and indemnities, including, but not limited to, a debt service coverage ratio of 1.74x and a loan to value ratio of 60%, each as defined in the Loan Documents. In addition, pursuant to a Recourse Carve-Out Guaranty Agreement, we, as the guarantor of the AIG Loan, must maintain a minimum net worth of approximately $127.0 million.
The Loan Documents also contain the following salient requirements (terms used below are as defined in the Loan Documents):

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Commencing November 1, 2017, the borrowers became eligible to obtain a release of any of the Secured Properties, subject to the payment of certain fees and expenses and satisfaction of the terms and conditions contained in the Loan Documents, including (i) the requirement that the loan to value ratio for the remaining Secured Properties must be equal to or less than 60% for the first five years of the term of the AIG Loan or 55% at any time thereafter, and must be equal to or less than the aggregate loan to value ratio in existence for all of the Secured Properties prior to the release of such individual Secured Property; and (ii) the requirement that the debt service coverage ratio of the AIG Loan after the release of the individual Secured Property must be equal to or greater than 1.74x for the first five years of the term of the AIG Loan or 1.85x at any time thereafter, and must be equal to or greater than the debt service coverage ratio in existence for the AIG Loan prior to the release of such individual Secured Property.

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Upon any tenant's failure to renew, the borrowers may obtain a release of any of the Secured Properties by substituting another property therefor, subject to the terms and conditions contained in the Loan Documents, including (i) the requirement that no more than four substitutions of an individual Secured Property may occur during the term of the AIG Loan; (ii) the requirement that the debt service coverage ratio, after taking into account the substitute property, must be equal to or exceed 1.74x, if such substitution occurs during the first five years of the term of the AIG Loan, and 1.85x, if such substitution occurs during the second five years of the term of the AIG Loan; (iii) the requirement that the loan to value ratio, after taking into account the substitute property, must be equal to or less than 60%, if such substitution occurs during the first five years of the term of the AIG Loan, and 55%, if such substitution occurs during the second five years of the term of the AIG Loan; and (iv) the requirement that the appraised value, net operating income, and individual debt service coverage ratio related to the substitute property must be equal to or greater than the appraised value, net operating income, and individual debt service coverage ratio of the Secured Property to be released.

BAML Loan Agreement
On April 27, 2018, we, through four SPEs that own the respective four properties noted below and are owned by our operating partnership, entered into that certain loan agreement (the “BAML Loan Agreement”) with Bank of America, N.A. and KeyBank N.A. (together with their successors and assigns, collectively, the "Lender") in which we borrowed $250.0 million (the “BAML Loan").

We utilized approximately $249.8 million of the proceeds provided by the BAML Loan to pay down a portion of our Revolving Credit Facility. In connection with this pay down of our Revolving Credit Facility, KeyBank released four of the special purpose entities owned by our operating partnership from their obligations as guarantors under the Revolving Credit Facility. The BAML Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties with the following tenants: 3M Company, Amazon.com.dedc LLC, Southern Company Services, Inc. and IGT (each, a "Secured Property"). In connection with this transaction, we entered into a nonrecourse carve-out guaranty agreement.

In addition to their first mortgage lien, the Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property. We paid processing fees, as well as certain other closing costs, including legal fees, of approximately $1.0 million in connection with the BAML Loan.

The BAML Loan has a term of 10 years, maturing on May 1, 2028. The BAML Loan bears interest at an annual rate of 4.315%. The BAML Loan requires monthly payments of interest only. Commencing on June 1, 2020, the BAML Loan may be prepaid but only if such prepayment is made in full (with certain exceptions), subject to certain conditions set forth in the BAML Loan Agreement, including 30 days' prior notice to the Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on November 1, 2027, the BAML Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days' prior notice to the Lender, without payment of any prepayment premium.

The BAML Loan Agreement contains a number of customary representations, warranties, covenants, and indemnities. In addition, pursuant to the nonrecourse carve-out guaranty agreement, we, as the guarantor of the BAML Loan, must maintain a minimum net worth of $250.0 million, which may be reduced in certain instances.

The borrowers have the right to substitute Secured Properties with replacement properties, subject to certain conditions set forth in the BAML Loan Agreement; provided that the aggregated allocated BAML Loan amounts for all outgoing Secured Properties does not exceed 22.5% of the original BAML Loan amount. In addition, provided certain conditions set forth in the BAML Loan Agreement are met, the borrowers have the right to request that a property be released from the BAML Loan. In addition, the BAML Loan may be assumed with the consent of the Lender in connection with the sale of the borrower’s interest or a conveyance of the underlying ownership interest, such consent not to be unreasonably withheld.

Bank of America Loan

On April 30, 2019, upon consummation of the Mergers, we assumed EA-1's obligations as carve-out guarantor under a non-recourse carve-out guaranty agreement (the "BofA Guaranty Agreement"), which was originally executed in connection with a loan agreement dated September 29, 2017, originally created by and among ten SPEs (each, a "BofA Borrower") owned by our Current Operating Partnership and Bank of America, N.A. (the "BofA Lender") (the "BofA Loan Agreement," the "BofA Loan"). The BofA Loan is secured by various mortgages and evidenced by notes related thereto, pursuant to which the BofA Lender provided the BofA Borrowers with a loan in the aggregate amount of $375.0 million.

The BofA Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties (or in the case of one property, on the BofA Borrower’s leasehold interest in the property) with the following tenants: ACE Hardware Corporation; Christus Health; Comcast of Washington; Connecticut General; General Electric Company; NEC Corporation of America; Restoration Hardware, Inc.; State Farm Mutual Automobile Insurance Co.; T-Mobile West LLC; and Wells Fargo Bank, National Association (each, a "Secured Property"). The documents related to the first mortgage liens are substantially similar with respect to each Secured Property. In addition, the documents related to the promissory notes are substantially similar with respect to each note.

In addition to their first mortgage lien, the BofA Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property.

The BofA Loan has a term of 10 years, maturing on October 1, 2027. The BofA Loan bears interest at a rate of 3.77%. The BofA Loan requires monthly payments of interest only. Commencing September 1, 2019, the BofA Loan may be prepaid but only if such prepayment is made in full (except in certain circumstances as detailed in the BofA Loan Agreement), subject to certain conditions set forth in the BofA Loan Agreement, including 30 days' prior notice to the BofA Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on April 1, 2027, the BofA Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days' prior notice to the BofA Lender, without payment of any prepayment premium.

The BofA Loan Documents related to the BofA Loan contain a number of customary representations, warranties, covenants, and indemnities. In addition, we, by way of our assumption of the BofA Guaranty Agreement from EA-1, must maintain a minimum net worth of $250.0 million.

Pursuant to certain assignment and assumption agreements, the BofA Lender assigned certain of its interests in various notes to UBS AG and KeyBank National Association (representing approximately 35% and 10% of the aggregate BofA Loan amount, respectively) immediately following the closing of the BofA Loan.

The BofA Borrowers have the right to substitute the Secured Properties with replacement properties, subject to certain conditions set forth in the BofA Loan Agreement; provided that the aggregated allocated BofA Loan amounts for all outgoing Secured Properties does not exceed 22.5% of the original BofA Loan amount. In addition, provided certain conditions set forth in the BofA Loan Agreement are met, the BofA Borrowers have the right to request that a property be released from the BofA Loan. In addition, the BofA Loan may be assumed with the consent of the BofA Lender in connection with the sale of a SPE's interest or a conveyance of the underlying ownership interest, such consent not to be unreasonably withheld.

Second AIG Loan

On April 30, 2019, upon consummation of the Mergers, we assumed EA-1’s obligations as carve-out guarantor under one or more carve-out guarantees entered into in connection with various mortgages and deeds of trust (which, together with all other documents which evidence and secure the loan), were entered into on January 24, 2014 (the “Second AIG Loan Documents”), originally created by and among five SPEs wholly owned by our Current Operating Partnership and National Union Fire Insurance Company and VALIC (collectively, the “Second AIG Loan Lenders”), pursuant to which the Second AIG Loan Lenders provided such SPEs with a loan in the aggregate amount of $110.64 million (the “Second AIG Loan”). The funds were utilized to refinance five of the properties previously serving as security for EA-1’s credit facility. The Second AIG Loan is secured by cross-collateralized and cross-defaulted first mortgage liens or first lien deeds of trust and second mortgage liens or second lien deeds of trust on the Verizon, Avnet, Northrop Grumman, Schlumberger, and United Technologies properties. The Second AIG Loan has a term of 15 years, maturing on February 1, 2029. The Second AIG Loan bears interest at a fixed rate of 4.96% and required monthly payments of interest only for the first three years and fixed monthly payments based on a 360-month amortization period of principal and interest thereafter.

Midland Mortgage Loan

On April 30, 2019, upon consummation of the Mergers, we assumed EA-1’s obligations as carve-out guarantor under a fixed-rate secured loan entered into on February 28, 2013, originally created by and among eight SPEs wholly owned by our Current Operating Partnership and Midland National Life Insurance Company (the “Midland Mortgage Loan”), whereby certain properties, which previously served as security for EA-1’s credit facility, were refinanced in the amount of $105.6 million and now serve as collateral for the Midland Mortgage Loan. The Midland Mortgage Loan has a fixed interest rate of 3.94%, a term of 10 years and required monthly interest-only payments for the first four years of the term, followed by principal and interest payments based on a 30-year amortization schedule with all remaining principal and unpaid interest due at maturity. The Midland Mortgage Loan is secured by a first lien on and individual security agreements with our Current Operating Partnership’s underlying interest in the SPEs owning the Renfro, Quad/Graphics (subsequently replaced by Parallon), Westinghouse, AT&T, Travelers, Zeller Plastik, and Health Net properties, along with individual fixture filings, and assignments of leases, rents, income and profits related to each such property.

Other Debt

On April 30, 2019, upon consummation of the Mergers, we assumed EA-1’s obligations as carve-out guarantor under certain additional secured loans (each secured by an individual property in EA-1’s portfolio) totaling $61.4 million in debt. These additional loans are not material obligations of us.
INVESTMENT OBJECTIVES AND RELATED POLICIES
Overview
We invest in a portfolio consisting primarily of single tenant business essential properties. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant business essential properties, if they believe such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. In addition, we may invest in real estate properties other than single tenant business essential properties if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.
Primary Investment and Portfolio Management Objectives
Our primary investment and portfolio management objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive portfolio and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure you that we will attain these primary investment and portfolio management objectives.
Investment Strategy
We seek to acquire a portfolio consisting primarily of single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest a portion of the net investment proceeds in single tenant business essential properties outside the United States. We acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
Our management team has been acquiring single tenant business essential properties for well over a decade. Our management team's positive acquisition and ownership experience with single tenant business essential properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt;

•	the percentage recovery in the event of a tenant default is empirically greater than an unsecured lender; and

•	long-term leases provide a consistent and predictable income stream across market cycles while short-term leases offer income appreciation upon renewal and reset.
We seek to provide investors the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring primarily single tenant business essential assets;

•	stable cash flow largely backed by a portfolio of single tenant business essential real estate assets;

•	minimal exposure to operating and maintenance expense increases as we attempt to structure or acquire leases where the tenant assumes responsibility for these costs;

•	contractual lease rate increases enabling potential distribution growth and a potential hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of underlying asset leases;

•	enhanced stability resulting from diversified credit characteristics of corporate credits; and

•	portfolio stability promoted through geographic and product type investment diversification.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. Please see "Risk Factors - Risks Related to Investments in Single Tenant Real Estate."
General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.
Each acquisition will be approved by our board of directors. In selecting a potential property for acquisition, we consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	whether a property is essential to the business operations of the tenant;

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lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	projected net cash flow yield and internal rates of return;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital and tenant improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.
Description of Leases
We primarily acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into "net" leases. "Net" leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a number of factors. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the tenant to pay two of those three expenses. In either instance, these leases will typically hold the landlord responsible for the roof and structure, or other major repairs and replacements with respect to the property, while the tenant is responsible for only those operating expenses specified in the lease.
To the extent we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant and we cannot predict at this time the exact terms of any future leases into which we will enter. We will weigh many factors when negotiating specific lease terms, including, but not limited to, the rental rate, creditworthiness of the tenant, location of the property and type of property. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases with those tenants. Some of these limited negotiable terms include lease duration and special provisions on the recovery of operating expenses. In certain instances, we may be responsible for normal operating expenses up to a certain amount, which will reduce the amount of operating cash flow available for future investments.
Most of our acquisitions have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we obtain, to the extent available, contingent liability and property insurance and flood insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss. In addition, we maintain a pollution insurance policy for all of our properties to insure against the risk of environmental contaminants; however, the coverage and amounts of our environmental and flood insurance policies may not be sufficient to cover our entire risk.
Tenants are required to provide proof of insurance by furnishing a certificate of insurance to us on an annual basis. The insurance certificates are tracked and reviewed for compliance by our property manager.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.
There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. We anticipate that we will utilize approximately 50% leverage in connection with our acquisition strategy. However, our current charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. We may amend and restate our charter in the future to remove these limitations. See "Potential Springing Charter."
We may borrow amounts from our affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies. As of March 31, 2019, our leverage ratio (defined in our credit agreement as debt to total asset value) was approximately 44.35%.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also acquire ground leases.
We will make acquisitions of our real estate investments directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of us or other persons. See "Prospectus Summary - Our Structure" and "Risk Factors - General Risks Related to Investments in Real Estate."
Competition
As we purchase properties for our portfolio, we are in competition with other potential buyers for the same properties, and may have to pay more to purchase the property than if there were no other potential acquirers or we may have to locate another property that meets our investment criteria. Although we intend to acquire properties subject to existing leases, the leasing of real estate is highly competitive in the current market, and we may experience competition for tenants from owners and managers of competing projects. As a result, we may have to provide free rent, incur charges for tenant improvements, or offer other inducements, or we might not be able to timely lease the space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers for our properties.

Conditions to Closing Acquisitions
We obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.
Joint Venture Investments
We have acquired and may continue to acquire some of our properties in joint ventures, some of which may be entered into with our affiliates. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to invest in a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.
We may enter into joint ventures with our affiliates for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions otherwise dictated by the market.
To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy the property held by the joint venture and allow such venture partners to exchange their interest for our operating partnership's units or to sell their interest to us in its entirety. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with our affiliates will result in certain conflicts of interest.

Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, completion guarantees, availability and costs of materials and labor, weather conditions and government regulation. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.
Government Regulations
Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our federal income tax treatment.
Americans with Disabilities Act
Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion regarding compliance with the ADA.
Environmental Matters
Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion regarding environmental matters.
Other Regulations
The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
We may sell assets to third parties or to our affiliates. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our affiliates. Please see "Management - Committees of the Board of Directors - Nominating and Corporate Governance Committee" and "Conflicts of Interest - Certain Conflict Resolution Procedures."
Investment Limitations in Our Charter
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are those typically required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association ("NASAA REIT Guidelines"). Pursuant to the NASAA REIT Guidelines, we will not:

•
Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•
Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•
Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or, if prior to the Mergers, our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•
Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, their affiliates, or, if prior to the Mergers, our advisor or its affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue "redeemable securities" redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

•
Grant warrants or options to purchase shares to, if prior to the Mergers, our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or, if prior to the Mergers, to our advisor or its affiliates, except for certain mortgage loans described above.

The provision of advice to others or the issuance of reports or analyses regarding securities may only be conducted through an SEC registered investment adviser.
Changes in Investment Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of our board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.
Investments in Mortgages
While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.
Affiliate Transaction Policy
Our board of directors has established a nominating and corporate governance committee, which reviews and approves all matters our board of directors believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see "Management - Committees of the Board of Directors - Nominating and Corporate Governance Committee." This committee of our board of directors will approve all transactions between us and our affiliates. Please see "Conflicts of Interest - Certain Conflict Resolution Procedures."
Investment Company Act and Certain Other Policies
We intend to operate in such a manner that we will not be subject to regulation under the 1940 Act. We will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors - Risks Related to Our Corporate Structure." In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except (1) pursuant to our share redemption program and (2) pursuant to a tender offer as provided for in the Merger Agreement, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.
Exchange Listing and Other Strategic Transactions
While we are currently operating as a perpetual-life REIT with an ongoing offering and share redemption program, we may consider a Strategic Transaction at any time in the future. We are not prohibited by our charter or otherwise from engaging in such a Strategic Transaction at any time. We believe this perpetual-life REIT structure allows us to weather real estate cycles and provides for maximum flexibility to execute an exit strategy when it is in the best interests of our stockholders. Subject to certain significant transactions that require stockholder approval, such as dissolution, merger into another entity in which we are not the surviving entity, consolidation or the sale or other disposition of all or substantially all of our assets, our board maintains sole discretion to change our current strategy as circumstances change if it believes such a change is in the best interest of our stockholders. If our board of directors determines that a Strategic Transaction is in the best interests of us and our stockholders, we expect that our board will take all relevant factors at that time into consideration when making a Strategic Transaction decision, including prevailing market conditions.
Employees
We currently have 38 employees. In addition to our executive officers, such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting.
Industry Segments
We internally evaluate all of our properties and interests therein as one reportable segment.
MANAGEMENT
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. When adopted, our charter was reviewed and ratified unanimously by our board of directors, including all of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. Our charter also requires that a majority of our directors be independent directors.  Currently, we have seven directors, Kevin A. Shields, our Executive Chairman, Michael J. Escalante, our Chief Executive Officer and President, and five independent directors, Kathleen S. Briscoe, Gregory M. Cazel, Ranjit M. Kripalani, J. Grayson Sanders and Samuel Tang. An "independent director" is a person who, among other requirements more specifically described in the definition of "independent director" contained in Article IV of our charter, is not one of our officers or employees, has not otherwise been affiliated with us or our former affiliates for the previous two years and does not serve as a director of more than three REITs organized by or advised by our former advisor. There are no family relationships among any of our directors or officers. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. We may amend and restate our charter in the future to amend certain of these provisions. See "Potential Springing Charter."
During the discussion and analysis of proposed transactions, independent directors may offer suggestions for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Members of our board and any of their affiliates may not vote or consent on matters submitted to the stockholders regarding the removal of any director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Vacancies on our board, whether created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled only by a vote of a majority of the remaining directors. In cases of vacancies among the independent directors, the remaining independent directors shall nominate replacements for the vacant positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.
Our directors are not required to devote all of their time to our business and we do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Our directors are only required to devote the time to our affairs as their duties require. At a minimum, our directors meet quarterly, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors rely heavily on our management team.
Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See "Investment Objectives and Related Policies." In addition, our board of directors (including the independent directors) has adopted and is responsible for our valuation guidelines for establishing NAV and our valuation guidelines pertaining to the valuation of commercial real estate assets, related liabilities and notes receivable secured by real estate and will periodically review valuation information. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.
Our board of directors is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.
Self-Management
Prior to the Mergers, on December 14, 2018, EA-1 and the EA-1 Operating Partnership entered into a series of transactions, agreements, and amendments to EA-1’s existing agreements and arrangements (such agreements and amendments hereinafter collectively referred to as the “Self Administration Transaction”), with GCC and Griffin Capital, LLC (“GC LLC”), pursuant to which GCC and GC LLC contributed to the EA-1 Operating Partnership all of the membership interests in Griffin Capital Real Estate Company, LLC (“GRECO”) and certain assets related to the business of GRECO, in exchange for 20,438,684 units of limited partnership in the EA-1 Operating Partnership and additional limited partnership units as earn-out consideration. As a result of the Self Administration Transaction, EA-1 became self-managed and acquired the advisory, asset management and property management business of GRECO. As part of the Self Administration Transaction, EA-1 entered into a series of agreements and amendments to existing agreements which were assumed by us pursuant to the Mergers, as further described below.
GCC was the parent company of GC LLC, which was in turn the parent company of GRECO. Prior to the Mergers, GRECO was the parent company of our advisor, EA-1’s advisor, and Griffin Capital Property Management, LLC (“GCPM”), which was the parent company of our property manager and EA-1's property manager.
Prior to the Mergers, our advisor was responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf.  As a result of the Self Administration Transaction and the Mergers, we are now self-managed and succeeded to the advisory, asset management and property management arrangements formerly in place for both EA-1 and us.

In connection with the Self Administration Transaction, 37 employees of GCC became direct employees of GRECO. Upon the consummation of the Mergers, such employees became direct employees of us. In addition to our executive officers, such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting.
In connection with the Self Administration Transaction, on December 14, 2018, the EA-1 Operating Partnership, as contributee, and EA-1, as the general partner of the EA-1 Operating Partnership, entered into a Contribution Agreement (the “Contribution Agreement”) with GCC and GC LLC, as contributors, whereby the EA-1 Operating Partnership acquired 100% of the membership interests in GRECO and substantially all of GRECO’s operating assets, including its 100% membership interests in (i) EA-1’s former advisor, (ii) our former advisor, (iii) GCPM, (iv) EA-1’s former property manager, (v) our former property manager, as well as certain of GCC’s operating assets which are for the sole, exclusive use of GRECO, including but not limited to (a) all personal property used in or necessary for the conduct of GRECO’s business (except for furniture and fixtures located at the El Segundo headquarters and leased to the Operating Partnership), (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “Essential Asset” brand and related trademark) and certain domain names, (c) certain continuing employees and the key persons who have executed employment agreements, and (d) certain other assets as set forth in the Contribution Agreement, in exchange for 20,438,684 OP Units.
In addition, the EA-1 Operating Partnership, in connection with the Mergers, paid GC LLC earn-out consideration in the form of OP Units having an aggregate value of $25,000,000. Payments of earn-out consideration will commence upon the date that is one year following the date of the Contribution Agreement and will be made annually thereafter until GC LLC is no longer entitled to receive the earn-out consideration in accordance with the Contribution Agreement.

In connection with the Company Merger, our Current Operating Partnership is obligated to pay GCC in cash earn-out consideration equal to (i) 37.25% of the amounts received by our former advisor as advisory fees pursuant to our advisory agreement with respect to the incremental common equity invested in our follow-on offering from the closing of the Company Merger through the termination of our follow-on offering, plus (ii) 37.25% of the amounts that would have been received by our former advisor as performance distributions pursuant to the operating partnership agreement of our operating partnership, with respect to assets acquired by us from the closing date of the Company Merger through the termination of the follow-on offering. Such cash earn-out consideration will accrue on an ongoing basis and be paid quarterly, provided that such cash earn-out consideration will in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in us pursuant to our follow-on offering from the closing of the Company Merger through the termination of such follow-on offering.

In connection with the Mergers, we assumed, as the general partner of our Current Operating Partnership, the earn-out obligations.

In connection with the Mergers, we assumed, as the successor of EA-1 and the EA-1 Operating Partnership, an Administrative Services Agreement (the “Administrative Services Agreement”), among EA-1, the EA-1 Operating Partnership, GCC, GC LLC, GRECO and Griffin Capital Essential Asset TRS, Inc., pursuant to which, effective January 1, 2019, GCC and GC LLC will continue to provide office space and certain operational and administrative services at cost to us, our Current Operating Partnership, Griffin Capital Essential Asset TRS, Inc., and GRECO, which may include, without limitation, the shared information technology, human resources, legal, due diligence, marketing, customer service, events, operations, accounting and administrative support services set forth in the Administrative Services Agreement.

Executive Officers and Directors
We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Kevin A. Shields	61	Chairman of the Board of Directors and Executive Chairman
Michael J. Escalante	58	Chief Executive Officer, President and Director
Javier F. Bitar	57	Chief Financial Officer and Treasurer
Howard S. Hirsch	53	Chief Legal Officer and Secretary
Louis K. Sohn	44	Managing Director, Acquisitions & Corporate Finance
Scott Tausk	60	Managing Director, Asset Management
Don G. Pescara	56	Vice President - Acquisitions
Julie A. Treinen	59	Vice President - Asset Management
Kathleen S. Briscoe	59	Independent Director
Gregory M. Cazel	57	Independent Director
Ranjit M. Kripalani	59	Independent Director
J. Grayson Sanders	78	Independent Director
Samuel Tang	58	Independent Director
Kevin A. Shields, our Executive Chairman and the Chairman of our board of directors, has been an officer and director since November 2013. Mr. Shields served as EA-1's Chief Executive Officer from 2008 until December 2018. Mr. Shields is also the Chief Executive Officer of GCC, which he founded in 1995 and which indirectly owns our dealer manager. Mr. Shields served as the Chief Executive Officer of our dealer manager until June 2017. Mr. Shields also currently serves as President and trustee of GIA Real Estate Fund, positions he has held since November 2013; and as President and trustee of GIA Credit Fund, positions he has held since January 2017. He also serves as a non-voting special observer of the board of directors of Griffin American Healthcare REIT III, Inc. (“GAHR III”) and Griffin American Healthcare REIT IV, Inc. (“GAHR IV”), both of which are public non-traded REITs co-sponsored by GCC, and as a member of the investment committee of the advisor of GAHR III. Before founding GCC, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, the Chair Emeritus of the board of directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
We believe that Mr. Shields’ extensive experience in the real estate and real estate financing industries support his appointment to our board of directors.
Michael J. Escalante is our Chief Executive Officer, President and a director. He has been our President and a director since our formation, and has been our Chief Executive Officer since April 2019. Mr. Escalante served as the Chief Executive Officer of EA-1 from December 2018 to April 2019; the President of EA-1 from June 2015 to April 2019; and Chief Investment Officer of EA-1 from August 2008 to December 2018. Mr. Escalante also served as GCC’s Chief Investment Officer from June 2006 until December 2018. He also serves as a member of the investment committee of the advisor of GIA Real Estate Fund. With more than 30 years of real estate related investment experience, he has been responsible for completing in excess of $8.2 billion of commercial real estate transactions throughout the United States. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
We believe that Mr. Escalante’s broad experience in the real estate industry and his years of service at GCC and its affiliates support his appointment to our board of directors.
Javier F. Bitar is our Chief Financial Officer and Treasurer, and has served in that capacity since June 2016. Mr. Bitar served as Chief Financial Officer and Treasurer of EA-1 from June 2016 to April 2019. Mr. Bitar has over 33 years of commercial real estate related accounting and financial experience, including over 20 years of senior management-level experience. Mr. Bitar has been involved in over $11 billion of real estate transactions. Prior to joining GCC, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company’s real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
Howard S. Hirsch is our Chief Legal Officer and Secretary, positions he has held since April 2019. From June 2014 to April 2019, Mr. Hirsch served as our Vice President and Secretary. Mr. Hirsch served as Chief Legal Officer and Secretary of EA-1 from December 2018 to April 2019. Prior to that, he served as EA-1's Vice President and Assistant Secretary from January 2015 until December 2018. Mr. Hirsch serves as Vice President and Assistant Secretary of GIA Real Estate Fund, positions he has held since January 2015; and as Vice President and Assistant Secretary of GIA Credit Fund, positions he has held since January 2017. Mr. Hirsch served as Vice President and General Counsel - Securities of GCC from June 2014 until December 2018. He also serves as a member of the investment committee of the advisor of GIA Credit Fund. Prior to joining GCC in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP, where he was an associate and then a partner. Mr. Hirsch has over 20 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch’s experience also includes registrations under the Securities Act and the 1940 Act, reporting under the Exchange Act, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and “Blue Sky” regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Louis K. Sohn is our Managing Director, Acquisitions & Corporate Finance and has held that position since April 2019. From December 2018 to April 2019, Mr. Sohn was the Managing Director, Acquisitions & Corporate Finance of EA-1. Mr. Sohn joined GCC in 2006 as Vice President - Acquisitions and became Senior Vice President - Acquisitions in January 2012 and Director - Acquisitions in December 2014 until he resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for us. During Mr. Sohn's more than 15-year career in real estate, he has been responsible for over $4 billion of transactional volume including participating in numerous property acquisitions, debt placement, investment sales and note sale assignments. Prior to joining GCC, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm's note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.
Scott A. Tausk is our Managing Director, Asset Management and has held that position since April 2019. From December 2018 to April 2019, Mr. Tausk was the Managing Director, Asset Management of EA-1. Mr. Tausk joined GCC in 2013 as Managing Director - Asset Management until he resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio. In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third-party property management. He currently serves as an advisor to Gensler, a global architectural firm, where he helps Gensler connect with the commercial real estate owner. Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago's Booth School of Business. Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Don G. Pescara is our Vice President - Acquisitions and has held that position since November 2013. Mr. Pescara was the Vice President - Acquisitions of EA-1 from its formation until April 2019. Mr. Pescara is responsible for our activities in the midwestern U.S. and is based in the firm’s Chicago office. Mr. Pescara joined GCC in January 1997 until he resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Prior to joining GCC, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President - Asset Management and has held that position since November 2013. Ms. Treinen was the Vice President - Asset Management of EA-1 from its formation until April 2019. Ms. Treinen joined GCC in September 2004 until she resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Before joining GCC, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an M.B.A. degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.
Kathleen S. Briscoe is one of our independent directors and is a member of our nominating and corporate governance committee and the chairperson of our capital committee. She has been one of our independent directors since March 2016. Since March 2018, Ms. Briscoe has served as a Partner and Chief Capital Officer at Dermody Properties. She has also served as an advisor to Arixa Capital since November 2017. From March 2016 to March 2017, Ms. Briscoe served as a consultant at Cordia Capital Management, LLC, a privately owned real estate investment management company, where from November 2013 to March 2016, she held the positions of Chief Operating Officer and Chief Investment Officer for real estate, overseeing approximately $100 million of commercial real estate investments per year throughout the Western United States. From November 2011 to November 2013, Ms. Briscoe was a real estate consultant with Institutional Real Estate, Inc. and Crosswater Realty Advisors. From 2009 to 2011, Ms. Briscoe was the Chief Investment Officer for the IDS Real Estate Group in Los Angeles, California, where she managed two joint ventures with CalSTRS. From 2008 to 2009, Ms. Briscoe was a real estate consultant with Crosswater Realty Advisors, where she worked with CalPERS analyzing its real estate fund managers. From 2007 to 2008, she was a Managing Director and the head of the Los Angeles office for Buchanan Street Partners, a real estate investment management company. From 1987 to 2007, Ms. Briscoe was a Shareholder at Lowe Enterprises, a real estate investment, asset management, and development company, where she managed the firm’s investment clients, was a key member of a value-add private REIT, managed a portfolio, and served on the Executive Committee and as a voting member of the Investment Committee. Ms. Briscoe received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. Ms. Briscoe is an independent director of the Resmark Companies, a national private equity firm focused on real estate. Ms. Briscoe is a council member of the Urban Land Institute, an advisory board member for Institutional Real Estate, Inc., has been an executive member of the National Association of Real Estate Investment Managers, and is active in a number of other real estate organizations.
We believe Ms. Briscoe’s years of experience in real estate investing and investment management experience, as well as her background in the commercial real estate industry generally, support her appointment to our board of directors.
Gregory M. Cazel is one of our independent directors and is the chairperson of our nominating and corporate governance committee and a member of our capital committee. He has been one of our independent directors since April 2019. From February 2009 to April 2019, he served as an independent director of EA-1. Since December 2015, Mr. Cazel has been a Regional Loan Originator for HUNT Real Estate Capital in Chicago. His responsibilities include originating CMBS, balance sheet equity and Fannie Mae and Freddie Mac loans for the company. Mr. Cazel previously served as one of our independent directors from April 2014 to June 2016. From May 2013 to November 2015, Mr. Cazel was a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago, where he originated both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October

2010. A10 Capital specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 34 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $5.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
We believe that Mr. Cazel’s decades of experience in the mortgage industry and real estate finance industry and his nine years of experience as a director of non-traded REITs support his appointment to our board of directors.
Ranjit M. Kripalani is one of our independent directors and is a member of our audit committee and the chairperson of our compensation committee. He has been one of our independent directors since April 2019. From January 2017 to April 2019, he served as an independent director of EA-1. From 2009 to 2014, Mr. Kripalani served as the chief executive officer of CRT Capital Group LLC, an institutionally focused broker-dealer. Prior to joining CRT Capital Group LLC, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2001 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2000 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2000. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. Mr. Kripalani also currently serves on the board of directors of Western Asset Mortgage Corp., a position he has held since 2014. Mr. Kripalani has a B.A. in International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.
We believe that Mr. Kripalani’s extensive real estate and business experience and his four years of experience as a director of a REIT supports his appointment to our board of directors.
J. Grayson Sanders is one of our independent directors and is a member of our compensation committee, audit committee and nominating and corporate governance committee. He has been one of our independent directors since March 2016. Mr. Sanders also serves as an independent director on the board of directors of GAHR III, a position he has held since February 2014. Since March 2013, Mr. Sanders has served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group, where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA registered managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets, which focused on wholesale distribution of non-traded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. From 1997 to 2000, Mr. Sanders was the Executive Managing Director for CB Richard Ellis Investors where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments for Ameritech Pension Trust, where he managed a $1.5 billion real estate portfolio within the $13 billion defined benefit plan. Mr. Sanders has also previously served on the board of directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts, where he was Co-Chairman of its Institutional Investor Committee. He has also served on the board of directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.
We believe that Mr. Sanders’ decades of experience in the real estate industry, including as a director of a non-traded REIT, and his significant experience raising equity capital support his appointment to our board of directors.
Samuel Tang is one of our independent directors and is the chairperson of our audit committee and a member of our compensation committee and capital committee. He has been one of our independent directors since March 2016. Mr. Tang has over 25 years of experience in private equity and real estate investing. From 2008 to the present, Mr. Tang has been a Managing Partner of TriGuard Management LLC, an entity which he co-founded and which acquires private equity fund-of-funds in the secondary market and serves as a platform for other private equity investment businesses. He is also a co-founder and Managing Partner of Montauk TriGuard Management Inc. since 2004 to the present, where he is responsible for sourcing, analyzing, structuring, and closing the acquisition of private equity funds in the secondary market. From 1999 to 2004, Mr. Tang was Managing Director, Equities, of Pacific Life Insurance Company, where he co-chaired the workout committee to maximize recovery on bond investments and worked on various strategic and direct equity investments. Before joining Pacific Life Insurance Company, from 1989 to 1999, he was a Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. Mr. Tang was also previously a Manager in Real Estate Consulting with KPMG Peat Marwick Main and a Senior, CPA with Arthur Young. Mr. Tang has an M.B.A. in Finance from University of California, Los Angeles and a B.S. in Accounting from University of Southern California. Mr. Tang also currently serves in leadership positions, including as a member of the board of directors with several private equity fund advisory, corporate and charitable entities.
We believe that Mr. Tang’s extensive experience in the private equity and real estate industries support his appointment to our board of directors.
Committees of the Board of Directors
Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as our board believes appropriate. Our board will appoint the members of such committees in our board’s discretion. Our charter requires that a majority of the members of each committee of our board be comprised of independent directors.
Audit Committee
Our audit committee is comprised of Messrs. Sanders, Tang, and Kripalani, all independent directors. Mr. Tang currently serves as chairperson of our audit committee. Our board of directors has reviewed Mr. Tang’s background and qualifications and has deemed him to be an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission. Our audit committee operates pursuant to a written charter adopted by our board of directors. The charter for our audit committee sets forth its specific functions and responsibilities. The primary responsibilities of our audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Ms. Briscoe and Messrs. Sanders and Cazel, all independent directors. Mr. Cazel currently serves as chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for our nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of our nominating and corporate governance committee include:

•
identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

•	overseeing an annual evaluation of our board of directors, each of the committees of our board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•
considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our affiliates.

Compensation Committee
Our compensation committee is comprised of Messrs. Sanders, Tang, and Kripalani, all independent directors. Mr. Kripalani currently serves as the chairperson of our compensation committee. Our compensation committee operates pursuant to a written charter adopted by our board of directors. The charter for our compensation committee sets forth its specific functions and responsibilities. The primary responsibilities of our compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to our board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering, granting awards under, our Employee and Director Long-Term Incentive Plan (LTIP); and

•	setting the terms and conditions of such awards in accordance with our LTIP, which we describe further below.
Capital Committee
Our capital committee is comprised of Ms. Briscoe and Messrs. Tang and Cazel, all independent directors. Ms. Briscoe currently serves as the chairperson of our capital committee. Our capital committee will operate pursuant to a written charter adopted by our board of directors. The charter for our capital committee will set forth its specific functions and responsibilities. The primary responsibilities of our capital committee include:

•	assisting our board of directors in fulfilling its oversight responsibilities with respect to acquisitions, dispositions, development projects, financings and other similar investments by us;

•	assisting our executive officers and management in evaluating and formulating proposed investments; and

•	reviewing and assessing proposed investments in light of our strategic goals and objectives.
Management Compensation
Management Compensation Prior to Mergers - Fiscal Year 2018
Prior to the completion of the Mergers, we did not compensate our executive officers for services rendered to us. As a result, in 2018, we did not have a compensation policy or program for our executive officers. If we compensated our executive officers directly, the following executive officers would have been considered our “Named Executive Officers” as defined in Item 402 of Regulation S-K for the fiscal year ended December 31, 2018:

•	Michael J. Escalante, Chief Executive Officer and President;

•	Kevin A. Shields, Executive Chairman and former Chief Executive Officer;

•	Javier F. Bitar, Chief Financial Officer and Treasurer;

•	Howard S. Hirsch, Chief Legal Officer and Secretary; and

•	Mary P. Higgins, our former Vice President and General Counsel.
In 2018, our executive officers also were officers of our former advisor and its affiliates, and were compensated by such entities for their services to us. We paid these entities fees and reimbursed expenses pursuant to our advisory agreement. Certain of these reimbursements to our former advisor included reimbursements of a portion of the compensation paid by our former advisor and its affiliates to our Named Executive Officers for services provided to us, for which we did not pay our advisor a fee. For the year ended December 31, 2018, these reimbursements to our former advisor totaled approximately $0.92 million. Of this amount, $0.50 million was attributed to Mr. Bitar, $0.27 million was attributed to Mr. Hirsch and $0.1 million was attributed to Ms. Higgins. No reimbursements were attributed to Mr. Shields or Mr. Escalante. The reimbursable expenses included components of salaries, bonuses, benefits and other overhead charges and were based on the percentage of time each such Named Executive Officer spent on our affairs. Our compensation committee did not determine these amounts, but reviewed with management the allocations of time to us and determined that such allocations were fair and reasonable to us. Our Named Executive Officers received significant additional compensation from our former advisor and its affiliates that we did not reimburse.
Management Compensation Subsequent to Mergers
Following the Mergers, we assumed employment agreements with each of Messrs. Escalante, Bitar, Hirsch, Sohn and Tausk. Effective April 30, 2019, we began compensating our executive officers under arrangements approved by our compensation committee and our board of directors. The executive compensation program contains a base salary, short-term incentive program (cash bonus based on annual goals), and long-term incentive program (equity awards based on a target percentage of base salary subject to multi-year vesting conditions).
Employment Agreement with Mr. Escalante
Prior to the Mergers, in connection with Mr. Escalante’s appointment as Chief Executive Officer of EA-1, on December 14, 2018, EA-1, GRECO and the EA-1 Operating Partnership entered into an employment agreement with Mr. Escalante to serve as GRECO's Chief Executive Officer and President and as EA-1’s Chief Executive Officer, President and Chief Investment Officer (the “Escalante Employment Agreement”), which employment agreement was assumed by us in connection with the Mergers and Mr. Escalante’s continued service as our Chief Executive Officer and President. The Escalante Employment Agreement has an initial term of five years and will automatically renew for additional one year periods thereafter, unless either we or Mr. Escalante provide advance written notice of our or his intent not to renew or unless sooner terminated in accordance with the terms thereof (the “Escalante Employment Agreement Term”).
Pursuant to the terms of the Escalante Employment Agreement, Mr. Escalante is entitled to, among other things:

•	Beginning January 1, 2019, an annual base salary of $800,000, subject to annual review for increase (but not decrease) by our board of directors or a committee thereof;

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Beginning January 1, 2019, an annual cash bonus opportunity (“Incentive Bonus”) with threshold, target and maximum award opportunities of 175%, 250% and 325%, respectively, of the base salary actually paid for such year (subject to adjustment if our common stock becomes listed on an established stock exchange). The entitlement to and payment of an annual Incentive Bonus is subject to the approval of our compensation committee, except that for 2019 and 2020, Mr. Escalante is guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year. Payment of an annual Incentive Bonus is also conditioned upon Mr. Escalante remaining employed with us through the last day of such year;

•	Equity awards as follows:

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Effective in the first quarter of 2019, a time-based equity award with respect to either shares of our common stock or units of our operating partnership, in a form to be determined by our compensation committee, which will vest ratably over four years (the “Initial Equity Award”). The Initial Equity Award will have a value of $7 million and will be the sole equity award granted to Mr. Escalante until January 2021;

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Effective as of January 2021, an equity award with a target value of $3.5 million and which will be 100% time-vested if our common stock is not then listed on an established stock exchange, or will be a minimum of 40% time-vested if our common stock is then listed on an established stock exchange, with the remainder subject to performance-based vesting (the “2021 Equity Award”). The 2021 Equity Award is subject to approval by our compensation committee, which may approve a greater or lesser target value and will establish the terms and conditions applicable to the 2021 Equity Award; and

•	Future equity awards as determined in the sole discretion of our compensation committee.

•	Payments and benefits upon termination of employment as follows:

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Death or Disability (as defined in the Escalante Employment Agreement): (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of premiums for our medical plan; and (iv) the automatic vesting of (1) all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”), and (2) Mr. Escalante's account under the our Executive Deferred Compensation Plan, in full.

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Without Cause or with Good Reason (as such terms are defined in the Escalante Employment Agreement): (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar     year in which such termination occurs (assuming target individual performance and our actual performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three times the sum of (A) his base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Escalante for the prior two calendar years preceding the year in which such termination occurs (or, in the event such termination date occurs prior to the end of two years after the effective date of the Escalante Employment Agreement, Mr. Escalante's target Incentive Bonus for any such years not yet elapsed); (iv) a lump sum payment equal to 24 months (or, if such termination occurs prior to December 31, 2020, 36 months) of premiums for our medical plan; (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante’s account under our Executive Deferred Compensation Plan.

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Termination by us without Cause or by Mr. Escalante with Good Reason during the Escalante Employment Agreement Term and within six months preceding, on or 12 months following a Change in Control (as defined in the Escalante Employment Agreement) of us: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that the premiums for our medical plan will be calculated to cover 36 months.

The Escalante Employment Agreement also provides that Mr. Escalante will be subject to customary noncompete, non-solicitation, non-disparagement and other restrictive covenants.
Employment Agreements with Other Officers
Prior to the Mergers, on December 14, 2018, EA-1 also entered into employment agreements with each of Javier Bitar, Howard S. Hirsch, Louis K. Sohn and Scott Tausk, which employment agreements were assumed by us in connection with the Mergers and those officers continued service as our officers. Each of such employment agreements (collectively, the “Other Employee Employment Agreements”) is substantially similar to the material terms of the Escalante Employment Agreement except as noted below:

Javier Bitar. Mr. Bitar serves as our Chief Financial Officer and Treasurer. His initial base salary is $450,000 and his Incentive Bonus threshold, target and maximum award opportunities are 100%, 150%, and 200%, respectively. His Initial Equity Award will have a value of $1 million and he will be eligible to receive annual equity awards beginning in 2020, with a minimum target value in 2020 and 2021 greater than or equal to his Initial Equity Award and vesting conditions as described above for Mr. Escalante's 2021 Equity Award. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of the employer portion of premiums for our medical plan. Upon termination Without Cause or with Good Reason, Mr. Bitar will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of the employer portion of premiums for our medical plan. Upon termination six months preceding or 12 months following a Change in Control, Mr. Bitar will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of the employer portion of premiums for our medical plan.
Howard S. Hirsch. Mr. Hirsch serves as our Chief Legal Officer and Secretary. His initial base salary is $400,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 100%, and 150%, respectively. His Initial Equity Award will have a value of $650,000 and he will be eligible to receive annual equity awards beginning in 2020, with a minimum target value in 2020 and 2021 greater than or equal to his Initial Equity Award and vesting conditions as described above for Mr. Escalante's 2021 Equity Award. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of the employer portion of premiums for our medical plan. Upon termination Without Cause or with Good Reason, Mr. Hirsch will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of the employer portion of premiums for our medical plan. Upon termination six months preceding or 12 months following a Change in Control, Mr. Hirsch will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of the employer portion of premiums for our medical plan. In addition, the agreement provides that as part of his employment with us, Mr. Hirsch will also provide services to GCC and its affiliates pursuant to the Administrative Services Agreement at cost.
Louis K. Sohn. Mr. Sohn serves as our Managing Director, Acquisitions & Corporate Finance. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020, with a minimum target value in 2020 and 2021 greater than or equal to his Initial Equity Award and vesting conditions as described above for Mr. Escalante's 2021 Equity Award. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of the employer portion of premiums for our medical plan. Upon termination Without Cause or with Good Reason, Mr. Sohn will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of the employer portion of premiums for our medical plan. Upon termination six months preceding or 12 months following a Change in Control, Mr. Sohn will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of the employer portion of premiums for our medical plan.
Scott Tausk. Mr. Tausk serves as our Managing Director, Asset Management. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020, with a minimum target value in 2020 and 2021 greater than or equal to his Initial Equity Award and vesting conditions as described above for Mr. Escalante's 2021 Equity Award. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of the employer portion of premiums for our medical plan. Upon termination Without Cause or with Good Reason, Mr. Tausk will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of the employer portion of premiums for our medical plan. Upon termination six months preceding or 12 months following a Change in Control, Mr. Tausk will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of the employer portion of premiums for our medical plan.

Indemnification Agreements
On April 30, 2019, we assumed indemnification agreements of EA-1 pursuant to the merger of EA-1 into our wholly-owned subsidiary. On December 14, 2018, EA-1 entered into indemnification agreements with each of its directors and its continuing executive officers (each, an “Indemnitee”). We assumed EA-1's obligations and rights in their entirety.
The indemnification agreements obligate us, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of EA-1, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at EA-1's request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

*	the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

*	the Indemnitee actually received an improper personal benefit in money, property or services; or

*	with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
In addition, except as described below, an Indemnitee is not entitled to indemnification pursuant to the indemnification agreements:

*	if the proceeding was one brought by EA-1 or on its behalf and the Indemnitee is adjudged to be liable to EA-1;

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging an improper personal benefit to the Indemnitee;

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging an improper personal benefit to the Indemnitee; or

*	in any proceeding brought us by the Indemnitee other than to enforce his or her rights under the indemnification agreements, and then only to the extent provided by the agreements.
Notwithstanding the limitations on indemnification described above, on application by an Indemnitee to a court of appropriate jurisdiction, the court may order indemnification of such Indemnitee if the court determines that such Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (a) has met the standard of conduct set forth above, or (b) has been adjudged liable for receipt of an improper personal benefit. Under Maryland law, any such indemnification is limited to the expenses actually and reasonably incurred by the Indemnitee, or on his or her behalf, in connection with any proceeding by or on behalf of EA-1 or in which the Indemnitee was adjudged liable for receipt of an improper personal benefit. If the court determines that the Indemnitee is so entitled to indemnification, the Indemnitee will also be entitled to recover from us the expenses of securing such indemnification.
Notwithstanding, and without limiting, any other provision of the indemnification agreements, if an Indemnitee is made a party to any proceeding by reason of such Indemnitee’s status as a former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of EA-1, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at EA-1's request, and such Indemnitee is successful, on the merits or otherwise, as to one or more (even if less than all) claims, issues or matters in such proceeding, we must indemnify such Indemnitee for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.
In addition, the indemnification agreements require us to advance reasonable expenses incurred by an Indemnitee within ten days of the receipt by us of a statement from the Indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

*	a written affirmation of the Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

*	a written undertaking to reimburse us if a court of competent jurisdiction determines that the Indemnitee is not entitled to indemnification.
Initial Equity Awards Issued to Executive Officers
Pursuant to the LTIP and the Escalante Employment Agreement and the Other Employee Employment Agreements, on April 30, 2019, we issued the following restricted stock unit awards (collectively, the “Employee RSUs”): 732,218 Employee RSUs to Mr. Escalante; 104,603 Employee RSUs to Mr. Bitar; 67,992 Employee RSUs to Mr. Hirsch; 52,301 Employee RSUs to Mr. Sohn; and 52,301 Employee RSUs to Mr. Tausk.
The Employee RSUs vest and become nonforfeitable with respect to 25% of the Employee RSUs on December 31 of each of 2019, 2020, 2021 and 2022, subject to the employee’s continued employment and service with GRECO, the Company or any of their subsidiaries (or applicable successors thereto) through the applicable vesting date; provided that the vesting of the Employee RSUs may accelerate as provided under the Escalante Employment Agreement and the Other Employee Employment Agreements, as applicable, and may fully vest in the event of a Change in Control of us or a Qualifying Termination (as defined in the applicable restricted stock unit award). The Employee RSUs have distribution equivalent rights beginning on the first of the year in which they were issued. The Employee RSUs are subject to a number of other conditions set forth in such awards, including a mandatory 4-year deferral of receipt of any shares of our Common Stock and any corresponding distributions (except to the extent there is a Change in Control, the employee separates from service or dies, or the award becomes taxable).
Compensation of Directors
Director Compensation Prior to the Mergers
Pursuant to our director compensation plan adopted by the board of directors on March 7, 2017 (the "Director Compensation Plan"), for the year ended December 31, 2018, we paid each of our independent directors a retainer of $40,000, plus $1,000 for each board or committee meeting the independent director attended in person or by telephone ($2,000 for attendance by the chairperson of our audit committee at each meeting of our audit committee and $1,500 for attendance by the chairperson of any other committee at each of such committee’s meetings). In the event there were multiple meetings of our board and one or more committees in a single day, the fees were limited to $3,000 per day ($3,500 for the chairperson of our audit committee if there was a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board.
Pursuant to EA-1's Director Compensation Plan, for the year ended December 31, 2018, EA-1 paid each of its independent directors a retainer of $90,000 in equal quarterly installments. EA-1 did not pay separate meeting fees for attendance at its board or committee meetings. All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of EA-1's board.
The following table provides a summary of the fees earned by each of our directors for the year ended December 31, 2018:

Name	Fees Earned
Michael J. Escalante	$—
Kevin A. Shields	$—
Kathleen S. Briscoe	$96,000
Gregory M. Cazel(1)	$90,000
Ranjit M. Kripalani(1)	$90,000
J. Grayson Sanders	$82,000
Samuel Tang	$86,500
Total	$444,500
(1) Messrs. Cazel and Kripalani received the fees earned pursuant to their services as independent directors of EA-1.
Pursuant to the LTIP and Director Compensation Plan, we issued 5,000 shares of restricted stock to each independent director on January 18, 2017, which are fully vested, and 7,000 shares of restricted stock to each independent director on each of June 14, 2017 and March 14, 2019 upon each of their respective re-elections to our board of directors, which vested 50% at the time of grant and will vest 50% upon the first anniversary of the grant date, subject to the independent director's continued service as a director during such vesting period. The annual restricted stock award will immediately vest in the event of certain liquidation events, as defined in the restricted stock award. The initial restricted stock award and future annual restricted stock awards are subject to a number of other conditions as set forth in such awards. We may not grant equity awards at any time when the issuance of equity awards, when combined with those issued or issuable to our directors, officers or any of their affiliates, exceed the amounts in our plan. No equity award issued will be exercised if such exercise would jeopardize our status as a REIT under the Code.
Pursuant to EA-1's Employee and Director Long-Term Incentive Plan (the "EA-1 Plan"), EA-1 issued 5,000 shares of restricted stock to each independent director on March 3, 2014 who was serving at that time and to Mr. Kripalani upon his appointment to EA-1's board on January 31, 2017, which vested immediately upon grant (the "Initial Restricted Stock Awards"). On each of June 12, 2014, June 16, 2015, and June 15, 2016, EA-1 also issued additional awards of 1,000 shares of restricted stock to each independent director upon each of their respective re-elections to the board, which will generally vest ratably over a period of three years from the date of re-election. Pursuant to EA-1's Director Compensation Plan, on each of June 14, 2017 and March 14, 2019, EA-1 issued additional awards of 7,000 shares of restricted stock to each independent director upon each of their respective re-elections to the board, which vested 50% at the time of grant and were to vest 50% upon the first anniversary of the grant date, subject to the independent director's continued service as a director during such vesting period (the "Annual Restricted Stock Awards"). Such Annual Restricted Stock Award consisted of 1,000 shares of restricted stock under Section 7.4 of the EA-1 Plan and an additional 6,000 shares of restricted stock. The Annual Restricted Stock Awards would have immediately vested in the event of certain liquidation events, as defined in the Annual Restricted Stock Awards. As of December 31, 2018, Mr. Cazel had received a total of 15,000 shares of restricted stock, 14,667 of which have vested. As of December 31, 2018, Mr. Kripalani had received a total of 12,000 shares of restricted stock, all of which had vested. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards were subject to a number of other conditions set forth in such awards.

On April 30, 2019, we issued 4,017 shares of restricted stock to Mr. Cazel and 3,668 shares of restricted stock to Mr. Kripalani, in each case in exchange for their shares of restricted stock in EA-1 that remained unvested as of the effective time of the Company Merger, pursuant to the terms of the Merger Agreement. The restricted stock awards will vest as follows: Mr. Cazel: 349 shares will vest on June 15, 2019 and 3,668 shares will vest on March 14, 2020; and Mr. Kripalani: all 3,668 shares will vest on March 14, 2020, assuming in each case that such person is still serving as a director at each such vesting date. We issued the restricted stock awards to Messrs. Cazel and Kripalani pursuant to the LTIP, and such awards are in substantially the same form as the form of restricted stock award agreement entered into with our non-employee directors.
Director Compensation After the Mergers
Going forward, we will pay each of our independent directors a retainer of $90,000 in equal quarterly installments. We will not pay separate meeting fees for attendance at our board or committee meetings. All directors will receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board.

Going forward, we will issue to each of our independent directors an annual award of restricted stock granted at a fixed dollar value of $75,000, 50% of which vests immediately upon grant and 50% which vests upon the one-year anniversary of the grant. Upon the election or appointment of any new independent director, we will grant an initial equity award granted at a fixed dollar value of $35,000, all of which will vest immediately upon grant.
Employee and Director Long-Term Incentive Plan
Our LTIP will:

•	provide incentives to individuals who are granted equity awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment or service with us or our affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

Our LTIP provides for the grant of awards to our directors, executive officers and full-time employees, entities and full-time employees of entities that provide services to us, and certain consultants to us and our affiliates that provide services to us. Awards granted under our LTIP may consist of restricted stock, nonqualified stock options, incentive stock options, stock appreciation rights, distribution equivalent rights, and other equity-based awards (such as restricted stock units or long-term incentive plan units) that entitle a participant to receive shares of our common stock or rights or units valued based on our common stock or distributions thereon.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our LTIP is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. At this time, we have no intention of exceeding 5% of our outstanding shares of stock. Awards that terminate, are cancelled, or expire without payment, or that are settled in cash, will not reduce the maximum aggregate number of shares of common stock that may be issued under our LTIP.
The term of our LTIP is 10 years. In the event of an "equity restructuring" (meaning a nonreciprocal transaction between us and our stockholders that causes the per-share fair market value of the shares of stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the number of shares of stock and the class(es) of stock subject to the LTIP and each outstanding award and the exercise price (if applicable) of each outstanding award shall be proportionately adjusted. Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our compensation committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, our compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that our compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
Subject to the terms of the LTIP, our compensation committee sets the term of the awards in its discretion, but no award will have a term greater than 10 years. Our compensation committee sets the period during which the right to exercise an award vests, which may be based on satisfaction of Performance Goals (as defined in the LTIP) or other conditions, if any. Unless a Performance Goal is based solely on the increase in the fair market value of our stock, our compensation committee must certify whether Performance Goals were satisfied. Our compensation committee may, at its discretion, accelerate any or all outstanding awards. No award issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Code or other applicable law. In addition, no award may be sold, pledged, assigned or transferred by an award holder in any manner other than by will or the laws of descent or distribution.
We, may, on a discretionary basis, provide one or more loans to our employees in connection with the exercise or receipt of an award granted under the LTIP, to the extent not prohibited by law or the terms of the LTIP. Other than by consent of our compensation committee or in the event of a recipient's death or disability (as described in detail in the LTIP), awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of.
Restricted Stock
Restricted stock entitles the recipient to an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has the right to receive distributions on the restricted stock, regardless of whether the restricted stock has vested. We intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.
Restricted Stock Units
Awards may be granted in the form of restricted stock units ("RSUs"). RSUs will be awarded in such numbers and at such times during the term of the LTIP as the compensation committee may determine.
RSUs are subject to terms, conditions, restrictions, and limitations deemed appropriate by the compensation committee, including, without limitation, restrictions on transferability and continued employment of the grantee. The compensation committee determines the performance goals or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. Subject to performance goals and certification of goal completion, the compensation committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding RSU awards.
Each RSU has a value equal to the fair market value of a share of our common stock. RSUs are paid in cash, shares of stock, other securities or other property, as determined by the compensation committee, once the applicable restrictions lapse, or if the restrictions are waived.  Other than by consent of the compensation committee or in the event of a grantee's death or disability, RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. Rights of the holder of RSUs and obligations to the holder by us terminate unless the grantee remains in continuous employment with us for the entire restricted period in relation to which such RSUs were granted and unless any other restrictive conditions relating to the RSU award are met.
Options
Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our LTIP that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of our common stock on the date of grant and will expire, with certain exceptions, 10 years after the grant date.
Stock Appreciation Rights
Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of our common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the base price specified at the time of grant. The base price cannot be less than the fair market value of the common stock on the grant date.
Distribution Equivalent Rights
Distribution equivalent rights entitle the recipient to receive, for a designated period of time, payments equal to the distributions declared and paid by us on our common stock. Distribution equivalent rights can be tied to a specific option, in which case they terminate on the earliest date the option, or any stock appreciation right related to the option, is exercised, or the option expires.
Other Equity-Based Awards
Other equity-based awards include any awards, other than restricted stock, options or stock appreciation rights or distribution equivalent rights, that entitle a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or distributions on shares of our common stock.
Compliance with Section 409A
In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal, state and local income taxes from the employee’s compensation. In addition, the employee, director or other service provider would owe penalties directly to the federal (and in California, the state) tax authorities.
We expect that the awards we issue under the LTIP will either be exempt from or comply with Section 409A's requirements. Restricted stock granted under the LTIP is generally considered exempt from Section 409A. Options and stock appreciation rights granted under the LTIP are expected to satisfy an exemption from Section

409A because they are required to be granted with an exercise or base price that is not less than fair market value on the date of grant and they are denominated in our common stock. If, however, an option or stock appreciation right is granted in connection with another type of equity-based award, it may lose its exemption and become subject to Section 409A. Except where payments are deferred, RSUs granted under the LTIP are expected to satisfy an exemption from Section 409A because payment is made promptly upon vesting of the RSU. Other types of equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•
in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.
In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The Securities and Exchange Commission (SEC) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•
dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Various provisions of our charter described above also apply to our former advisor, to the extent that any claims against our former advisor, relating to its role as our former advisor, remain viable under relevant statute of limitations.
We may amend and restate our charter in the future to amend certain of these provisions. See "Potential Springing Charter."
Management of Our Properties
Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company formed in November 2013, is one of our wholly-owned property managers and manages and leases our properties, directly or indirectly through third parties. Griffin Capital Essential Asset Property Management, LLC, a Delaware limited liability company formed in August 2008, is our other wholly-owned property manager that manages and leases the properties formerly owned by EA-1, directly or indirectly through third parties. Griffin Capital Property Management, LLC, one of our subsidiaries, is the sole member of our property managers.
Our property manager will derive substantially all of its income from the property management services it performs for us. Our property manager may enter into sub-property management agreements with third party management companies and pay management fees to such sub-property manager.
As of April 30, 2019, our property manager and the former property manager for EA-1 had 101 properties under management, with approximately 27.2 million rentable square feet located in 25 states. The property management function is frequently contracted out to third party providers. As of April 30, 2019, all of our properties were either managed by the tenant or managed by third party providers. As of that date, 39 of our properties representing approximately 12.4 million rentable square feet were tenant managed and 62 of our properties representing approximately 14.8 million rentable square feet were managed by third party providers.
Our property manager (or sub-property manager) hires, directs and establishes policies for employees who have direct responsibility for the operations of each property it manages, which may include but is not limited to on-site and off-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.
The principal office location of our property manager is 1520 E. Grand Avenue, El Segundo, California 90245.
Our property manager may earn up to 3%, or greater if the lease so allows, of the gross monthly revenues collected on a particular property, plus reimbursable costs as applicable, to third parties with whom it subcontracts to perform property management services for such property. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. We expect that we will contract directly with non-affiliated third-party property managers with respect to some of our individual properties.
All costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements are to be paid out of an account that is fully funded by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our property manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.

Our Dealer Manager
Griffin Capital Securities, LLC, a Delaware limited liability company and a related party of our Executive Chairman, serves as our dealer manager. Griffin Capital Securities, LLC was formed in 2015. Griffin Capital Securities, LLC's predecessor, Griffin Capital Securities, Inc., became approved as a member of FINRA in 1995.
Our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager will oversee participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See "Compensation to Others" and "Plan of Distribution."
Fees Paid to Our Former Affiliates Prior to Mergers
We executed property management agreements with our wholly-owned property managers (which were previously owned by GCC) and a dealer manager agreement with our dealer manager, which entitles our property managers and dealer manager to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. We previously had an advisory agreement with our former advisor, which entitled our former advisor to specified fees. Our former advisor, property manager and dealer manager were also entitled to specified fees with regard to our initial public offering. Our former advisor was also entitled to reimbursement for organizational and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us. Our former advisor had the option to waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in our operating partnership in lieu of these reimbursements.

Summarized below are the related party costs incurred by us for the three months ended March 31, 2019, and 2018, respectively, and amounts payable as of March 31, 2019 and December 31, 2018:

	Incurred for the Three Months Ended March 31,		Payable as of March 31,		Payable as of December 31,
	2019	2018	2019		2018
Expensed
Corporate operating expenses	$829	$678	$892		$63
Other operating expenses (1)	—	—	215		215
Property management fees	481	459	165		157
Performance distribution allocation	1,920	2,061	1,920		7,807
Advisory fees	2,339	2,301	—		781
Capitalized/Offering
Organization and offering expense	3	240	1,316	(5)	1,312
Other costs advanced by the Advisor	228	71	374		367
Selling commissions (2)	—	11	—		—
Dealer Manager fees	—	45	—		—
Stockholder servicing fee (3)	—	82	7,252		8,302
Distribution fees	5	—	—		—
Advisor advances: (4)
Organization and offering expenses	—	18	34		44
Dealer Manager fees	—	—	—		—
Total	$5,805	$5,966	$12,168		$19,048

(1)	Other operating expenses include costs incurred by our former sponsor, GCC, related to acquisition transactions that failed to close.

(2)
On September 18, 2017, we and the dealer manager entered into a dealer manager agreement for this offering. See "Plan of Distribution" for details regarding selling commissions and dealer manager fees.

(3)
The dealer manager continues to receive a stockholder servicing fee with respect to Class AA shares as detailed in our IPO prospectus. The stockholder servicing fee is paid quarterly and accrues daily in an amount equal to 1/365th of 1% of the NAV per share of the Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold. We will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of: (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our IPO (excluding proceeds from sales pursuant to the related DRP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our IPO terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction.

(4)
Pursuant to the original advisory agreement, commencing November 2, 2015, we remained obligated to reimburse our former advisor for organizational and offering costs incurred after such date. Terms of the organizational and offering costs are included in our 2016 Annual Report on Form 10-K filed on March 15, 2017.

(5)	Excludes amounts in excess of the 15% organization and offering costs limitation. See Note 8, Equity, in our 2018 Annual Report on Form 10-K filed on March 14, 2019 for additional details.
Investment Decisions
The primary responsibility for our investment decisions, the negotiation of our investments, and the property management of our properties will reside with Michael J. Escalante, Kevin A. Shields, Javier F. Bitar, Howard S. Hirsch, Louis K. Sohn, Scott Tausk, Don G. Pescara and Julie A. Treinen. Our management team will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.
COMPENSATION TO OTHERS
Other parties will receive compensation and reimbursements for services relating to this offering and administrative services related to our company. The most significant items of compensation are summarized in the table below. The selling commissions and dealer manager fees vary for each share class and for different categories of purchasers, as described in the "Plan of Distribution" section of this prospectus. The table below assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The table below also assumes that the shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and no reallocation of shares between our primary offering and our DRP.
The purchase price of Class T and Class S shares is equal to the NAV per share plus the applicable selling commission and/or dealer manager fee, and such selling commissions and dealer manager fees therefore have no effect on our NAV. The distribution fees listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount
Offering Stage(1)
Selling Commissions(2)(3) (Dealer Manager)
The dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price of each Class T share sold in the primary offering. The dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.

No selling commissions will be paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our DRP.

The actual amount will depend on the number of Class T and Class S shares sold and the purchase price of each Class T and Class S share. Aggregate selling commissions will equal approximately $32,500,000 if we sell the maximum amount in our primary offering, assuming that 1/4 of our offering proceeds are from the sale of each of Class T and Class S shares and that the NAV per share of our Class T shares remains constant at $9.66 and the NAV per share of our Class S shares remains constant at $9.65.

Dealer Manager Fees (2) (Dealer Manager)
The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.

No dealer manager fees will be paid with respect to purchases of Class S shares, Class D shares, Class I shares or shares of any class sold pursuant to our DRP.

The actual amount will depend on the number of Class T shares sold and the purchase price of each Class T share. Aggregate dealer manager fees will equal approximately $2,500,000 if we sell the maximum amount in our primary offering, assuming that 1/4 of our offering proceeds are from the sale of Class T shares and that the NAV per share of Class T shares remains constant at $9.66.

Additional Underwriting Compensation (Dealer Manager)
We may reimburse our dealer manager for certain underwriting fees and expenses described in "Plan of Distribution - Underwriting Compensation," to the extent such expenses are not paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. In no event will underwriting compensation (including the Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.
Actual amounts are dependent upon the expenses incurred and the amount of the dealer manager fees and distribution fees received and, therefore, cannot be determined at the present time.

Acquisition and Operational Stage

Distribution Fees (2) (4) (Dealer Manager)
Subject to FINRA limitations on underwriting compensation, we will pay the dealer manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The fee accrues daily and is paid monthly in arrears and is calculated based on the Average NAV for the applicable month.  The distribution fees for the different share classes are as follows: (i) with respect to our outstanding Class T shares, equal to 1/365th of 1.0% of the Average NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the Average NAV of the Class T shares for each day; (ii) with respect to our outstanding Class S shares, equal to 1/365th of 1.0% of the Average NAV of our outstanding Class S shares for each day; and (iii) with respect to our outstanding Class D shares, equal to 1/365th of 0.25% of the Average NAV of our outstanding Class D shares for each day.

We will not pay a distribution fee with respect to our outstanding Class I shares.

The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. The dealer manager will waive the distribution fees for any purchases by our affiliates.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share for approximately 6 years from the date of purchase and with respect to a Class D share for approximately 36 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.66 per Class T share, $9.65 per Class S share, and $9.64 per Class D share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.55 and with respect to a Class D share would total approximately $0.87.

In addition, we will cease paying the distribution fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of our shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, including any liquidation of us or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, the distribution fee and other underwriting compensation, is equal to 9% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the "Plan of Distribution - Underwriting Compensation - Distribution Fees - Class T, Class S and Class D Shares."

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T and Class S shares combined, the distribution fees will equal approximately $9,650,000 per annum until the cap is reached if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $1,250,000 per annum until the cap is reached if we sell the maximum amount. In each case, we are assuming that in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T, Class S and Class D shares remains constant and none of our stockholders participate in our DRP.

Incremental Capital Compensation (GCC)
We will pay GCC an amount equal to (i) 37.25% of the amounts that would have been received by our former external advisor as advisory fees pursuant to its advisory agreement with respect to the incremental common equity invested in this offering from the closing of the Company Merger through the termination of this offering, plus (ii) 37.25% of the amounts that would have been received by our former external advisor as performance distributions pursuant to the Third Amended and Restated Limited Partnership Agreement of our operating partnership, with respect to assets acquired by us from the closing date of the Company Merger through the termination of this offering. Such compensation will accrue on an ongoing basis and be paid quarterly; provided that such compensation will in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in us pursuant to this offering from the closing of the Company Merger through the termination of this offering.
Not determinable at this time, provided, however, such amount will not exceed $49,750,750

Administrative Services Compensation (GCC)
In connection with the provision of office space and administrative functions including IT, HR, marketing, customer service and event-planning pursuant to an administrative services agreement, we will pay GCC a monthly amount based on the actual costs anticipated to be incurred by GCC for the provision of such office space and services until the Company elects to provide such space and/or services for itself or through another provider, which amount shall initially be $187,167 per month, based on an approved budget. Such costs will be reconciled quarterly and a full review of the costs shall be performed at least annually. In addition, we will directly pay or reimburse GCC for the actual cost of any reasonable third-party expenses incurred in connection with the provision of such services.
Not determinable at this time.

___________________________

(1)
In no event may the total organization and offering expenses (including selling commissions, dealer manager fees and distribution fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

(2)
In the aggregate, underwriting compensation from all sources, including selling commissions, dealer manager fees, distribution fees and other underwriting compensation paid to the dealer manager and participating broker-dealers by us, will not exceed 9% of the gross proceeds from the primary portion of our offering. To the extent a portion of the distribution fee or the dealer manager fee is not reallowed to participating broker-dealers, we expect such amounts to be used by our dealer manager to pay legal fees and reimbursements for wholesaling activities.

(3)	Selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See "Plan of Distribution."

(4)
We will cease paying distribution fees, if at the completion of this offering, in the aggregate, underwriting compensation from all sources, including selling commissions, dealer manager fees, distribution fees and other underwriting compensation paid by us, equals 9% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our DRP). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source, does not exceed 10% of the gross proceeds of the primary portion of our offering.

___________________________

STOCK OWNERSHIP
The following table sets forth, as of May 1, 2019, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our Named Executive Officers as defined in Item 402 of Regulation S-K; and (4) all of our current directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 252,863,421 shares of common stock outstanding as of May 1, 2019.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Kevin A. Shields, Chairman of the Board of Directors and Executive Chairman	281 Class T	(3)	*
	281 Class S	(3)	*
	284 Class D	(3)	*
	284,381 Class I	(3)	*
	288,718 Class A	(3)	*
Michael J. Escalante, Chief Executive Officer and President	5,335 Class E		*
Javier F. Bitar, Chief Financial Officer and Treasurer	–		–
Howard S. Hirsch, Chief Legal Officer and Secretary	–		–
Louis K. Sohn, Managing Director, Acquisitions & Corporate Finance	6,558 Class E		*
Scott Tausk, Managing Director, Asset Management	–		–
Samuel Tang, independent director	15,521 Class E	(4)	*
J. Grayson Sanders, independent director	15,521 Class E	(4)	*
Kathleen S. Briscoe, independent director	15,521 Class E	(4)	*
Gregory M. Cazel, independent director	24,704 Class E	(5)	*
Ranjit M. Kripalani, independent director	16,245 Class E	(5)	*
All directors and current executive officers as a group (13 persons)	678,224		*
*Represents less than 1% of our outstanding common stock as of May 1, 2019.

(1)	The address of each beneficial owner listed is 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following April 30, 2019. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Consists of shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned by Mr. Shields.

(4)
Each independent director was awarded 5,000 shares of restricted stock on January 18, 2017, which are fully vested, 7,000 shares of restricted stock on June 14, 2017, which are fully vested, and 7,000 shares of restricted stock on March 14, 2019, which vested 50% at the time of grant and will vest 50% upon the first anniversary of the grant date, subject to the independent director’s continued service as a director during such vesting period.

(5)
Gregory M. Cazel and Ranjit M. Kripalani were previously independent directors of EA-1 and became our independent directors in connection with the Mergers. The 23,571 shares of common stock of EA-1 owned by Mr. Cazel were converted into 24,704 shares of Class E common stock of the Company in connection with the Mergers. The 15,500 shares of common stock of EA-1 owned by Mr. Kripalani were converted into 16,245 shares of Class E common stock of the Company in connection with the Mergers. On April 30, 2019, the Company issued 4,018 shares of restricted stock to Mr. Cazel and 3,668 shares of restricted stock to Mr. Kripalani, in each case in exchange for their shares of restricted stock in EA-1 that remained unvested as of the effective time of the Company Merger, pursuant to the terms of the Merger Agreement.

CONFLICTS OF INTEREST
We are subject to conflicts of interest arising out of our relationship with our dealer manager and its affiliates. The agreements and compensation arrangements between us and our dealer manager were not determined by arm's-length negotiations. See the "Compensation to Others" section of this prospectus. Some of the conflicts of interest and the limitations adopted to address these conflicts are described below.
Our dealer manager and its affiliates will try to balance our interests with their duties to other programs sponsored by GCC, our former sponsor. However, to the extent that our dealer manager or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. See "Risk Factors - Risks Related to Conflicts of Interest."
Affiliated Dealer Manager
Since Griffin Capital Securities, LLC, our dealer manager, is an affiliate of our former sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the "Plan of Distribution" section of this prospectus. Our dealer manager is also serving as the dealer manager for GAHR III, GAHR IV and PECO III, each of which are publicly-registered, non-traded real estate investment trusts, GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act, and various private offerings, which will result in competing demands for our dealer manager's time and efforts relating to the distribution of our shares and shares of GAHR III, GAHR IV, PECO III, GIA Real Estate Fund, GIA Credit Fund, and the private offerings.
Administrative Services Agreement
In connection with the Mergers, we assumed, as the successor of EA-1 and the EA-1 Operating Partnership, the Administrative Services Agreement, pursuant to which GCC and GC LLC continue to provide office space and certain operational and administrative services at cost to us, our Current Operating Partnership, Griffin Capital Essential Asset TRS, Inc., and GRECO, which may include, without limitation, the shared information technology, human resources, legal, due diligence, marketing, customer service, events, operations, accounting and administrative support services set forth in the Administrative Services Agreement. We pay GCC a monthly amount based on the actual costs anticipated to be incurred by GCC for the provision of such office space and services until we elect to provide such space and/or services for ourselves or through another provider, which amount is initially $187,167 per month, based on an approved budget. Such costs are reconciled quarterly and a full review of the costs will be performed at least annually. In addition, we will directly pay or reimburse GCC for the actual cost of any reasonable third-party expenses incurred in connection with the provision of such services.
Certain Conflict Resolution Procedures
Every transaction that we enter into with our dealer manager or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our dealer manager or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, we address any conflicts of interest in two distinct ways.

First, our nominating and corporate governance committee considers and acts on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our dealer manager and its affiliates.
Second, our charter contains, or we are otherwise subject to, a number of restrictions relating to (1) transactions we enter into with our dealer manager and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•
We will not purchase or lease properties in which our dealer manager, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our dealer manager, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us. Notwithstanding the foregoing, we have agreed that we will not acquire properties in which our former sponsor, or its affiliates, owns an economic interest.

•
We will not make any loans to our dealer manager, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our dealer manager, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our dealer manager, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
We will not accept goods or services from our dealer manager or its affiliates or enter into any other transaction with our dealer manager or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Code of Ethics
Our Board adopted a Code of Ethics and Business Conduct on July 21, 2014, which was amended and restated on November 2, 2016 (the “Code of Ethics”) and which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our officers. We make sure that each individual subject to the Code of Ethics acknowledges reviewing and receipt thereof. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Corporate Governance” section of our website, www.gcear.com. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website.

Ownership Structure
The following chart shows our ownership structure as of May 31, 2019.
*Other limited partnership interests owned by GCC affiliates (1%) and unaffiliated third parties (2%).

The address of all of these entities is 1520 E. Grand Avenue, El Segundo, California 90245, except for Griffin Capital Securities, LLC, which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612.
Griffin Capital Real Estate Company, LLC and its subsidiaries were formerly owned by GC LLC. In connection with the Mergers, they are now owned by our operating partnership. Also in connection with the Mergers, we retained the right to use the name "Griffin Capital."

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES
Valuation Procedures
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets and liabilities are calculated for the purposes of determining our NAV per share, the calculation is generally in accordance with GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry practices, there is no established guidance among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
Independent Valuation Management Firm
With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc. to serve as our Independent Valuation Management Firm with respect to the daily valuation of our real property portfolio. The compensation we pay to our Independent Valuation Management Firm will not be based on the estimated fair values of our real property portfolio. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Management Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Management Firm in this prospectus and in reports we publicly file with the SEC.
The Independent Valuation Management Firm discharges its responsibilities in accordance with our real property valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio, but periodically receives and reviews such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Management Firm is responsible for providing our real property valuations, our Independent Valuation Management Firm is not responsible for and does not prepare our daily NAV.
At this time, the Independent Valuation Management Firm is engaged solely to provide our daily real property portfolio valuation and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Management Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation
Daily Valuation Process
The real property portfolio valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Management Firm quarterly with periodic updates for events that have a material impact on our gross asset value. The Independent Valuation Management Firm provides an "Accrual Schedule" that includes the estimated fair value of each property as of the start of the quarter and the prospective fair value of each property as of the end of the quarter. The Accrual Schedule presents the value of each property on a daily basis based on the difference between the fair values as of the start of the quarter and prospective fair values as of the end of the quarter on a straight-line basis. The daily accrual amounts may exclude anticipated capital expenditures, which will be accrued as the capital is incurred. The foundation for this valuation is periodic third-party appraisals, as discussed further below. However, the Independent Valuation Management Firm will re-appraise a property, as necessary, based on known events that have a material impact on the most recent fair value (adjustments for non-material events may also be made). For example, an unexpected renewal or termination of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the fair value of a property to change materially. The Accrual Schedule is updated with any change in fair value due to an event during the quarter. Furthermore, the fair value of our properties is determined on an unencumbered basis. The effect of property level debt on our NAV is discussed further below.
All properties are appraised once annually by an external third-party appraiser. The scheduling of annual appraisals is distributed over the four quarters of a year so that approximately 25% of the assets are appraised each calendar quarter by a third-party appraiser, although we may have more or less appraised in a quarter. The remaining assets are subject to quarterly update appraisals completed by the Independent Valuation Management Firm using a restricted use appraisal format. This ensures that all properties are appraised each calendar quarter of the year unless such asset is bought or sold in such calendar year. Newly acquired assets are initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs), which we believe represents fair value at the time of acquisition. Costs related to the self-administration and merger transaction are amortized on a daily basis over a five year period following the merger date. Newly acquired properties are then valued by an independent third-party appraisal firm within twelve months after acquisition and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year. Properties purchased as a portfolio may be valued as a single asset.

The primary methodology used to value properties is the income approach, whereby fair value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis and direct capitalization). Consistent with industry standard practice, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate market evidence. Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable inputs, the estimated fair value of our real property assets may differ from their actual realizable value or future appraised fair value. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Management Firm and independent third-party appraisal firm involve subjective judgments within the fair value framework, and may not include transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.
Each individual appraisal report for our real property assets (discussed further below) is addressed solely to us to assist the Independent Valuation Management Firm in providing our real property portfolio valuation. The appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Management Firm and the third-party appraisal firm do not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
In conducting its investigation and analyses, our Independent Valuation Management Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us. Although our Independent Valuation Management Firm may review information supplied or otherwise made available by us for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Management Firm, our Independent Valuation Management Firm assumes that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management and board of directors, and relies upon us to advise our Independent Valuation Management Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.
In performing its analyses, our Independent Valuation Management Firm makes numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Management Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Management Firm’s analysis, opinions and conclusions will be necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Management Firm’s analysis, opinions and conclusions. Our Independent Valuation Management Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.
The analyses performed by our Independent Valuation Management Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Management Firm’s analyses.
Property Appraisals
Periodic real property appraisals serve as the foundation of the Independent Valuation Management Firm’s daily real property portfolio valuation. The overarching principle of these appraisals is to produce valuations that represent credible estimates of the unencumbered fair values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Management Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Management Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.
We obtain ongoing third-party appraisals pursuant to schedules prepared by the Independent Valuation Management Firm that are designed to conduct third-party appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we value approximately 25% of the properties in our portfolio on a rolling basis at least each quarter, although we may have more or less appraised in a quarter. Quarterly updates are provided by the Independent Valuation Management Firm for all properties not appraised by a third-party appraisal firm in a given quarter. In no event do we expect a calendar year shall pass without having each and every property valued by a third-party appraisal firm unless such asset is bought or sold in such calendar year. Newly acquired assets will initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs), which we expect to represent fair value at the time of acquisition. Each property is then valued by an independent third-party appraisal firm within twelve months after acquisition and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year. Properties purchased as a portfolio may be valued as a single asset.
Each third party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation and reviewed by the Independent Valuation Management Firm for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of the fair value of the property. Concurrent with the appraisal process, we value each property and, taking into account the appraisal, among other factors, determine the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by a state licensed and MAI designated appraiser. The MAI designation is the highest professional designation conferred by the Appraisal Institute. We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the credibility of our NAV calculation. The appraisal firms were chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation procedures. The Independent Valuation Management Firm confirms the reasonableness of the third-party appraisal before reflecting any valuation change in its valuation of our real property portfolio. If we and the Independent Valuation Management Firm disagree with the third-party appraisal, the Independent Valuation Management Firm may, at their discretion, appoint another third-party appraiser or the Independent Valuation Management Firm may appraise the property. However, we are ultimately responsible for the day-to-day operations of the process approved by the board of directors applicable to the determination of our NAV. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.
Portfolio Assets, Joint Ventures and Developments
Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different fair value than if they were valued as an individual portfolio. Investments in joint ventures that hold properties and investments in other real estate related assets are valued in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.
Valuation of Griffin Capital Real Estate Company, LLC
GRECO, which was contributed to the EA-1 Operating Partnership prior to the Mergers, in exchange for operating units as part of the Self Administration Transaction completed December 14, 2018, will be valued by an independent, third-party valuation firm on a periodic basis to reflect the fair value that may be achieved in an orderly transaction between market participants as of the measurement date. We will include the fair value of GRECO for purposes of determining our NAV.

Valuation of Real Estate-Related Liabilities
Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities are usually included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.
There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the fair value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.
NAV and NAV per Share Calculation
We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. Our NAV is calculated for each of these classes and our Class A shares, Class AA shares, Class AAA shares and Class E shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading, by our NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party, if it is deemed appropriate to do so.
At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV plus issuances of shares that were effective the previous trading day. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the fair value of our real property portfolio and our management company, any applicable organization and offering costs and any expense reimbursements, real estate-related assets and liabilities, daily accruals for income and expenses, amortization of transaction costs, and distributions to investors. Changes in our aggregate company NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions. On an ongoing basis, we will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals when such financial information is available.
Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.
We will include the fair value of our liabilities as part of our NAV calculation. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Liabilities will be valued using widely accepted methodologies specific to each type of liability. Our mortgage debt and related derivatives, if any, will typically be valued at fair value in accordance with GAAP.
Following the calculation and allocation of changes in the aggregate company NAV as described above, NAV for each class is adjusted for accrued distributions and the accrued distribution fee, to determine the current day’s NAV. The purchase price of Class T and Class S shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee. Selling commissions and dealer manager fees have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.
Under GAAP, we will accrue the full cost of the distribution fee as an offering cost for Class T, Class S, and Class D shares up to the 9.0% limit at the time such shares are sold. For purposes of NAV, we will recognize the distribution fee as a reduction of NAV on a daily basis as such fee is accrued. We intend to reduce the net amount of distributions paid to stockholders by the portion of the distribution fee accrued for such class of shares, so that the result is that although the obligation to pay future distribution fees is accrued on a daily basis and included in the NAV calculation, it is not expected to impact the NAV of the shares because of the adjustment to distributions.

The table below provides a hypothetical illustration of how various factors could affect the calculation of our NAV at the end of any given business day. This table does not reflect that we have eight classes of common stock. As described above and in the footnote to the table below, each class of shares may have a different NAV because certain expenses and fees differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance. The hypothetical calculation below is for a business day that is not a share redemption date.

	Total	Class T	Class S	Class D	Class I	IPO Share	Class E	OP Units

Beginning NAV on Hypothetical Business Day(1)	$1,750,000,000	$250,000,000	$250,000,000	$250,000,000	$250,000,000	$250,000,000	$250,000,000	$250,000,000
Daily Portion of:
Portfolio Income (Loss) on Real Estate Portfolio and All Other Assets, Before Fees(2)	408,331	58,333	58,333	58,333	58,333	58,333	58,333	58,333
Unrealized/Realized Gains (Losses) on Assets	145,831	20,833	20,833	20,833	20,833	20,833	20,833	20,833
Class Specific Changes to NAV(3)
Dividend Accrual Net of Distribution Fees	(206,735)	(24,886)	(24,886)	(30,023)	(31,735)	(31,735)	(31,735)	(31,735)
Distribution Fees	(15,410)	(6,849)	(6,849)	(1,712)	—	—	—	—
Stockholder Servicing Fees	(2,284)	—	—	—	—	(1,142)	—	(1,142)
NAV Before Sales and Redemption of Shares	$1,750,329,733	$250,047,431	$250,047,431	$250,047,431	$250,047,431	$250,046,289	$250,047,431	$250,046,289

Sales of Shares(4)	2,500,000	625,000	625,000	625,000	625,000	—	—	—
Redemption of Shares(5)	—	—	—	—	—	—	—	—
Ending NAV on Hypothetical Business Day	$1,752,829,733	$250,672,431	$250,672,431	$250,672,431	$250,672,431	$250,046,289	$250,047,431	$250,046,289
(1) NAV at the beginning of a hypothetical business day will reflect all shares effective on the prior business day.
(2) Portfolio Income (Loss) represents the net accrual of operating income, expenses, debt service costs and offering and organization costs, derivatives and excludes the daily portion of the Distribution Fee, and IPO Stockholder Servicing Fee, shown on the next line in the table above.

(3) Our share classes may have different expense accruals associated with certain fees and expenses tied to NAV for each share class, which may vary over time primarily due to different class-specific expenses.
(4) Daily sales of shares at NAV will not increase or decrease our NAV per share for any class because sales of shares on each business day will be made at that day’s NAV.
(5) Share redemptions are made on a quarterly basis. The redemption price per share for each class of common stock will be equal to our NAV per share for such class generally on the 13th of the month immediately prior to the end of the applicable quarter. Share redemptions will be recorded as of the redemption date each quarter.
Probability-Weighted Adjustments
In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the fair value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, loan assumption fees, and other items upon a successful closing. To the extent such contingencies may affect the transaction value of a property, the Independent Valuation Management Firm may take such contingencies into account when determining the fair value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and we may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.
Oversight by Our Board of Directors
All parties engaged by us in the calculation of our NAV are subject to the oversight of our board of directors. As part of this process, we review the estimates of fair value of our real property portfolio for consistency with our valuation guidelines and the overall reasonableness and credibility of the valuation conclusions and informs our board of directors of our conclusions. Although our Independent Valuation Management Firm or other pricing sources may consider any comments received from us in making their individual valuations, the final estimated fair value of our real property portfolio are determined by the Independent Valuation Management Firm or other valuation firm and pricing sources.
Our Independent Valuation Management Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.
Review of and Changes to Our Valuation Procedures
At least once annually our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Management Firm provides our board of directors with periodic valuation reports. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Management Firm.

Limitations on the Calculation of NAV
The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the fair value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.
Our Current and Historical NAV Calculation
Set forth below are the components of the daily NAV as of March 31, 2019 and December 31, 2018, calculated in accordance with our valuation procedures (in thousands, except share and per share amounts). These amounts are before the Mergers were consummated and do not include the EA-1 portfolio:

	As of March 31, 2019	As of December 31, 2018
Gross Real Estate Asset Value	$1,234,092	$1,229,797
Other Assets, net	18,675	7,131
Mortgage Debt	(500,055)	(490,055)
NAV	$752,712	$746,873

Total Shares Outstanding	78,238,378	77,669,752
NAV per share	$9.62	$9.62
The valuations utilized a blend of the direct capitalization and discounted cash flow approach for 6 of the 27 properties in our portfolio and the discounted cash flow approach for the remaining 21 properties in our portfolio with a weighted average of approximately 9.07 years remaining on their existing leases. The following summarizes the range of overall capitalization rates for the 27 properties using the cash flow discount rate.

	Range		Weighted Average
Overall Capitalization Rate (direct capitalization approach)	5.25%	6.50%	5.63%
Terminal Capitalization Rate (discounted cash flow approach)	5.50%	9.25%	6.49%
Cash Flow Discount Rate (discounted cash flow approach)	6.00%	11.50%	7.23%

The following table sets forth the quarterly changes to the components of NAV for the Company and the reconciliation of NAV changes for each class of shares:

	Share Classes
	Class T	Class S	Class D	Class I	IPO	OP Units	Total

NAV as of December 31, 2018	$2,202,755	$2,705	$186,402	$7,798,938	$735,297,852	$1,384,751	$746,873,403
Fund level changes to NAV
Realized/unrealized gain on net assets	35,218	43	2,982	124,703	11,750,573	27,285	11,940,804
Dividend accrual	(25,408)	(31)	(2,501)	(109,378)	(10,379,327)	(21,929)	(10,538,574)
Class specific changes to NAV
Stockholder servicing fees/distribution fees	(5,541)	(6)	(115)	—	(1,049,974)	(2,163)	(1,057,799)
NAV as of March 31, 2019 before share/unit sale/redemption activity	$2,207,024	$2,711	$186,768	$7,814,263	$735,619,124	$1,387,944	$747,217,834
Unit sale/redemption activity- Dollars
Amount sold	3,631	10	494	13,168	1,573,403	3,903,613	5,494,319
Amount redeemed and to be paid	—	—	—	—	—	—	—
NAV as of March 31, 2019	$2,210,655	$2,721	$187,262	$7,827,431	$737,192,527	$5,291,557	$752,712,153
Shares/units outstanding as of December 31, 2018	227,311	279	19,268	806,014	76,473,101	143,779	77,669,752
Shares/units sold	374	1	51	1,359	163,574	403,267	568,626
Shares/units redeemed	—	—	—	—	—	—	—
Shares/units outstanding as of March 31, 2019	227,685	280	19,319	807,373	76,636,675	547,046	78,238,378
NAV per share/unit as of December 31, 2018	$9.69	$9.69	$9.67	$9.68	$9.62
Change in NAV per share/unit	0.02	0.01	0.02	0.01	—
NAV per share as of March 31, 2019	$9.71	$9.70	$9.69	$9.69	$9.62

Certain Historical NAV Information
The following table shows our NAV per share on the last day of each month, as determined in accordance with our valuation procedures, from September 2017 through April 2019.

Date	NAV per Share

	Class T	Class S	Class D	Class I	Class A	Class AA	Class AAA
September 2017	$9.48	$9.48	$9.48	$9.48	$9.48	$9.48	$9.48
October 2017	$9.50	$9.50	$9.50	$9.50	$9.50	$9.50	$9.50
November 2017	$9.52	$9.52	$9.52	$9.52	$9.51	$9.51	$9.51
December 2017	$9.55	$9.54	$9.54	$9.54	$9.53	$9.53	$9.53
January 2018	$9.57	$9.56	$9.56	$9.56	$9.54	$9.54	$9.54
February 2018	$9.59	$9.58	$9.58	$9.58	$9.56	$9.56	$9.56
March 2018	$9.61	$9.60	$9.59	$9.60	$9.57	$9.57	$9.57
April 2018	$9.63	$9.62	$9.61	$9.61	$9.59	$9.58	$9.58
May 2018	$9.64	$9.63	$9.62	$9.63	$9.59	$9.60	$9.59
June 2018	$9.66	$9.65	$9.64	$9.64	$9.61	$9.61	$9.61
July 2018	$9.67	$9.66	$9.65	$9.65	$9.62	$9.62	$9.61
August 2018	$9.67	$9.66	$9.66	$9.66	$9.61	$9.62	$9.61
September 2018	$9.69	$9.68	$9.67	$9.67	$9.63	$9.63	$9.62
October 2018	$9.68	$9.68	$9.67	$9.67	$9.62	$9.62	$9.61
November 2018	$9.69	$9.68	$9.67	$9.67	$9.62	$9.62	$9.61
December 2018	$9.69	$9.69	$9.67	$9.68	$9.61	$9.62	$9.61
January 2019	$9.69	$9.69	$9.68	$9.68	$9.61	$9.62	$9.63
February 2019	$9.70	$9.70	$9.68	$9.69	$9.61	$9.62	$9.61
March 2019	$9.71	$9.70	$9.69	$9.69	$9.62	$9.62	$9.61
April 2019*	$9.71	$9.71	$9.70	$9.70	$9.62	$9.62	$9.61
* Our NAV per share as of April 30, 2019 reflects NAV prior to the consummation of the Mergers on April 30, 2019.
On any business day, our share sales are made based on the day' s applicable NAV per share. On each business day, our NAV per share for each class of common stock is (1) posted on our website, www.gcear.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688, and (3) made available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement with the SEC the principal valuation components of our NAV.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Our "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, are incorporated herein by reference. This discussion and analysis should be read in conjunction with our audited consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2018, and our unaudited consolidated financial statements and notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are incorporated herein by reference.

FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.
The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.
This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.
Opinion of Counsel
Nelson Mullins has acted as our tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code beginning with our taxable year ended December 31, 2015. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors - Federal Income Tax Risks." The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation as a REIT
We have elected to be taxed as a REIT under Sections 856 through 859 of the Code, effective for our taxable year ended December 31, 2015. We believe that, commencing with the first taxable year for which the election was made, we were organized and operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.
Although we elected and operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, on December 22, 2017, the House and Senate enacted "An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018" (the "2017 Tax Act"). The 2017 Tax Act was signed by the President on December 22, 2017. The 2017 Tax Act makes a number of permanent and temporary tax provisions, including the following provisions specific to REITs:

•	reduces the corporate income tax rate to 21% and permanently repeals the corporate alternative minimum tax effective for taxable years beginning after December 31, 2017;

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revises the individual income tax rates and brackets, including a reduction of the maximum individual rate from 39.6% to 37%, effective for taxable years beginning after December 31, 2017. The new individual rates and brackets sunsets after 2025; and

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adopts a 20% deduction for qualifying business income for sole proprietors and interests in pass-through entities (S corporations, partnerships, and LLCs). The 20% deduction also applies to dividend income from REITs, reducing the effective individual rate on REIT dividends from 37% to 29.8%, effective for taxable years beginning after December 31, 2017. The 20% deduction also sunsets after 2025.

The following discussion of the Federal Income Tax Considerations includes the impact of relevant provisions of the 2017 Tax Act on our REIT status and the taxation of the income distributed to our stockholders.
As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

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if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

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if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

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if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

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if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

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if we receive non arm's-length income from one of our taxable REIT subsidiaries, including services provided by a taxable REIT subsidiary, we will be subject to a 100% tax on the amount of our non-arm's-length income;

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if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

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if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

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if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT
In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
Organizational Requirements
In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be organized as a corporation, trust, or association;

•	be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

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elect to be a REIT, or make such election for a previous taxable year, which election has not been revoked or terminated, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.
As a Maryland corporation, we satisfy the first and second requirements, and we filed an election to be taxed as a REIT with the IRS commencing in the year ended December 31, 2015. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We believe that we currently meet the requirement of having more than 100 stockholders, and that we are not closely-held. Accordingly, we believe that our REIT election was effective for the 2015 taxable year and each year since.
In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares - Restrictions on Ownership and Transfer." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See " - Treatment of Tax-Exempt Stockholders" below.
Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and Other Disregarded Entities
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary's or other disregarded entity's assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements - Gross Income Tests
To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:
At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital; and

•	gross income from foreclosure property.
This is known as the 75% Income Test. Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as "prohibited transactions."
In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities, other than sales or dispositions that are prohibited transactions. This is known as the 95% Income Test.
The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.
Rents from Real Property. The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

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rents received from a tenant will not qualify as "rents from real property" if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified) except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

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if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property," (certain ancillary personal property that is leased with real property is treated as real property for purposes of the 75% asset test, provided the rent attributable to the personal property for a taxable year does not exceed 15% of the total rent attributable to both real and personal property under the lease); and

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we must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an "independent contractor" who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary. A taxable REIT subsidiary is permitted to provide certain services to the REIT, such as marketing, that typically are provided by a third party. In addition, a taxable REIT subsidiary is permitted to develop and market REIT real property without subjecting the REIT to the 100% excise tax on prohibited transactions. The 100% excise tax on non-arm’s length transactions includes services provided by a taxable REIT subsidiary to its parent REIT.

A "taxable REIT subsidiary" is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a "qualified REIT subsidiary" or other disregarded entity as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent's compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Essential Asset TRS II, Inc., wholly-owned subsidiaries of our operating partnership, made elections to be treated as taxable REIT subsidiaries. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.
New Capital Investments. Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as qualifying mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments" however, so there can be no assurance that the IRS will agree with our method of calculation.
Prohibited Transactions. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a "qualified REIT subsidiary" and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.
There is a safe harbor exception to this rule for the sale of property that:

•	is a real estate asset under the 75% asset test (as discussed above);

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor from whom we do not derive any income; and

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when combined with other sales in the year, either (i) does not cause us to have made more than seven sales of property during the taxable year, (ii) occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when we dispose of less than 20% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10% of our aggregate assets over the same three-year period.

We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.
Foreclosure Property. As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT's having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, a repossession action. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as such.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

There is an alternative three-year averaging safe harbor whereby the REIT may sell up to 20% of its assets rather than 10% during a taxable year, but only if the aggregate property sales (other than sales of foreclosure property or involuntary conversions) in the three taxable year period ending with such taxable year does not exceed 10% of the aggregate assets of the REIT as of the beginning of each of the same three taxable years (computed based on either their aggregate bases or their aggregate fair market values). This safe harbor exception is applied independent of whether the real estate asset is inventory property.
Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the applicable identification requirements. A "hedging transaction" means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain); or (iii) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by transactions described in clause (i) or (ii). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements, subject, for taxable years beginning after December 31, 2015, to certain curative provisions. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Income from certain REIT hedging transactions that are clearly identified is not included as gross income under either the 95% Income Test or the 75% Income Test.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.
It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in " - General - Taxation as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
Operational Requirements - Asset Tests
At the close of each quarter of any taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term "real estate assets" includes (i) real property, mortgages on real property, interests in real property and certain ancillary personal property that is leased with real property, (ii) shares in other qualified REITs, (iii) a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours; and (iv) for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% (20% for taxable years beginning on or after January 1, 2018) of the value of our total assets.
For purposes of the 5% and 10% asset tests, the term "securities" generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

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"Straight debt," defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds "non-straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any "Section 467 rental agreement," other than an agreement with a related party tenant;

•	Any obligation to pay "rents from real property";

•
Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT; and

•
Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for the purposes of the 75% gross income test described above in " - Requirement for Qualification - Gross Income Tests."

For tax years beginning after December 31, 2015, all debt instruments issued by publicly offered REITs, and mortgages on interests in real property, are "real estate assets" for purposes of the 75% asset test. However, income from publicly offered REIT debt instruments that would not qualify as real estate assets but for the new provision ("nonqualified publicly-offered REIT debt instruments") is not qualified income under the 75% Income Test. In addition, not more than 25% of the value of a REIT's assets is permitted to consist of these nonqualified publicly-offered REIT debt instruments.
For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.
The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.
There are special rules with respect to foreign currency transactions which may arise from investing in property outside of the United States or from investing in foreign currency. To the extent we engage in such transactions in the future, we intend to comply with the applicable rules for purposes of the income and asset tests.
Operational Requirements - Annual Distribution Requirements
In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.
In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, or (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.
Distributions by publicly offered REITs are not subject to the preferential dividend rules. The term "publicly offered REIT" means a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The IRS also has authority to provide an appropriate remedy for a preferential dividend distribution by non-publicly offered REITs in lieu of treating the dividend as not qualifying for the REIT dividend deduction and not counting toward satisfying the requirement that REITs distribute 90% of their income every year. Such authority applies if the preferential distribution is inadvertent or due to reasonable cause and not due to willful neglect. We expect to qualify as a publicly offered REIT for purposes of these rules.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our Class T, Class S, Class D, Class I and our other shares differs because of different allocations of class-specific expenses.

Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we are still subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.
In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•
any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.
In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•
our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•
the basis of a stockholder's shares would be increased by the difference between the designated amount included in the stockholder's long-term capital gains and the tax deemed paid with respect to such shares.

As noted above, REITs may designate certain dividends that they pay as "capital gains dividends" that are treated as long-term capital gain, or as "qualified dividend income" that is subject to reduced rates in the hands of non-corporate stockholders. In certain circumstances, Regulated Investment Companies (RICs) may designate dividends as capital gains dividends or qualified dividend income even if those amounts exceed the total amount of the RIC’s dividend distributions. In contrast to RICs, the aggregate amount of dividends that may be designated by a REIT as "capital gains dividends" or "qualified dividends income" may not exceed the dividends actually paid by the REIT.
In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.
Operational Requirements - Recordkeeping
To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.
Failure to Qualify as a REIT
If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates of 21% for taxable years beginning after December 31, 2017. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See "Risk Factors - Federal Income Tax Risks."
Taxation of U.S. Stockholders
Definition
In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or the District of Columbia;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•
is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.
The 2017 Tax Act modified the tax rate brackets and reduced the individual income tax rates. Beginning January 1, 2018, in the case of married couples filing joint returns with taxable income in excess of $600,000, heads of households with taxable income in excess of $500,000 and other individuals with taxable income in excess of $500,000, the maximum rate on ordinary income is 37% (as compared to 39.6% prior to 2018) and the maximum rate on long-term capital gains and qualified dividend income is 20%. REIT dividends are eligible for a 20% deduction reducing the effective tax rate on REIT dividends to 29.8%. REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.
High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual's net investment income or the excess of the individual's modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.
Distributions Generally
Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 29.8%, after applying the 20% deduction available to REIT dividends under the 2017 Tax Act, effective for taxable years beginning after December 31, 2017. Individuals receiving "qualified dividends," which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.
However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular "C" corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions
Upon qualifying as a REIT, actual distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year.
We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders' shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder's income over the amount of tax the stockholder is deemed to have paid.
Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.
Certain Dispositions of the Shares
In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.
If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder's shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders
Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.
U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
Tax-exempt entities such as qualified employee pension and profit-sharing trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as "debt financed property" within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as "debt financed property" within the meaning of the Code or has used the stock in an unrelated trade or business.
For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.
In the event that we were deemed to be "predominately held" by qualified employee retirement trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (i) one employee retirement trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee retirement trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than 5%). We will attempt to monitor the concentration of ownership of employee retirement trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee retirement trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.
Special Tax Considerations for Non-U.S. Stockholders
The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.
Distributions. A non-U.S. stockholder that receives a distribution which (1) is not attributable to gain from our sale or exchange of a "United States real property interest" or USRPI, as defined below, and (2) we do not designate as a capital gain dividend or retained capital gain will generally recognize ordinary income to the extent of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs.
However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E or other Form W-8, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in shares of our stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. stockholder in its shares of our stock, if the non-U.S. stockholder would otherwise be subject to tax on gain from the sale or disposition if its shares of our stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions attributable to gain from our sale or exchange of "United States real property interests" under the "FIRPTA" provisions of the Code. The term "United States real property interests" includes interests in real property located in the United States or the Virgin Islands and stocks in corporations at least 50% by value of whose real property and assets used or held for use in a trade or business consist of United States real property interests.
Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Dispositions. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of shares of stock as long as, at all times during a specified testing period, non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that this test will be met. Even if we meet this test, pursuant to the "wash sale" rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.
A non-U.S. stockholder generally will incur tax on gain from the sale of common stock subject to FIRPTA if:

•
the gain is effectively connected with the conduct of the non-U.S. stockholders trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 or more days during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on capital gains.

Information Reporting and Backup Withholding for Non-U.S. Stockholders. We will report to our stockholder and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories, and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a U.S. person that is not exempt. Payments of the proceeds from a disposition or a redemption of our stock effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Foreign Accounts
Under the Foreign Account Tax Compliance Act, or FATCA, withholding is required at a rate of 30 percent on dividends in respect of, and on gross proceeds from the sale of, our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons and to withhold certain amounts paid to certain account holders and financial institutions. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Tax Aspects of Our Operating Partnership
The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We are entitled to include in our income a distributive share of our operating partnership's income and to deduct our distributive share of our operating partnership's losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly-traded partnership." A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above.
Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.
We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Nelson Mullins is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly-traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Nelson Mullins is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in such opinion.
If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "- Operational Requirements - Asset Tests" above. In addition, any change in our operating partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership's taxable income.
Income Taxation of Our Operating Partnership and Its Partners
Partners, Not a Partnership, Subject to Tax
A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership's income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Partnership Allocations
Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Tax Allocations with Respect to Contributed Properties
Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.
Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.
The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.
Basis in Operating Partnership Interest
The adjusted tax basis of a partner's interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner's (a) allocable share of the operating partnership's income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner's allocable share of the operating partnership's loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner's share of indebtedness of the operating partnership.
If the allocation of a partner's distributive share of the operating partnership's loss would reduce the adjusted tax basis of such partner's partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner's share of the operating partnership's liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner's adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner's partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Partnership Audits
Under recently enacted legislation that will apply for taxable years beginning after December 31, 2017 (unless a Partnership elects to apply the legislative changes sooner), in the event of a federal income tax audit, our operating partnership, rather than the operating partnership's partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the "partnership representative" of the Partnership will have exclusive authority to bind all partners, including the REIT, to any federal income tax proceeding.

Depreciation Deductions Available to Our Operating Partnership
Our operating partnership uses a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership's initial basis in such properties for federal income tax purposes is generally equal to the purchase price paid by our operating partnership for the properties. Our operating partnership depreciates each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and depreciates furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
Sale of Our Operating Partnership's Property
Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
The REIT's share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership's, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. "Plans" include a tax-qualified pension, stock bonus, 401(k) and profit-sharing plan, an employee benefit plan described in Section 3(3) of ERISA, and an annuity described in Section 403(a) or (b) of the Code. "Accounts" include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA or other law applicable to the Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.
In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether the investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether the investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether the investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•
whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent and permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the Plan or Account can sell or otherwise dispose of the shares;

•	whether the investment will impair the liquidity of the Plan or Account;

•	whether the investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan or Account annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any of our affiliates is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•	whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitutes a violation of analogous provisions under other applicable law.
Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of the employee benefit plan.
Minimum Distribution Requirements - Plan Liquidity
Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan's or Account's ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan or under the terms of this prospectus. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan or Account may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual Valuation Requirement
Fiduciaries of Plans are required by ERISA to determine the fair market value of the assets of their Plan on at least an annual basis. In discharging its obligation to value assets of a Plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the Plan and the general fiduciary standards of ERISA. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a Plan fiduciary should determine the "fair market value" of our shares, namely when the fair market value of our shares is not determined in the marketplace. Also, a trustee or custodian of certain Plans or Accounts must provide an Account holder Plan participant and/or the IRS with a statement of the value of the Account each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how "fair market value" should be determined. Plans or Accounts may be subject to other laws that require periodic valuations.
It is not currently intended that our shares will be listed on a national securities exchange, nor is it expected that a public market for our shares will develop. Therefore, to assist fiduciaries and other persons in fulfilling their valuation and annual reporting responsibilities with respect to our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries and other persons (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our shares may be limited as to timing and as to the amount of our shares that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable valuation requirements under ERISA, the Code, or other law.
Fiduciary Obligations - Prohibited Transactions
Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as "Plan Assets," our directors would, and employees or other service providers of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing in our shares. If this were to occur, certain contemplated transactions between us and our directors or employees or other service providers of our affiliates could be deemed to be "prohibited transactions" by ERISA or the Code. ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees or other service providers of our affiliates as Plan fiduciaries with respect to investments made by us. Additionally, the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets - Definition
The Code does not define Plan Assets. The DOL has issued regulations (29 C.F.R. §2510.3-101) concerning the definition of what constitutes the assets of a Plan or Account (the "Plan Asset Regulation"). The Plan Asset Regulation was modified in 2006 by the enactment of Section 3(42) of ERISA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an "equity interest" will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;

•	in an "operating company," which includes "venture capital operating companies" and "real estate operating companies;" or

•	in which equity participation by "benefit plan investors" is not significant.
Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.
Plan Assets - Registered Investment Company Exception
The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets - Publicly Offered Securities Exception
As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws.
Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation.
Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer and of one another. We expect that our securities will be "widely-held."
The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances." Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent our shares from being deemed "freely transferable."
Therefore, we anticipate that we will meet the "publicly offered securities" exception, although there are no assurances that we will qualify for this exception.
Plan Assets - Operating Company Exception
If we are deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an "operating company," which includes "venture capital operating companies" and "real estate operating companies." To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in "venture capital investments." A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. We do not anticipate that our investments will qualify as a venture capital investment for purposes of the Plan Asset Regulation and therefore we do not believe we will qualify for the venture capital operating company exception.
To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. An example, the Plan Asset Regulation indicates that if 50% or more of an entity's properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the "real estate operating company" exception. Since most, if not all, of our properties will be subject to long-term net leases, we do not anticipate that we or our operating partnership will qualify as a real estate operating company under the Plan Asset Regulation.
We note, however, that changes in the law or in the structure or objectives of our business may make the operating company exception available. If the operating company exception becomes available, and if another exception does not apply, our board of directors may decide to structure our business such that we fit within the operating company exception.
Plan Assets - Not Significant Investment Exception
The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. "Benefit plan investors" are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA, subject to Title I, Part 4 of ERISA), (ii) plans described in Code Section 4975(e)(1), (iii) entities whose assets include Plan Assets by reason of a Plan's or Account's investment in the entity (including, but not limited to, an insurance company's general account), and (iv) entities that otherwise constitute a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the "look through" rule under the Plan Asset Regulation). However, the following are not "benefit plan investors": (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen's compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.
For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity's assets or who provides investment advice for a fee (direct or indirect) with respect to the entity's assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company's general account's equity investment in the entity that represents Plan Assets is taken into account. Thus, whether the 25% limit is violated must be determined without regard to the value of any equity interests held by our property manager, affiliates of our property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).
In the event we determine that we fail to meet the "publicly offered securities" exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our property manager, affiliates of our property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of our shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our property manager, affiliates of our property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).
Consequences of Holding Plan Assets
In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA's reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated to our management his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions Involving Assets of Plans or Accounts
Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.
A person generally is a fiduciary with respect to a Plan or certain Accounts for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets, provides investment advice for a fee with respect to Plan Assets, or has discretionary authority or responsibility in the administration of the Plan or Account. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such Plan assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and certain Accounts, creating a risk that their activities and/or compensation arrangements could trigger fiduciary liability or a prohibited transaction, and could result in penalties to the Plan or Account, or to us.
Any fiduciary, trustee or custodian of a Plan or Account that proposes to cause such Plan or Account to purchase our shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each fiduciary of a Plan or Account should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our shares is appropriate for the Plan or Account, taking into account the overall investment policy of the Plan or the Account and the composition of the Plan's or Account’s investment portfolio. The sale of our shares is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.
In addition, certain Plans and Accounts not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed on Plans subject to ERISA. Any person investing the assets of such a Plan or Account in our stock should satisfy himself, herself, or itself that the investment of such assets in our shares will not violate any provision of applicable law or regulatory requirement.
Prohibited Transactions Involving Assets of Plans or Accounts - Consequences
ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction, and compensate the Plan or Account for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or Account, and in some cases third parties involved in a transaction with an Account, must pay an excise tax equal to a percentage of the "amount involved" in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.
SEC Proposed Rules
On April 18, 2018, the SEC issued proposed rules and interpretations of existing rules that are designed to enhance the quality and transparency of investors’ relationships with investment advisers and broker-dealers and would impose new duties and obligations on these advisers and broker-dealers. While there is no guarantee that the SEC will issue final rules in this regard or what such final rules will contain, it is possible that some professional advisors who may have otherwise encouraged their clients to consider or invest in our shares may avoid making any such recommendation. Plan fiduciaries and the beneficial owners of IRAs and other Accounts are urged to consult with their own advisors to satisfy themselves that the investment of such assets in our shares will not violate any provision of applicable law or regulatory requirement.
DESCRIPTION OF SHARES
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL, and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. You may obtain a copy of our charter and bylaws free of charge upon your request. See "Where You Can Find More Information."
Our charter authorizes us to issue up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Our 800,000,000 shares of common stock are authorized as follows: 110,000,000 shares are classified as Class T shares, 110,000,000 shares are classified as Class S shares, 110,000,000 shares are classified as Class D shares, 110,000,000 shares are classified as Class I shares, 40,000,000 shares are classified as Class A shares, 75,000,000 shares are classified as Class AA shares, 5,000,000 are classified as Class AAA shares and 240,000,000 are classified as Class E shares. Of the 200,000,000 shares of preferred stock that are authorized, 10,000,000 shares have been designated as Series A Preferred Shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.
Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Risk Factors - Risks Related to Our Corporate Structure."
Common Stock
General
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders.
Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares, Class AAA shares and Class E shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.
Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors.
Class T Shares
We expect that Class T shares will be made available primarily through registered representatives of broker-dealers. Each Class T share issued in the primary offering will be subject to a selling commission of up to 3.0%, and a dealer manager fee of up to 0.5%, of the purchase price of each Class T share sold in the offering on the date of the purchase. The dealer manager reallows 100% of the selling commissions to participating broker-dealers. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers. As of April 30, 2019, we had approximately 228,101 Class T shares issued and outstanding.
We pay the dealer manager a distribution fee with respect to our outstanding Class T shares equal to 1/365th of 0.25% of the Average NAV of our outstanding Class T shares for each day, consisting of a dealer distribution fee of 1/365th of 0.25%, of the Average NAV for the Class T shares for each day. The distribution fees accrue daily and are paid monthly in arrears. The dealer manager reallows the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and retains any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The dealer manager waives the distribution fees for any purchases by our affiliates.
The selling commission and dealer manager fee are not be payable in respect of any Class T shares sold pursuant to our DRP, but such shares will be charged the distribution fee payable with respect to all our outstanding Class T shares.
We will cease paying the distribution fee with respect to any Class T share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share for approximately 6 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.66 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.55.
Class S Shares
We expect that Class S shares will be made available primarily through registered representatives of broker-dealers. Each Class S share issued in the primary offering is subject to a selling commission of up to 3.5% of the purchase price of each Class S share sold in the offering on the date of the purchase. The dealer manager reallows 100% of such selling commissions to participating broker-dealers. As of April 30, 2019, we had approximately 281 Class S shares issued and outstanding.
We pay the dealer manager a distribution fee with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the Average NAV of our outstanding Class S shares for each day. The distribution fees accrue daily and are paid monthly in arrears. The dealer manager reallows the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and retains any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The dealer manager will waive the distribution fees for any purchases by our affiliates.
The selling commission is not payable in respect of any Class S shares sold pursuant to our DRP, but such shares are charged the distribution fee payable with respect to all our outstanding Class S shares.
We will cease paying the distribution fee with respect to any Class S share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees (if applicable) and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class S share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share for approximately 6 years from the date of purchase, assuming payment of the full selling commissions, opting out of the DRP and a constant NAV of $9.65 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.55.
Class D Shares
Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. As of April 30, 2019, we had approximately 19,376 Class D shares issued and outstanding.

No selling commissions are paid for sales of any Class D shares. We pay the dealer manager a distribution fee with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the Average NAV of all our outstanding Class D shares for each day, including any Class D shares sold pursuant to our DRP. The distribution fees accrue daily and are paid monthly in arrears. The dealer manager reallows the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and retains any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The dealer manager waives the distribution fees for any purchases by our affiliates.

We will cease paying the distribution fee with respect to any Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions (if applicable), dealer manager fees (if applicable), and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share for approximately 36 years from the date of purchase, assuming opting out of the DRP and a constant NAV of $9.64 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.87.
Class I Shares
No selling commissions or distribution fees will be paid for sales of any Class I shares. As of April 30, 2019, we had 819,384 Class I shares issued and outstanding.
Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as our employees and their immediate family members, and participating broker-dealers, their representatives and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1 million, except for purchasers that fall under category 4 listed above or as determined in our sole discretion. To the extent that a participating broker-dealer has not approved the Class I shares, such participating broker-dealer, its representatives and their immediate family members may purchase Class T shares in our primary offering at a price equal to the current Class T NAV, with no selling commissions or dealer manager fees charged on such purchase.
Class A Shares, Class AA Shares and Class AAA Shares
All Class A shares outstanding prior to this offering continue to be classified as "Class A" shares. All Class T shares outstanding prior to this offering were reclassified as "Class AA" shares. All Class I shares outstanding prior to this offering were reclassified as "Class AAA" shares. We refer to all such shares herein collectively as our IPO shares. No IPO shares will be issued in this offering, except to current IPO stockholders pursuant to our DRP. As of April 30, 2019, we had approximately 76,985,864 IPO shares issued and outstanding.
We will continue to pay our dealer manager a stockholder servicing fee with respect to the Class AA shares, as detailed in our prospectus for our initial public offering. The stockholder servicing fee accrues daily in an amount equal to 1/365th of 1% of the NAV per share of our Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold, and is paid quarterly. We will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our initial public offering (excluding proceeds from sales pursuant to the related distribution reinvestment plan); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. The payment of the stockholder servicing fee will only impact the NAV for Class A, AA and AAA shares, and will have no impact on other share classes. As of March 31, 2019, we have paid approximately $11.0 million in stockholder servicing fees.
Class E Shares
All Class E shares outstanding were issued to former EA-1 stockholders pursuant to the Company Merger or were issued pursuant to the DRP. No selling commissions or distribution fees will be paid with respect to the Class E shares. No Class E shares will be issued in this offering, except to current Class E stockholders pursuant to our DRP.  As of April 30, 2019, we had approximately 174,981,547 Class E shares issued and outstanding.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class T, Class S, Class D, Class I, Class A, Class AA, Class AAA and Class E shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then any such excess will be distributed to holders of our Class T, Class S, Class D, Class I, Class A, Class AA, Class AAA and Class E shares ratably in proportion to the respective NAV for each class. We do not expect distribution fees to cause different NAV amounts for the applicable share classes, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares in a particular period (prior to the deduction of the distribution fees). If the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares, the excess will reduce the estimated NAV per share of each Class T share, Class S share and Class D share, as applicable.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. However, our board of directors passed a resolution, pursuant to a requirement of the State of Washington, that we will not issue preferred stock with voting rights that will limit or subordinate the voting rights of common stockholders afforded by Section VI.B of the NASAA REIT Guidelines; provided, however, that we may permit preferred stockholders to elect and remove class-specific directors as long as a majority of directors are elected by the common stockholders. Payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

In connection with the Company Merger, we filed with the State of Maryland Department of Assessments and Taxation (the "SDAT") Articles Supplementary to our charter ("Articles Supplementary") designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock.” The Articles Supplementary became effective as of the acceptance for record by the SDAT. Pursuant to the Merger Agreement, each share of EA-1 Series A Cumulative Perpetual Convertible Preferred Stock that was issued and outstanding immediately prior to the completion of the Company Merger was converted into the right to receive one GCEAR Series A Preferred Share. The exchange ratio was fixed at 1 to 1. Upon consummation of the Company Merger, we issued 5,000,000 GCEAR Series A Preferred Shares as detailed further below.
In connection with the Company Merger, we assumed the purchase agreement (the "Purchase Agreement") that EA-1 entered into on August 8, 2018 with SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) (acting through Kookmin Bank as trustee)(the "Purchaser") and Shinhan BNP Paribas Asset Management Corporation, as an asset manager of the Purchaser, pursuant to which the Purchaser agreed to purchase an aggregate of 10,000,000 shares of EA-1 Series A Cumulative Perpetual Convertible Preferred Stock at a price of $25.00 per share (the "EA-1 Series A Preferred Shares") in two tranches, each comprising 5,000,000 EA-1 Series A Preferred Shares. On August 8, 2018, EA-1 issued 5,000,000 Series A Preferred Shares to the Purchaser for a total purchase price of $125 million (the "First Issuance"). EA-1 paid transaction fees totaling 3.5% of the First Issuance purchase price and incurred approximately $0.4 million in transaction-related expenses to unaffiliated third parties. EA-1's former external advisor incurred transaction-related expenses of approximately $0.2 million, which was reimbursed by EA-1. Upon consummation of the Company Merger, we issued 5,000,000 GCEAR Series A Preferred Shares to the Purchaser. Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase an additional 5,000,000 Series A Preferred Shares (the "Second Issuance") at a later date (the "Second Issuance Date") for an additional purchase price of $125 million subject to approval by the Purchaser’s internal investment committee and the satisfaction of the conditions in the Purchase Agreement, including, but not limited to, the execution of an Ownership Limit Exemption Agreement. Pursuant to the Purchase Agreement, the Purchaser is generally restricted from transferring the Series A Preferred Shares or the economic interest in the Series A Preferred Shares for a period of five years from the closing date.
The GCEAR Series A Preferred Shares are not registered under the Securities Act and are not listed on a national securities exchange. The Articles Supplementary set forth the key terms of the GCEAR Series A Preferred Shares as follows:
Rank
With respect to distribution rights and rights upon liquidation, dissolution or winding up of us, the GCEAR Series A Preferred Shares rank senior to our shares of common stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of us, the holders of the GCEAR Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, liquidating distributions, in cash or property at its fair market value as determined by our board of directors, in the amount, for each outstanding share of GCEAR Series A Preferred Shares equal to $25.00 per GCEAR Series A Preferred Share (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of our shares of common stock or any other class or series of equity securities ranking junior to the GCEAR Series A Preferred Shares but subject to the preferential rights of holders of any class or series of equity securities ranking senior to the GCEAR Series A Preferred Shares. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of GCEAR Series A Preferred Shares will have no right or claim to any of our remaining assets.

In the event that, upon any liquidation of us, our available assets are insufficient to pay the Liquidation Preference on all outstanding GCEAR Series A Preferred Shares, plus an amount equal to any accumulated and unpaid distributions to the date of such payment and any corresponding amounts payable as liquidating distributions on all other classes or series of equity securities ranking on a parity with the GCEAR Series A Preferred Shares in the distribution of assets upon a liquidation, then the holders of GCEAR Series A Preferred Shares and all other such equity securities ranking on a parity with the GCEAR Series A Preferred Shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.
Distributions
Subject to the terms of the Articles Supplementary, the holders of the GCEAR Series A Preferred Shares are entitled to receive distributions quarterly in arrears at a rate equal to one-fourth (1/4) of the applicable varying rate, as follows:
i.an initial annual distribution rate of 6.55%, or if our board of directors decides to proceed with the Second Issuance, 6.55% from and after the Second Issuance Date until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the “Reset Date”), subject to paragraphs (iii) and (iv) below;
ii.6.75% from and after the Reset Date, subject to paragraphs (iii) and (iv) below;
iii.if a listing (“Listing”) of our shares of common stock or the GCEAR Series A Preferred Shares on a national securities exchange registered under Section 6(a) of the Exchange Act, does not occur by August 1, 2020 (the “First Triggering Event”), 7.55% from and after August 2, 2020 and 7.75% from and after the Reset Date, subject to certain conditions as set forth in the Articles Supplementary; or
iv.if a Listing does not occur by August 1, 2021, 8.05% from and after August 2, 2021 until the Reset Date, and 8.25% from and after the Reset Date.
Company Redemption Rights
The GCEAR Series A Preferred Shares may be redeemed by us, in whole or in part, at our option, upon the earlier to occur of: (i) August 13, 2023 or (ii) the First Triggering Event, at a per share redemption price (the “Redemption Price”) in cash equal to the Liquidation Preference, plus any accumulated and unpaid distributions on the GCEAR Series A Preferred Shares up to the redemption date, plus a redemption fee of 1.5% of the Redemption Price in the case of a redemption that occurs on or after the date of the First Triggering Event, but before August 13, 2023.
Holder Redemption Rights
In the event we fail to effect a Listing by August 1, 2023, the holder of any GCEAR Series A Preferred Shares has the option to request a redemption of such shares on or on any date following August 1, 2023, at the Redemption Price, plus any accumulated and unpaid distributions up to the redemption date (the “Redemption Right”); provided, however, that no holder of the GCEAR Series A Preferred Shares shall have a Redemption Right if a Listing occurs prior to or on August 1, 2023.
Conversion Rights
Subject to our redemption rights and certain conditions set forth in the Articles Supplementary, a holder of the GCEAR Series A Preferred Shares, at his or her option, will have the right to convert such holder’s GCEAR Series A Preferred Shares into shares of GCEAR Class E common stock any time after the earlier of (i) August 13, 2023, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control (as defined in the Articles Supplementary) at a per share conversion rate equal to the Liquidation Preference divided by the then Common Stock Fair Market Value (as defined in the Articles Supplementary).

Voting Rights
Except as set forth below, the holders of the GCEAR Series A Preferred Shares are not entitled to vote at any meeting of our stockholders for election of directors or for any other purpose or otherwise to participate in any action taken by us or our stockholders. However, if, at any time, full cumulative distributions on the GCEAR Series A Preferred Shares have not been paid for six or more quarterly periods, whether or not the quarterly periods are consecutive, the holders of GCEAR Series A Preferred Shares (voting together as a single class) will be entitled to elect two additional directors who will serve on our board of directors. Once all distributions accumulated on the GCEAR Series A Preferred Shares have been paid in full for all past distribution periods and the accumulated distribution for the then current distribution period has been authorized, declared and paid in full or authorized, declared and set apart for payment irrevocably in trust, the term of such additional directors will terminate.
Consent Rights
So long as any GCEAR Series A Preferred Shares remain outstanding, we will not, without the prior affirmative vote or consent of the holders of at least two-thirds of the GCEAR Series A Preferred Shares outstanding at the time, (i) amend, alter, supplement or repeal any of the provisions of our charter, including the Articles Supplementary, in a manner that materially and adversely affects any contract right of the GCEAR Series A Preferred Shares, or (ii) authorize, reclassify or create, or increase the authorized or issued amount of, or issue, any class or series of equity securities ranking senior or on a parity to the GCEAR Series A Preferred Shares in respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, or any security, including any debt security, convertible into or evidencing the right to purchase any class or series of such equity securities.
The foregoing description of the GCEAR Series A Preferred Shares, the Articles Supplementary and the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Articles Supplementary and the Purchase Agreement.
Registration Rights Agreement
In connection with the Mergers, we assumed, as the successor of EA-1 and the EA-1 Operating Partnership, a registration rights agreement (the “Registration Rights Agreement”) dated December 14, 2018, among EA-1, the EA-1 Operating Partnership and GC LLC. Pursuant to the Registration Rights Agreement, GC LLC (or any successor holder) has the right after November 30, 2020 (the “Lock-Up Expiration”) to request us to register for resale under the Securities Act of 1933, as amended, shares of our common stock issued or issuable to such holder. We will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. We will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants GC LLC (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.
Meetings and Special Voting Requirements
Subject to our charter restrictions on transfers of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. In accordance with our charter, with respect to shares of our common stock owned by any of our directors, or any affiliates, or such director or affiliate may not vote or consent on matters submitted to our stockholders regarding (i) the removal of such director or affiliate, or (ii) any transaction between us and such director or affiliate.

Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.
However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•
mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	issue more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.
Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.
An annual meeting of our stockholders is held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.
As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders in the aggregate and the basis for such determination; and

•
Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders' ownership of our shares:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
See "Federal Income Tax Considerations" for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.
Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.
Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being "closely held" within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being "closely held" under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.
The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.
Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days' written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy
We intend to continue to accrue distributions daily and make distributions on a monthly basis. We commenced paying distributions on October 1, 2014, to investors of record on September 23, 2014. We achieved our minimum escrow requirement on September 23, 2014; therefore our first monthly distribution was for a partial month. We reserve the right to adjust the periods during which distributions accrue and are paid. We may fund some of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties.  Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership's ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net investment proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. To the extent that we pay distributions using offering proceeds, such distributions will be considered a return of capital and will reduce the tax basis of your investment.
Over the long term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations, which may cause a decrease in our NAV if not offset by other effects.
Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We accrue the amount of declared distributions as our liability on a daily basis, and such liability is accounted for in determining the NAV. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our Class T, Class S, Class D, Class I, Class E and IPO shares differs because of different allocations of class-specific expenses. We use the record share method of determining the per share amount of distributions on each class of shares of our common stock, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific expenses accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders' basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders' basis in the common shares, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.
Distributions in kind will not be permitted, except for: (1) distributions of readily marketable securities; (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or (3) distributions of in-kind property which meet all of the following conditions: (a) the directors advise each stockholder of the risks associated with direct ownership of us, (b) the directors offer each stockholder the election of receiving in-kind property distributions, and (c) the directors distribute in-kind property only to those stockholders who accept the directors' offer.
We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Annual Distribution Requirement" section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of capital. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT."
Cash and Stock Distribution Declaration Following the Mergers
Effective April 30, 2019, our board of directors declared a cash distribution in the amount of $0.001506849 per day, subject to adjustments for class-specific expenses, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of stock payable to stockholders of record of such classes at the close of business on each day during the period commencing on May 1, 2019 and ending on June 30, 2019. Our board of directors also declared a stock distribution in the amount of $0.000273973 worth of shares of the applicable class per day, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock payable to stockholders of record of such classes at the close of business on each day during the period commencing on May 1, 2019 and ending on June 30, 2019. We will pay such distributions to each stockholder of record of such classes during a given month on a date in the following month to be determined by our Chief Executive Officer. On June 3, 2019, our transfer agent inadvertently paid the entire distribution for the month of May in cash, including the portion that was to be payable as a stock distribution.  Because the amount of the distribution actually paid was equal to the total amount of the distribution that our board of directors originally approved, on June 12, 2019, our board of directors ratified the payment of the May distribution being paid solely in cash, to the extent that such distributions were paid solely in cash.  For the June distribution, our board of directors intends that such distribution will be paid as originally approved above in cash and in shares of common stock of the applicable class.
Common Stock Distribution Declaration History
Distributions may be funded with operating cash flow, offering proceeds raised in our public offerings, or a combination thereof. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions on our common stock declared, distributions paid, and cash flow (used in) or provided by operating activities during the years ended December 31, 2017 and December 31, 2018 and quarter ended March 31, 2019, excluding stock distributions (in thousands, except per share amounts):

			Distributions Paid (3)
Period	Distributions Declared (1)	Distributions Declared Per Share (1) (2)	Cash (4)	Reinvested	Total	Cash Flow Provided (used) by Operating Activities
First Quarter 2017	$10,070	$0.1353	$4,531	$5,395	$9,926	$14,191
Second Quarter 2017	$10,363	$0.1370	$4,868	$5,533	$10,401	$5,999
Third Quarter 2017	$10,559	$0.1386	$4,928	$5,618	$10,546	$10,858
Fourth Quarter 2017	$10,654	$0.1386	$4,916	$5,662	$10,578	$8,664
First Quarter 2018	$10,493	$0.1357	$4,945	$5,483	$10,428	$8,513
Second Quarter 2018	$10,643	$0.1371	$5,196	$5,487	$10,683	$9,325
Third Quarter 2018	$10,834	$0.1386	$5,324	$5,451	$10,775	$16,854
Fourth Quarter 2018	$10,807	$0.1386	$5,353	$3,576	$8,929	$6,263
First Quarter 2019	$10,563	$0.1355	$8,961	$3,322	$12,283	$(702)

(1)
Distributions for the period from January 1, 2017 through March 31, 2019 were based on daily record dates and were calculated at a rate of $0.00150684932 per day per share. The table above does not include stock distributions as the amounts have no cash impact.

(2)	Assumes shares were issued and outstanding each day during the period presented.

(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid on or about the first business day of the following month.

(4)	Includes distributions paid to noncontrolling interests and preferred unit holders.
From our inception through March 31, 2019, we paid and declared cumulative distributions of approximately $130.3 million including shares issued pursuant to our DRP, and approximately $0.2 million to the limited partners of our operating partnership, including those distributions paid to the preferred unit holders. We began generating FFO and AFFO in March 2015, following the acquisition of our first property. Of our distributions declared and paid, approximately $65.3 million has been reinvested pursuant to our DRP. For the year ended December 31, 2018, we paid and declared distributions of approximately $42.8 million including shares issued pursuant to our DRP, and approximately $0.1 million to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and AFFO for the year ended December 31, 2018 of approximately $41.3 million and approximately $37.0 million, respectively. For the quarter ended March 31, 2019, we paid and declared distributions of approximately $10.5 million including shares issued pursuant to our DRP, and approximately $0.05 million to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and AFFO for the quarter ended March 31, 2018 of approximately $9.3 million. The payment of distributions from sources other than FFO or AFFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.
FFO and AFFO are non-GAAP financial measures, and are not indicative of cash flow available to fund cash needs.  Investors should not consider FFO and AFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders.
Stockholder Liability
The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation's stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions
With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding "control shares:"

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
"Control shares" means voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on our board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in our board the exclusive power to fix the number of directorships.
So long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by our board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by our board of directors, or (C) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Distribution Reinvestment Plan
Our DRP allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. Distributions on shares will be reinvested into additional shares of the same class. We are offering $0.2 billion in shares of stock under our DRP. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $2.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our DRP.
Eligibility
Participation in our DRP is limited to investors who have purchased stock in this offering or our initial public offering or are former EA-1 stockholders. See "Plan of Distribution - Compensation of Dealer Manager and Participating Broker-Dealers" below for other restrictions on eligibility to purchase stock under our DRP. We may elect to deny your participation in our DRP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our DRP by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our DRP will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our DRP until we have terminated our DRP. You can choose to have all or a portion of your distributions reinvested through our DRP. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through our dealer manager.
Stock Purchases
Stock will be purchased under our DRP on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our DRP.
The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions, dealer manager fees or stockholder servicing fees when purchasing shares pursuant to the DRP. Because the distribution fee is calculated based on our NAV, it reduces distributions with respect to Class T, Class S, and Class D shares, including shares issued under the DRP with respect to such share classes. Shares acquired under the DRP entitle the participant to the same rights and to be treated in the same manner as shares of that class purchased in this offering or our initial public offering or as a former EA-1 stockholder.
The price for shares purchased under our DRP bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our DRP may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our DRP.
Account Statements
Our transfer agent will provide quarterly investor statements which will include your periodic purchases under our DRP. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.
Fees and Commissions
No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class with the exception of shares held by our affiliates. We will not receive a fee for selling stock under our DRP. See "Plan of Distribution."
Voting
You may vote all shares of stock acquired through our DRP.
Tax Consequences of Participation
If you elect to participate in our DRP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRP.
Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See "Federal Income Tax Considerations - Taxation of U.S. Stockholders - Distributions Generally." We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See "Federal Income Tax Considerations - Taxation of U.S. Stockholders - Information Reporting Requirements and Backup Withholding for U.S. Stockholders."
Termination of Participation
You may terminate your participation in our DRP at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our DRP. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside and as described above in the "Suitability Standards" section immediately following the cover page of this prospectus or you cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of Plan
We may amend, suspend or terminate our DRP at our discretion at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to our prospectus or Post-Effective Amendment filed with the SEC. However, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.
Restrictions on Roll-up Transactions
A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to us or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.
In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote "no" on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.
We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•
that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•
in which our investor's rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "- Meetings and Special Voting Requirements" above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.
We may amend and restate our charter in the future to amend certain of these provisions. See "Potential Springing Charter."
Share Redemption Program
General
While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share redemption program, whereby on a quarterly basis, stockholders may request that we redeem all or any portion of their shares of common stock. The share redemption program was previously suspended as of January 19, 2019 due to our then-pending Mergers with EA-1 and the EA-1 Operating Partnership. On June 12, 2019, our board of directors reinstated the share redemption program, effective as of July 13, 2019. At this time, all classes of shares of common stock are eligible for the share redemption program. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See "Redemption Limitations" below. Further, our board of directors has the right to modify or suspend the share redemption program upon 30 days’ notice at any time if it deems such action to be in our best interest and the best interest of our stockholders. Any such modification or suspension will be communicated to stockholders through our filings with the SEC. You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. Under our share redemption program, we will only redeem shares as of the closing of the last business day of that quarter (a "Redemption Date"). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month immediately prior to the end of the applicable quarter (unless the 13th is not at least ten business days prior to the second to last business day of the applicable quarter, in which case the redemption price will be equal to the NAV per share on a date that is at least ten business days prior to the second to last business day of such quarter) (the "Redemption NAV").  If a redemption request is received after such time, the redemption order will be carried forward to the next quarter's Redemption Date at the NAV per share applicable to that quarter’s redemption, unless such request is withdrawn prior to that Redemption Date.  Investors will have at least 20 business days (from the last business day of the previous quarter to the second to last business day of the current quarter) during which to decide whether to request a redemption of their shares as of the end of the current quarter.  Investors may withdraw their redemption requests before they have been processed by notifying a customer service representative available on our toll-free information line by 4:00 p.m. Eastern time on the last business day of the applicable quarter.  Settlements of share redemptions generally will be made within five business days after the Redemption Date.
Minimum Account Redemptions
In the event that any stockholder fails to maintain the minimum balance of $2,500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price applicable to the quarter in which we determine that the stockholder has failed to meet the minimum balance. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.
Sources of Funds for Redemptions
We may, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under "—Redemption Limitations." Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of shares. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances.
Redemption Limitations
Under our share redemption program, shares are not eligible for redemption for the first year after purchase except upon death or qualifying disability of a stockholder; provided, however, shares issued pursuant to our DRP are not subject to the one-year holding period. In addition, our share redemption program generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter.
In the event that we determine to redeem some but not all of the shares submitted for redemption during any quarter, whether due to the quarterly cap or otherwise, shares submitted for redemption during such quarter will be redeemed on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of our common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share redemption program, as applicable.
In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive.  The "applicable governmental agencies" are limited to the following: (1) the Social

Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veterans Benefits Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability” unless otherwise permitted by us. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

The following disabilities do not entitle a worker to Social Security disability benefits:

•disabilities occurring after the legal retirement age;
•temporary disabilities; and
•disabilities that do not render a worker incapable of performing substantial gainful activity.
Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of us as a whole, we may choose to redeem fewer shares in any particular quarter than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 5% quarterly limitation on redemptions, to and suspensions of the share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at 1-888-926-2688, we will utilize the first-in-first-out method.
The shares we redeem under our share redemption program will be canceled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
Company Tender Offer
On May 6, 2019, we commenced a self-tender offer (the “Company Offer”) for up to $100,000,000 in shares of the Company’s Class A, Class AA, Class AAA, Class T, Class D, Class S, Class I and Class E

shares, collectively, par value $0.001 per share, for cash at a purchase price equal to $9.56 per Class A, Class AA or Class AAA share, $9.66 per Class T share, $9.64 per Class D share, $9.65 per Class S share, $9.64 per Class I share, and $9.56 per Class E share (each singularly and collectively referred to as the “Purchase Price”). The Company Offer expires on Monday, June 10, 2019, unless extended or withdrawn per the terms of the Company Offer. In accordance with rules promulgated by the SEC, we may increase the amount of shares accepted for payment in the Company Offer by up to, but not more than, 2% of the amount of shares per share class subject to the Company Offer without amending or extending the Company Offer. This could result in the amount of shares accepted for payment in the Company Offer increasing by up to approximately $2 million in shares, or approximately 209,000 shares in the aggregate. The Purchase Price was determined based on the NAV per share for each class as of April 30, 2019.
We intend to fund the purchase of shares in the Company Offer and pay related costs by using our available cash, which may include funds received from draws on our credit facility.
At the conclusion of the Company Offer, we accepted for purchase 1,046,024 Class A shares, 2,060,669 Class AA shares, 23,879 Class AAA shares, and 7,217,570 Class E shares, properly tendered and not properly withdrawn prior to the expiration of the Company Offer, at a purchase price equal to $9.56 per Class A, Class AA, Class AAA share and Class E share, for an aggregate purchase price of $98,928,235.49, excluding fees and expenses related to the Company Offer. No Class T shares, Class D shares, Class S shares, or Class I shares were tendered for purchase. The 1,046,024 Class A shares, 2,060,669 Class AA shares, 23,879 Class AAA shares, and 7,217,570 Class E shares represent 36.7%, 76.2%, 100.0%, and 28.2%, respectively, of all shares tendered for such share classes, and approximately 4.1% of our issued and outstanding shares of common stock.
POTENTIAL SPRINGING CHARTER
Introduction
On April 15, 2019, our stockholders approved the amendment and restatement of our charter. We are authorized, for a period of up to five years from the date of approval, to file the Second Articles of Amendment and Restatement (the "Second Articles") in the form approved. The Second Articles will only become effective after being filed with, and accepted by, the State Department of Assessments and Taxation of the State of Maryland. We will file the proposed Form of Second Amended and Restated Charter at such time as our board of directors determines is in our best interests to effectuate a potential liquidity event or other strategy, and there is no guarantee that the Second Articles will ever be filed. Furthermore, the Second Articles will not be filed during this offering. The purpose of the Second Articles is to remove certain limitations required by the NASAA REIT Guidelines and to otherwise amend the charter consistent with Maryland law and the charters of other listed companies. Such approval enables us to have a charter appropriate for a listed and self-managed company without the cost or delay of another stockholder vote.
Detailed Discussion Regarding Changes to Charter
The following discussion summarizes the principal changes made in the Second Articles.

Provisions Regarding Investor Suitability
Our current charter imposes certain suitability and minimum investment requirements on investors in our common stock in accordance with the NASAA REIT Guidelines. If filed, the Second Articles will remove the requirements in Section 5.8 of Article V of the charter that stockholders meet certain suitability criteria regarding suitability and minimum investment of stockholders. The removal of these requirements generally provides stockholders with greater ability to sell shares, since prospective buyers are no longer subject to the financial suitability standards imposed by the NASAA REIT Guidelines. In addition, the removal of these provisions will eliminate the minimum stockholding requirements, thus permitting transfers of shares in any amount. Furthermore, the removal of these provisions will eliminate the requirement that anyone selling shares make a determination that the purchase of our shares is a suitable and appropriate investment for the prospective stockholder. Rather, prospective stockholders or their financial advisers, or both, would determine for themselves whether an investment in us is a suitable and appropriate investment.
Provision Regarding Distribution Reinvestment Plans
Consistent with the NASAA REIT Guidelines, our current charter contains provisions related to our DRP that establish disclosure of material information, including tax consequences of reinvesting distributions, and withdrawal rights of participating stockholders. The Second Articles will delete Section 5.9 of Article V of the charter that relates to our DRP. While we may continue to operate our DRP in the same manner, we think it is disadvantageous to have such provisions in our charter if not required under Maryland law or typical of other public companies.
Provisions Regarding Directors
In accordance with the NASAA REIT Guidelines, our current charter contains several provisions relating to our directors and specifically our independent directors. The Second Articles would remove these NASAA-mandated provisions, which relate to the number and independence of directors; the term and experience of directors; the committees of our board of directors; the fiduciary obligations of our board of directors; and approval of certain matters by the independent directors. Additional information is provided below.
Number and Independence of Directors. The Second Articles will delete the requirement that our board of directors be comprised of at least three directors. This is a NASAA REIT Guidelines provision and under the MGCL, our board of directors may be comprised of as few as one director. The Second Articles will continue to require that a majority of our board of directors be composed of independent directors; however, independence is no longer determined based on the definition of independence in the NASAA REIT Guidelines and instead is determined under the rules of the NYSE. We currently evaluate the independence of our directors under both our current charter definition (as required by the NASAA REIT Guidelines) and the NYSE standard. All of our current independent directors meet the NYSE standard for independence, and we do not expect that the removal of NASAA-imposed director requirements will affect the composition of our board of directors. The Second Articles also eliminate the requirement that independent directors nominate replacements for vacancies among the independent director positions.
Term and Experience of Directors. The Second Articles will delete the NASAA REIT Guidelines requirement in Section 7.2 of Article VII of our current charter that each director hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, as this provision is redundant of the default provisions of the MGCL relating to the term of directors. In addition, the Second Articles will delete the NASAA REIT Guidelines requirements in Section 7.3 of Article VII of our current charter that any director have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage our assets and that at least one independent director have at least three years of relevant real estate experience. This NASAA-mandated provision is more restrictive than what is required under the MGCL and any national securities exchange.
Committees. The Second Articles will delete the NASAA REIT Guidelines requirement that a majority of the members of all committees (even ad hoc committees) be independent directors as such requirement is more stringent than national securities exchange rules and the MGCL with respect to committee composition.
Fiduciary Obligations. The Second Articles will also delete the NASAA REIT Guidelines statement that directors serve in a fiduciary capacity and have fiduciary duties. Under the MGCL, each director has a duty to act in good faith, with a reasonable belief that his or her action is in the company’s best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. This change will eliminate multiple standards governing the duties of directors under Maryland law.
Approval of Independent Directors. The Second Articles will delete the NASAA REIT Guidelines requirement that certain matters be approved by the independent directors, which is more restrictive than requirements under Maryland law, in order to provide the customary flexibility of listed REITs.
Provisions Regarding Investment Objectives and Limitations
Investment Objectives. Article IX of our current charter contains a number of limitations and restrictions from the NASAA REIT Guidelines on our ability to make certain types of investments (including investments in certain mortgage loans, unimproved property or equity securities). Our board of directors believes that the elimination of these restrictions may be desirable in the future as they remove restrictions on potential transactions that could become available to us and that could be in our best interest. Although we have no intention of pursuing any of the investments currently limited by Article IX, we believe that increased flexibility is advantageous and that the limitations are rarely, if ever, found in the charter of a listed REIT. Nevertheless, the Second Articles will increase the risk that we will pursue transactions such as those referenced above, which, if such investments perform poorly, could adversely affect our results of operations and the value of a stockholder’s investment in us.
Indebtedness. Article IX also limits our ability to incur indebtedness, consistent with the NASAA REIT Guidelines. Currently, our charter prohibits us from incurring debt that would cause our borrowings to exceed 300% of our “net assets” unless a majority of the members of our board of directors approves the borrowing and such borrowing is disclosed in our next quarterly report along with a justification for the excess. Although we currently have no intention of borrowing in excess of this amount, the Second Articles remove this charter restriction on our borrowings and there is no restriction on our leverage. Therefore, we could become more highly leveraged, resulting in an increase in the amount of debt repayment. This, in turn, could increase our risk of default on our obligations and adversely affect our results of operations and our ability to make distributions to our stockholders. Despite these risks, this change will increase our flexibility to incur debt that might be in our best interest and lessens the administrative burdens associated with a higher debt level should we deem such debt to be in our best interest.
Issuance of Certain Securities. Article IX also limits our ability to issue certain securities, consistent with the NASAA REIT Guidelines, including equity securities on a deferred-payment basis or other similar arrangement; debt securities in the absence of adequate cash flow to cover debt service; equity securities that are assessable; and equity securities redeemable solely at the option of the holder. The Second Articles will remove these restrictions and we are able to issue the securities described above. This change removes limitations on issuances of securities that our board of directors could determine to be in our best interest. Although we believe this flexibility is advantageous, the Second Articles will increase the risk that we will issue securities that could negatively impact the value of a stockholder’s investment. In particular, the issuance of debt securities in the absence of adequate cash flow to cover the debt service would adversely affect our ability to make distributions to our stockholders. Similarly, if we issued equity securities redeemable solely at the option of the holder, we may be required to redeem securities at a time when we would otherwise prefer to utilize our cash for other purposes and this could also adversely affect our liquidity and ability to pay distributions to our stockholders. We have no current intention to issue any securities the issuance of which would be prohibited under our current charter. The Second Articles will also delete the requirement in Section 5.2.2 that the voting rights per share sold in a private offering not exceed the voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share, which is another NASAA REIT Guidelines provision and could prevent us from issuing certain stock in a private offering that our board of directors could determine to be in our best interest.
Provisions Regarding Advisor and its Affiliates
Our current charter contemplates us being advised and managed by an external advisor and includes a number of provisions that govern our relationship with our former advisor and its affiliates. Among other things, these provisions limit the term of our former advisory agreement to no more than one year, require that our former advisory agreement be terminable on 60 days’ notice and without penalty, require our independent directors to supervise our former advisor, and limit the amount of fees we may pay and expenses we can reimburse to our former advisor. The Second Articles will remove these provisions which are inapplicable now that the Mergers have been consummated (because we are now self-managed) and are inconsistent with charters of listed REITs.
In addition, our current charter contains numerous provisions that limit our ability to engage in transactions with, among other persons, our former advisor or its affiliates and our directors. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be approved by our board of directors and our nominating and corporate governance committee, which consists solely of our independent directors. They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. These provisions address a number of transactions including joint ventures, sales and leases to and from us, and loans to and from us, as well as general restrictions on affiliated transactions with our former advisor and its affiliates. The Second Articles will remove these limitations which have become inapplicable, at least with respect to our former advisor or its affiliates, now that the Mergers have been consummated (because we are now self-managed) and are inconsistent with charters of listed REITs.
Our board of directors does not believe these changes have a material effect on it, as we intend to transfer any applicable restrictions from the charter to our Corporate Governance Guidelines. There are, however, risks to this change:

•	Transactions that violate a corporation’s charter are more likely to be voidable if challenged by a stockholder than transactions that are inconsistent with corporate governance guidelines.

•
Our Corporate Governance Guidelines can be amended by our board of directors. Therefore, they are less protective than charter provisions, which can only be amended by a vote of the stockholders after the recommendation of our board of directors.

•	Courts are more likely to give deference to a board of directors’ interpretation of the meaning of corporate governance guidelines than to a board’s interpretation of charter provisions.

•
The charter revisions also remove limitations on transactions with any director (not just those affiliated with our former advisor). Although we believe that those restrictions are overly restrictive (and not typical of listed-REIT charters) and could prevent us from effecting a transaction that would otherwise be in its best interest, removal of those restrictions permits us (without certain votes of and determinations by the disinterested directors currently required by our charter) to enter into a transaction with a director unaffiliated with our former advisor.

Provisions Regarding Roll-Up Transactions
In accordance with the NASAA REIT Guidelines, Section 9.14 of our current charter contains substantive and procedural requirements relating to transactions in which our stockholders must exchange their shares for securities of another entity (a “roll-up transaction”). Among other protections, an appraisal of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction and meeting certain other requirements must be obtained from an independent expert in connection with any roll-up transaction. Stockholders who vote against any proposed roll-up transaction must be given the choice of (i) accepting the securities of the roll-up entity or (ii) either (a) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. In addition, we are prohibited from participating in any roll-up transaction: (1) that would result in our stockholders having voting rights in a roll-up entity that are less than those provided in our charter, (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor, (3) in which an investor’s rights to access of records of the roll-up entity will be less than those provided in our charter or (4) in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by our stockholders. The Second Articles will delete this provision in its entirety. If we file the Second Articles and our stockholders vote to approve a roll-up transaction, our stockholders will no longer receive the benefit of these protections. However, stockholder approval will continue to be required for us to effect a roll-up transaction. This change will increase our flexibility to enter into a roll-up transaction that our board of directors and our stockholders may believe to be in our best interest.
Provisions Regarding Stockholders and Stockholder Voting
Stockholder Meetings. The Second Articles will provide for the removal of the NASAA REIT Guidelines requirements in Section 11.1 of Article XI of the charter that (a) an annual meeting of stockholders be held no less than 30 days after delivery of our annual report, (b) a director receive the affirmative vote of a majority of the shares present in order to be elected as the MGCL requires only a plurality of the votes cast, and (c) a special meeting of stockholders be called upon request of the holders of at least 10 percent of the outstanding shares entitled to vote (under the MGCL, the percentage required to call a meeting can be and for exchange-listed REITs often is as high as a majority). In addition, the provisions relating to notice of stockholder meetings and quorum at such meetings will be deleted as these provisions are typically included in a company’s bylaws and will be included in our bylaws if the Second Articles are filed.
Amendment of Charter and Stockholder Approvals. The Second Articles will delete the NASAA REIT Guidelines provision that permits stockholders to amend the charter without the concurrence of our board of directors, which is not permitted under the MGCL, and the provision related to stockholder approval of certain matters as the MGCL already requires stockholder approval for such matters except in limited circumstances.

Voting Limitations. The Second Articles will provide for the removal of the NASAA REIT Guidelines restrictions in Section 11.4 of Article XI of the charter on voting of common stock by directors, our former advisor and its affiliates, regarding the removal of any of them or a transaction between us and any of them, as these are not customary restrictions in listed company charters.
Right of Inspection and Access to Stockholder List. The Second Articles will delete provisions relating to our stockholders’ ability to inspect our records and access our stockholder list. The provisions currently in our charter were included to meet requirements imposed by the NASAA REIT Guidelines and are not consistent with the charters of other Maryland corporations, which generally rely on Maryland law to govern access to a stockholder list. The Second Articles limit the rights of stockholders to inspect and copy certain corporate documents, including the ability to obtain a list of stockholders, to the rights provided for under the MGCL, which are more restrictive than those currently included in our charter.
Reports. The Second Articles will delete the NASAA REIT Guidelines requirement that an annual report be provided to each stockholder within 120 days after the end of the fiscal year. The MGCL already requires that an annual statement of affairs, including a balance sheet and a financial statement of operations, be submitted at the annual meeting of stockholders and made available for inspection within 20 days thereafter.
Provisions Regarding Indemnification of Officers and Directors
Consistent with the NASAA REIT Guidelines, Article XII of our current charter includes many restrictions on exculpation and indemnification that are not contained in the MGCL, including restrictions on exculpation and indemnification of officers and affiliated directors whose liability was the result of negligence or misconduct and independent directors whose liability was the result of gross negligence or willful misconduct. The advancement of litigation-related expenses to directors and officers is also significantly restricted under Section 12.4 of Article XII of our current charter. For instance, in a stockholder derivative suit, we may not advance expenses to our directors and officers unless a court of competent jurisdiction first approves such advancement. Under the MGCL, a Maryland corporation may include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, Section 2-418 of the MGCL generally permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Finally, Section 2-418 of the MGCL provides that a Maryland corporation may pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the corporation of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Because litigation involving companies exploring strategic alternatives or considering possible Strategic Transactions is quite common, in order to conform our charter more closely with those of other public companies, and to retain and recruit qualified and experienced officers and directors, the Second

Articles will amend Article XII to provide directors and officers the maximum exculpation, indemnification and advancement of expenses permitted under Maryland law, and remove the requirement that any director and officer insurance purchased by us be consistent with the restrictions on indemnification imposed by the NASAA REIT Guidelines.
Other Provisions to Facilitate Listing or Consistent with a Listed Company Charter
Conversion Upon Listing. The Second Articles will provide that, upon the listing of a class of common stock for trading on a national securities exchange, each share of the classes of common stock that are not so listed shall automatically and without any action on the part of the holder thereof convert into a number of shares of the listed class of common stock equal to a fraction, the numerator of which is the net asset value of the corporation allocable to the shares of the applicable non-listed class of common stock and the denominator of which is the net asset value of the corporation allocable to the shares of the listed class of common stock.
Filling of Director Vacancies. As permitted by the MGCL and consistent with the charters of many exchange-traded REITs, the Second Articles will provide that we elect to be subject to Section 3-804(c) of the MGCL pursuant to which any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Cause Requirement for Director Removal. As permitted by the MGCL and consistent with the charters of many exchange-traded REITs, the Second Articles will provide that a director of us may be removed only for cause, which means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Business Combination Act and Control Share Acquisition Act Opt-Outs. The Second Articles will delete Sections 7.10 and 7.11 of our current charter which provide that we elect not to be subject to the Maryland Business Combination Act and the Maryland Control Share Acquisition Act. A Maryland corporation may elect not to be subject to the Maryland Business Combination Act by either a charter provision or a resolution of its board of directors and may elect not to be subject to the Maryland Control Share Acquisition Act by a provision in either its charter or its bylaws. While our board of directors has no present intention of electing for us to be subject to either the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, it is more typical for a publicly traded company to opt out of these statutory provisions by board resolution or bylaw provision. Doing so also allows our board of directors to more easily extend the protections afforded by the Maryland Business Combination Act and Maryland Control Share Acquisition Act to us and our stockholders in the future, if we determined that such action was in our best interests.
Conforming Changes and Other Ministerial Modifications
The Second Articles will reflect a number of changes and other modifications of a ministerial nature that are necessary in view of the changes made. These changes and modifications will include, among other things, deletion and revision of definitions, references and cross-references and other provisions that are no longer applicable to us or that need to be updated, and the necessary re-numbering and lettering of remaining provisions.

OUR OPERATING PARTNERSHIP AGREEMENT
General
Griffin Capital Essential Asset Operating Partnership, L.P. was formed in August 2008 to acquire, own and operate properties on behalf of EA-1. It was the surviving partnership of the Partnership Merger and became our operating partnership at such time. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.
A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax deferred basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction at our sole discretion.
The Fifth Amended and Restated Agreement of Limited Partnership of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You may obtain a copy of our operating partnership agreement free of charge upon your request.
Capital Contributions
As we accept subscriptions for shares, we will transfer the net investment proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Classes of Units
Partnership interests in the operating partnership, other than the general partner interest, are currently divided into nine classes of units: (a) Class A units; (b) Class AA units; (c) Class AAA units; (d) Class E units; (e) Class T units; (f) Class S units; (g) Class D units; (h) Class I units; and (i) Series A Preferred units. In general, the Class A units, Class AA units, Class AAA units, Class E units, Class T units, Class S units, Class D units, Class I units, and Series A Preferred units are intended to correspond on a one-for-one basis with our Class A shares, Class AA shares, Class AAA shares, Class E shares, Class T shares, Class S shares, Class D shares, Class I shares and Series A Preferred Shares, respectively. All common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class A shares are designated as Class A units; all common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class AA shares are designated as Class AA units; and all common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class AAA shares are designated as Class AAA units. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the operating partnership and receive operating partnership units that correspond to the classes of our shares sold.
In general, each Class A unit, Class AA unit, Class AAA unit, Class E unit, Class T unit, Class S unit, Class D unit and Class I unit will share in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including any partner loans or preferred returns owed to holders of any preferred units of limited partnership interest, any remaining assets of the operating partnership shall be distributed among the holders of Class A units, Class AA units, Class AAA units, Class E units, Class T units, Class S units, Class D units, and Class I units ratably in proportion to the respective NAV per unit for each class until the NAV for each unit has been paid. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the operating partnership.
For each Class A unit, Class AA unit, Class AAA unit, Class E unit, Class T unit, Class S unit, Class D unit, Class I unit or Series A Preferred unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of operating partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, these holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional operating partnership units without our consent as general partner.
Operations
Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a "publicly-traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership."
Distributions and Allocations of Profits and Losses
Our operating partnership agreement provides that our operating partnership will distribute cash to its partners on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one operating partnership unit will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one operating partnership unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
Rights, Obligations and Powers of the General Partner
As our operating partnership's general partner, we generally have complete and exclusive discretion to manage and control our operating partnership's business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, we, as general partner of our operating partnership, in our sole discretion, shall be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to this offering of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Exchange Rights
The limited partners of our operating partnership have the right to cause their operating partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value, determined as described in our operating partnership agreement, of an equal number of our shares of a class that would be issuable if the operating partnership units of such class were exchanged for our shares as set forth in our operating partnership agreement. Alternatively, at our sole discretion, we may elect to purchase the operating partnership units by issuing a number of shares of our common stock equal to the number of operating partnership units being exchanged, such shares having the same class designation as the operating partnership units being exchanged as set forth in our operating partnership agreement. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.
Subject to the foregoing, limited partners of our operating partnership may generally exercise their exchange rights at any time after one year following the date of issuance of their operating partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 operating partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their operating partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the operating partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Amendments to Our Operating Partnership Agreement
Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us) is required for the following:

•	any amendment affecting the exchange right in a manner adverse to the limited partners;

•
any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership's profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.
Termination of Our Operating Partnership
Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner.
PLAN OF DISTRIBUTION
General
We are offering up to $2.2 billion in shares of our common stock pursuant to this prospectus on a "best efforts" basis through Griffin Capital Securities, LLC, our dealer manager, a registered broker-dealer affiliated with our former sponsor. Because this is a "best efforts" offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $2.0 billion in shares in our primary offering and up to $0.2 billion in shares pursuant to our DRP. We reserve the right to reallocate shares of common stock between our primary offering and our DRP.
We are offering to the public four classes of shares of our common stock in our primary offering: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. We are also offering Class A, Class AA, Class AAA, Class E, Class T, Class S, Class D and Class I shares pursuant to our DRP. All investors must meet the suitability standards discussed in the section of this prospectus entitled "Suitability Standards." When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.
Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as our employees and their immediate family members, and participating broker-dealers, their representatives and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1 million, except for purchasers that fall under category 4 listed above or as determined in our sole discretion.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. This is, however, a "best efforts" offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in additional properties and our ability to achieve our investment objectives could be adversely affected. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).
The per share purchase price for each class of shares of our common stock varies from day to day and equals, for each class of common stock, our NAV for such class divided by the number of shares of that class outstanding as of the end of business each day, plus applicable selling commissions and dealer manager fees. Each class of shares of our common stock may have a different NAV per share because fees differ with respect to each class. See "Net Asset Value Calculation and Valuation Procedures" for more information about the calculation of NAV per share.
If you participate in our DRP, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated after the close of business on the distribution date.
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Underwriting Compensation
We have entered into a dealer manager agreement with the dealer manager, pursuant to which the dealer manager agrees to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as "participating broker-dealers," and financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. In addition, our dealer manager may enter into servicing agreements with third-party broker-dealers who are not participating in this offering for the sole purpose of servicing stockholders who become clients of such broker-dealer after purchasing shares in this offering.

Summary
The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Selling Commissions as a % of Purchase Price	Maximum Dealer Manager Fees as a % of Purchase Price
Class T shares	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None
The following table shows the annualized distribution fees we will pay the dealer manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The distribution fees will accrue daily and be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	1.0	%(1)
Class S shares	1.0%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor distribution fee of 0.75% per annum and a dealer distribution fee of 0.25% per annum.
Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net investment proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares of a single class whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.
Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. The distribution fee will reduce distributions with respect to Class T, Class S, and Class D shares, including shares issued under our DRP with respect to such share classes.
Selling Commissions
Class T and Class S Shares. Subject to any discounts described below, the dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price per share of each Class T share sold in the primary offering. Subject to any discounts described below, the dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price per share of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.
Dealer Manager Fees
Class T Shares. The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of such dealer manager fees to participating broker-dealers.

Distribution Fees - Class T, Class S and Class D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager a distribution fee (i) with respect to our outstanding Class T shares equal to 1/365th of 1.0% of the Average NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the Average NAV for the Class T shares for each day, (ii) with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the Average NAV of our outstanding Class S shares for each day and (iii) with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the Average NAV of our outstanding Class D shares for each day. We will not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The dealer manager will waive the distribution fees for any purchases by our affiliates.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share for approximately 6 years from the date of purchase and with respect to a Class D share for approximately 36 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.66 per Class T share, $9.65 per Class S share and $9.64 per Class D share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.55 and with respect to a Class D share would total approximately $0.87.
Participating Broker-Dealer Portion of Distribution Fee
Eligibility to receive all or a portion of the distribution fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class S shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, assistance with share redemption requests, attendance and all related fees and costs of retail seminars sponsored by participating broker-dealers, and attendance and all related fees and costs of bona fide training and education meetings (including costs for items of value that will be governed by and are in accordance with FINRA 2310(c)(2)(A)). Eligibility to receive the advisor distribution fee assumes that the broker-dealer provides the following ongoing services with respect to the Class T shares: answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, assistance with share redemption requests, attendance and all related fees and costs of retail seminars sponsored by participating broker-dealers, and attendance and all related fees and costs of bona fide training and education meetings (including costs for items of value that will be governed by and are in accordance with FINRA 2310(c)(2)(A)). If the applicable broker-dealer is not eligible to receive the distribution fee due to failure to provide these services or if a broker-dealer does not have a currently active participating dealer or servicing agreement with the dealer manager, the dealer manager will retain any such distribution fee that the broker-dealer would have otherwise been eligible to receive. The distribution fees are ongoing fees that are not paid at the time of purchase.

Dealer Manager Portion of Distribution Fee
Eligibility to receive the dealer distribution fee (in the case of Class T shares), the distribution fee (in the case of Class D shares) and a portion of the distribution fee (in the case of Class S shares) is conditioned on the dealer manager providing the following ongoing services with respect to the Class T shares, Class D shares and Class S shares: assistance with recordkeeping, answering investor and registered representative inquiries regarding us, including regarding distribution payments and reinvestments, assistance with share redemption requests, assistance with account transfers and changes in registered representatives and other account related requests. The distribution fees are ongoing fees that are not paid at the time of purchase.
Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers generally receive some combination of base salaries, bonuses, and/or commissions as compensation for their efforts. Our dealer manager pays the attendance fees and the travel, food and lodging costs of wholesalers attending conferences of participating broker-dealers. Our dealer manager also sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of representatives of broker-dealers attending the conference. The other costs of the training and education meetings will be borne by programs sponsored by us. Our estimated allocation of the costs associated with these training and education meetings are included in our estimates of our organization and offering expenses. Our dealer manager also incurs certain legal expenses. All of the expenses of the dealer manager described above are expected to be paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. To the extent that any such expenses are not fully paid through the dealer manager fee or through the dealer manager's portion of the distribution fee, we will reimburse our dealer manager for such additional amounts not paid through the fees. In no event will underwriting compensation (including any Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.
Due Diligence Activities
We also expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide accountable due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. Any invoice presented by a participating broker to the dealer manager for reimbursement of costs associated with its due diligence activities must be for actual costs and may not include a profit margin. Although the dealer manager is not required to obtain an itemized expense statement before paying due diligence expenses, any bill for due diligence submitted by a participating broker-dealer must be based on its actual expenses incurred in conducting due diligence. If the dealer manager receives a non-itemized bill for due diligence that it has reason to question, then it has the obligation to ensure the participating broker-dealer's compliance by requesting an itemized statement to support the bill submitted by the participating broker-dealer. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense, will be considered underwriting compensation and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer's books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds. Accordingly, all itemized bona fide accountable due diligence expenses of participating broker-dealers will not be included within the 10% compensation guideline, but instead will be included within the 5% of organization and offering costs guideline under FINRA Rule 2310.

Limits on Underwriting Compensation
In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, selling commissions, dealer manager fees, distribution fees, and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.
We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.
The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA rules. In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the DRP, (4) all Class T shares are sold with the highest possible selling commissions and dealer manager fees and (5) NAV per share remains $9.66. The table does not give effect to any shares issued pursuant to our DRP. The following table also assumes that we will cease paying distribution fees with respect to any Class T share after the time the total selling commissions, dealer manager fees and distribution fees paid with respect to such Class T share reach 9.0% of the gross proceeds from the offering of such Class T share.
Maximum Estimated Underwriting Fees and Expenses at Maximum Offering of $2,000,000,000

Type of Compensation and Expenses	Maximum Amount(1)	% of Primary Offering Gross Proceeds
Underwriting Fees and Expenses
Selling commissions(1)	$60,000,000	3.00%
Dealer manager fee(1)	10,000,000	0.50%
Distribution fee(2)	110,000,000	5.50%
Total Underwriting Costs	$180,000,000	9.00%

Organization and Offering Expenses(3)	$15,000,000	0.75%
____________________

(1)
For purposes of this table, we have assumed no volume discounts or waived commissions or dealer manager fees as discussed elsewhere in this "Plan of Distribution" section. We will not pay selling commissions or dealer manager fees for sales of shares pursuant to our DRP.

(2)
For purposes of calculating the estimated distribution fee for this table, we have assumed that the NAV per share does not change. The distribution fees are ongoing fees that are not paid at the time of purchase. No distribution fees will be paid on shares sold under our DRP.

(3)
The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions, dealer manager fees, distribution fees), including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) our costs and expenses of conducting training and educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; (c) travel and entertainment expenses related to the offering and marketing of our shares; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares, including web site design and management; and (e) payment or reimbursement of bona fide due diligence expenses. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 0.75% of gross offering proceeds raised in our primary offering.

Volume Discounts
We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts with respect to investments of more than $1,000,000 by a "single purchaser,"

as defined below, in Class T or Class S shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Purchases of different share classes may not be combined to obtain the volume discount. Any reduction in the amount of the selling commissions as a result of volume discounts received will be credited to the investor by reducing the purchase price per Class T or Class S shares payable by the investor.
The volume discounts on Class T and Class S shares operate as follows:

Your Investment	Selling Commissions on Class T Shares	Selling Commissions on Class S Shares	Dealer Manager Fee for Class T shares
Up to $1,000,000	3.0%	3.5%	0.5%
$1,000,001 to $4,000,000	2.0%	2.5%	0.5%
$4,000,001 to $5,000,000	1.0%	1.5%	0.5%
$5,000,001 and over	0.0%	0.0%	0.0%*
* For sales of $5,000,001 or more, our dealer manager agrees to waive the dealer manager fee.
For a simplified example of how the volume discount is calculated, assuming a NAV per Class T share of $10.00 (plus applicable sales load), if an investor invests $1,000,000 in Class T shares, the investor would pay $30,000 in selling commissions to purchase approximately 96,525 shares and no volume discount would be applied to the purchase. If an investor invests $4,500,000 in Class T shares, the investor would pay $30,000 in selling commissions on the first $1,000,000 invested, $60,000 in selling commissions on the next $3,000,000 invested, and $5,000 in selling commissions on the remaining $500,000 invested. The investor would therefore pay an aggregate of $95,000 in selling commissions to purchase approximately 438,183 shares, assuming a NAV per Class T share of $10.00, after applying the volume discount.
To the extent a purchase of Class T or Class S shares causes the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions are applied to the entire amount of such single investment rather than the incremental dollar amount. Therefore, an investor would pay no selling commissions and no dealer manager fee on an investment of $5,000,001 or more in our Class T or Class S shares.
However, with respect to any separate investments made prior to reaching the $5,000,001 threshold and which do not cause the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated ranges above. The net investment proceeds we receive from the sale of shares are not affected by volume discounts.
If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.
Only individuals with the same social security number or tax identification number, or an individual's spouse who lives in the same household, will be deemed a "single purchaser" for purposes of qualifying for a volume discount. A "single purchaser" may combine purchases for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers.
Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer and submitted simultaneously with your subscription for shares of our Class T or Class S common stock, and any resulting reduction in commissions will be prorated among the separate subscribers. You also must mark the "Additional Investment" space on the subscription agreement or complete an additional investment subscription agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space. Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a "single purchaser." As with volume discounts provided to qualifying single purchasers, the net investment proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.
Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated based upon the purchase price per share, excluding any discounts. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common stock and if you are a participant in our DRP, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.
California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net investment proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
Subscription Procedures
General
Shares are sold at NAV per share of the class of share being purchased, plus applicable selling commissions and dealer manager fees. Each class of shares may have a different NAV per share because certain fees are charged differently with respect to each class. See "Net Asset Value Calculation and Valuation Procedures-NAV and NAV Per Share Calculation" for more information about the calculation of NAV per share.
In order to purchase shares, you must (1) complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement to be provided to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your subscription agreement is settled. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficial owner. We generally adhere to the following procedures relating to purchases of shares of our common stock in this offering:

As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the "close of business," on each business day, we determine our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.gcear.com, (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, 1-888-926-2688 and (iii) communicate our NAV to NASDAQ so that it is available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV.

On each business day, our transfer agent collects and processes subscription agreements. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, we may not accept an initial subscription agreement until at least five business days after you receive a final prospectus. Notwithstanding, we can reject subscription agreements for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted subscription agreement will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the subscription agreement is received in good order by our transfer agent or a fund intermediary, plus any applicable selling commissions and dealer manager fees. For example, if a subscription agreement is received in good order after the close of business (4:00 p.m. Eastern time) on a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus any applicable selling commissions and dealer manager fees. In addition, there may be a delay between your purchase decision and the execution date caused by time necessary for you and your participating broker-dealer to put a subscription agreement in "good order," which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your subscription agreement.

You will receive a confirmation statement of each new transaction in your account promptly after your subscription agreement is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website at www.gcear.com, our toll-free, automated telephone line at 1-888-926-2688 and on www.nasdaq.com, including our daily NAV per share.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. The NAV per share at which your purchase price is based could be higher or lower than our NAV per share at the time you submit your subscription agreement. However, you will have available through our latest prospectus information regarding the methodology pursuant to which our NAV is determined, and, accordingly, the method upon which the price of shares of our common stock is determined on the business day that your subscription agreement is processed. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV. You also have information available through our website and our toll-free telephone line about the NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your subscription agreement. Although under normal circumstances we would not anticipate that our NAV will vary significantly from one day to the next, there can be no assurance that will be the case.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once daily using our valuation procedures, and the price at which we sell new shares that day does not change depending on the level of demand by investors on that day. We generally sell as many shares as subscription agreements are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus applicable selling commissions and dealer manager fees) regardless of when subscription agreements are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept subscription agreements from investors until we have disclosed publicly such information.
If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
We may reject for any reason or for no reason, or cancel as permitted or required by law, any subscription agreements. For example, we may reject any subscription agreements from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently. If your subscription is rejected, your purchase payment will be returned to you without interest.
Subscription Agreement
The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•
you meet the minimum income, net worth and higher suitability standards imposed by your state of primary residence, if applicable, as described in the "Suitability Standards" section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.
The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing, either manually or by electronic signature (except where the use of such electronic signature has not been approved), the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal or state securities laws.
Determination of Suitability
Our dealer manager and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the "Suitability Standards" section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder's overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose their entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of us and our affiliates; and

•	the tax consequences of an investment in our common stock.
Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.
Minimum Purchase Requirements
The minimum initial investment is at least $2,500 in shares for Class T, Class S and Class D shares, except for purchases by our existing stockholders, including purchases made pursuant to the DRP, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. The minimum initial investment for Class I shares is $1,000,000, except for purchasers in category 4 or as determined in our sole discretion as detailed under "Description of Shares - Common Stock - Class I Shares." In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.
After you have purchased the minimum investment, any additional purchases must be at least $100, except for purchases of shares pursuant to our DRP, which may be in a lesser amount.
Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and transfers by operation of law.

HOW TO SUBSCRIBE
Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Suitability Standards" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

(3)
Deliver a completed subscription agreement and a check to Griffin Capital Securities, LLC or its designated agent for the full purchase price of the shares being subscribed for, payable to "Griffin Capital Essential Asset REIT, Inc." or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)
Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the "Suitability Standards" section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.
After you become a stockholder, you may purchase additional shares of our common stock by completing and signing, either manually or by electronic signature (except where the use of such electronic signature has not been approved), an additional investment subscription agreement. A specimen copy of the additional investment subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.
SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of us, and our affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS
Nelson Mullins will pass upon the legality of the common stock and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to certain of our affiliates and may continue to do so in the future.
EXPERTS
The consolidated financial statements of Griffin Capital Essential Asset REIT II, Inc. appearing in Griffin Capital Essential Asset REIT II, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Griffin Capital Essential Asset REIT, Inc. appearing in Griffin Capital Essential Asset REIT, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statements included in this supplement under the "Net Asset Value Calculation and Valuation Procedures" section of the prospectus relating to the role of our Independent Valuation Management Firm have been reviewed by Altus Group U.S. Inc., an independent valuation management firm, and are included in our prospectus given the authority of such firm as experts in property valuation and appraisals.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.gcear.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus (Commission File No. 333-217223), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

•	Current Report on Form 8-K filed with the SEC on February 19, 2019;

•	Annual Report on Form 10-K filed with the SEC on March 14, 2019;

•	Current Report on Form 8-K filed with the SEC on March 14, 2019;

•	Current Report on Form 8-K filed with the SEC on March 29, 2019;

•	Current Report on Form 8-K filed with the SEC on April 15, 2019;

•	Current Report on Form 8-K filed with the SEC on April 19, 2019;

•	Current Report on Form 8-K filed with the SEC on May 1, 2019;

•	Amended Current Report on Form 8-K/A filed with the SEC on May 10, 2019;

•	Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019;

•	Amended Current Report on Form 8-K/A filed with the SEC on May 31, 2019;

•	Current Report on Form 8-K filed with the SEC on June 13, 2019; and

•	Annual Report on Form 10-K of EA-1 filed with the SEC on March 15, 2019.
We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 469-6100 or write us at Griffin Capital Essential Asset REIT, Inc., 1520 E. Grand Avenue, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.
We maintain an Internet website at www.gcear.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information ("documents") electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

Enter the amount to be invested in Class T, Class S, Class D or Class I common shares. A check for the full purchase price of the shares subscribed for should be made payable to "Griffin Capital Essential Asset REIT, Inc.'' Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards.'' (Certain states have imposed special suitability standards as set forth in the Prospectus.)

Class D shares are only available for purchase by certain categories of investors. Class D shares may be sold to investors: (1) purchasing shares through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) purchasing shares through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) purchasing shares through certain registered investment advisers, (4) purchasing shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) as otherwise identified in the Prospectus.

The minimum required initial investment is as shown on the signature page.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION (REQUIRED)

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Note: Section 3 should contain the custodian's mailing address.
Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable. If the investor is an entity, also enter the date of birth **(required)** and social security number **(required)** of the authorized signer where indicated.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form with the Foreign Tax Indentifying Number (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee or board member of Griffin Capital Essential Asset REIT, Inc. or its affiliates.

PAGE 1 OF 6

EA2-IU2957(0519)

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) **DISTRIBUTION OPTIONS (REQUIRED)**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan we request that you notify Griffin Capital Essential Asset REIT, Inc. and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) **SIGNATURES (REQUIRED)**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue additional shares of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "Griffin Capital Essential Asset REIT, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: **Griffin Capital Essential Asset REIT, Inc., C/O DST Systems, Inc.**
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: **Griffin Capital Essential Asset REIT, Inc., C/O DST Systems, Inc.**
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

EA2-IU2957(0519)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment

☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Existing Griffin Capital Essential Asset REIT, Inc. Account #

Share Class (selection REQUIRED):

☐ Class S ☐ Class D* ☐ Class T ☐ Class I*

Total invested in common shares:

$

Minimum initial investment: $2,500
Minimum initial IRA investment: $1,500
Minimum Class I initial investment generally: $1,000,000

Please make investment check payable to:

"Griffin Capital Essential Asset REIT, Inc."

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual**
Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship**
All parties must sign & initial

☐ **Tenants in Common**
All parties must sign & initial

☐ **Community Property**
All parties must sign & initial

☐ **Pension or Profit Sharing Plan**
Trustee or custodian signature required

☐ **Trust**
Trustee or Grantor signature(s) required

DATE ESTABLISHED (required)

☐ Currently Revocable
☐ Irrevocable

☐ **Company or Corporation**
Authorized officer must sign or initial

☐ S-Corp
☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act**
Custodian must sign or initial

☐ **Partnership or LLC**
Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____________
SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____________ (TYPE)

☐ **Qualified Pension or Profit Sharing Plan**

☐ **Non-Qualified Custodial Account**

☐ **Other:** ____________ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

NAME OF TRUST (if applicable)

MAILING ADDRESS

CITY

STATE

ZIP

BUSINESS PHONE

SECTION (3)a

CUSTODIAN TAX ID #

CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

*Class D and Class I shares are only available for purchase by certain categories of investors. See section 1 of the instructions on page 1.

PAGE 3 OF 6

EA2-IU2957(0519)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ____________

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ____________

SECTION (4)b

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY | STATE | ZIP

HOME PHONE (REQUIRED) | BUSINESS PHONE

E-MAIL ADDRESS (REQUIRED FOR ELECTRONIC DELIVERY)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

SIGNATURE (REQUIRED FOR ELECTRONIC DELIVERY)

SECTION (4)c

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP

SECTION (4)d

INVESTOR DATE OF BIRTH (MM/DD/YYYY) | JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) | ENTITY TAX ID # (if applicable)

REQUIRED

INVESTOR SSN# | JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (4)e

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, Investor must submit the appropriate W-8 Form with the Foreign Tax Identifying Number (W-8BEN, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f: ☐ Please indicate if Employee, Officer, Affiliate or Board Member.

(5) DISTRIBUTION OPTIONS (REQUIRED)

All distributions for custodial accounts will be sent to the custodian.

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ **Mail to Street Address (4b)** ☐ **Mail to Alternate Address (4c)** ☐ **Cash Distributions Directed to:** ____________

☐ **Distribution Reinvestment Plan (DRP)** (see Instruction 5) Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.

________% DRP ________% cash (must equal 100%)

☐ **Via Electronic Deposit (ACH)** Complete information below. See ACH Language in Section 5 of the instructions.

☐ **Checking** (must enclose voided check)

☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

PAGE 4 OF 6

EA2-IU2957(0519)

Appendix A

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(6) SIGNATURES (REQUIRED)

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) acknowledge that after the end of each business day I (we) can access Griffin Capital Essential Asset REIT, Inc.'s NAV per share for each class of shares through the Griffin Capital Essential Asset REIT, Inc. website at www.gcear.com or its toll-free number at 888.926.2688. I (we) further acknowledge that I (we) have received Griffin Capital Essential Asset REIT, Inc.'s NAV per share from one or more of these sources prior to completing this form.

Additional State Suitability Standards for Residents of the Following States:

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS (THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

PAGE 5 OF 6

EA2-IU2957(0519)

Appendix A

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED) | FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE #

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (Broker-Dealer Signature Approval Required)**

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID #

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED)

E-MAIL ADDRESS

x | x

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

x

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

MAIL TO:

Regular Mail:
Griffin Capital Essential Asset REIT, Inc.
c/o DST Systems, Inc.,
PO Box 219133, Kansas City, MO 64121-9133

Overnight Mail:
Griffin Capital Essential Asset REIT, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street, Kansas City, MO 64105

PAGE 6 OF 6

EA2-IU2957(0519)

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin Capital Essential Asset REIT, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin Capital Essential Asset REIT, Inc. Subscription Agreement / Signature Page.

A – INVESTMENT (All additional investments must be for at least $100.)

1. This subscription is for: **Class T** common shares is in the amount of $ ______

or **Class S** common shares is in the amount of $ ______

or **Class D** common shares is in the amount of $ ______

or **Class I** common shares is in the amount of $ ______

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

Existing Griffin Capital Essential Asset REIT, Inc. Account ______

B – INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)

NON-CUSTODIAL OWNERSHIP (make check payable to: "Griffin Capital Essential Asset REIT, Inc.")

INVESTOR NAME ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ______

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ______

INVESTOR DATE OF BIRTH (MM/DD/YYYY) ☐☐–☐☐–☐☐☐☐

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH ☐☐–☐☐–☐☐☐☐ (MM/DD/YYYY)

ENTITY TAX ID # (if applicable) ☐☐–☐☐☐☐☐☐☐

INVESTOR SSN# ☐☐☐–☐☐–☐☐☐☐

JOINT INVESTOR / AUTHORIZED SIGNER SSN# ☐☐☐–☐☐–☐☐☐☐

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS ______ INITIALS ______ (A) All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Additional Investment Subscription Agreement of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS ______ INITIALS ______ (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS ______ INITIALS ______ (C) I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS ______ INITIALS ______ (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

INITIALS ______ INITIALS ______ (E) I (we) acknowledge that after the end of each business day I (we) can access Griffin Capital Essential Asset REIT, Inc.'s NAV per share for each class of shares through the Griffin Capital Essential Asset REIT, Inc. website at www.gcear.com or its toll-free number at 888.926.2688. I (we) further acknowledge that I (we) have received Griffin Capital Essential Asset REIT, Inc.'s NAV per share from one or more of these sources prior to completing this form.

<u>**Additional State Suitability Standards for Residents of the Following States:**</u>

INITIALS ______ INITIALS ______

PAGE 1 OF 2

EA2-IU2958(0519)

Appendix B
B-1

GRIFFIN CAPITAL
ESSENTIAL
ASSET REIT

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

C – INVESTOR(S) SIGNATURES CONTINUED

Additional State Suitability Standards for Residents of the Following States:

INITIALS INITIALS

IF YOU MAKE SUBSEQUENT PURCHASES OF SHARES OF GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., WE REQUEST THAT YOU NOTIFY GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. AND YOUR BROKER-DEALER IN WRITING AT ANY TIME THERE IS A MATERIAL CHANGE IN YOUR FINANCIAL CONDITION, INCLUDING FAILURE TO MEET THE MINIMUM INCOME AND NET WORTH STANDARDS AS IMPOSED BY THE STATE IN WHICH YOU RESIDE. BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR (if applicable)

X
AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or Registered Investment Advisor (RIA) must sign below to complete the order. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# **(REQUIRED)** FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE #

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (Broker-Dealer Signature Approval Required)**

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP

BUSINESS PHONE# **(REQUIRED)** E-MAIL ADDRESS

x
x
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE **(REQUIRED)**

x
SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

Regular Mail: Griffin Capital Essential Asset REIT, Inc.
c/o DST Systems, Inc.,
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin Capital Essential Asset REIT, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street
Kansas City, MO 64105

Questions regarding your account should be directed to: **888.926.2688**

PAGE 2 OF 2

EA2-IU2958(0519)

Appendix B
B-2

APPENDIX C
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
DISTRIBUTION REINVESTMENT PLAN
Amended and Restated as of April 25, 2019
Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.
1.Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”), or (C) are stockholders holding Class E shares of the Company’s common stock, and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).
2.Effective Date. The DRP became effective on July 31, 2014. The board of directors of the Company amended and restated the DRP on November 11, 2014, June 16, 2015, March 29, 2016, November 15, 2016, and September 8, 2017 (with varying effective dates). The board of directors of the Company further amends and restates the DRP on April 15, 2019, effective April 25, 2019. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.
3.Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering, purchases shares in any subsequent Offering, or is a stockholder holding Class E shares of the Company’s common stock and who has received a prospectus, as contained in a registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.
Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company no longer has an ongoing offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Appendix C

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.
4.Purchase of Shares. Distributions on Shares will be reinvested into additional Shares of the same class. Participants may acquire DRP Shares at a price equal to the net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The use of the Company's NAV as the DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.
Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in the Initial Public Offering or a subsequent Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering or a subsequent Offering.
If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
5.No Commissions. No selling commissions, dealer manager fees, or stockholder servicing fees will be paid with respect to the DRP Shares, but the DRP Shares will be charged the applicable distribution fee payable with respect to all Shares of the applicable class.
6.Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.
7.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

Appendix C

8.Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
9.Voting. A Participant may vote all shares acquired through the DRP.
10.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.
11.Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.
12.Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon ten days’ written notice to the Participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if the Company is still engaged in an offering, notice may be provided in a supplement to the prospectus or Post-Effective Amendment filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.
13.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Appendix C

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

PROSPECTUS

Griffin Capital Securities, LLC

June 17, 2019